Exhibit 10.1

EXECUTION COPY

MARTIN OPERATING PARTNERSHIP L.P.,

as the Borrower,

MARTIN MIDSTREAM PARTNERS L.P.,

as a Guarantor,

ROYAL BANK OF CANADA,

as Administrative Agent, Collateral Agent

and L/C Issuer,

WELLS FARGO BANK, N.A.,

as Syndication Agent,

REGIONS BANK

and

THE ROYAL BANK OF SCOTLAND PLC,

as Co-Documentation Agents,

and

The Lenders Party Hereto

$600,000,000

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of March 28, 2013

WELLS FARGO SECURITIES, LLC

and

RBC CAPITAL MARKETS

Joint Lead Arrangers and Joint Book Runners

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SCHEDULES

1.01(a)	Applicable Rate
1.01(b)	Designated Martin Shareholders
1.01(c)	Material Agreements
2.01	Committed Sums
4.01	Post-Closing Items and Conditions
5.13	Subsidiaries and other Equity Investments
5.18	Certain Restrictions on Transfer
5.21	Vessels
6.16	Non-Pledgeable Assets
7.01	Existing Liens
7.04	Indebtedness on Closing Date
10.02	Addresses for Notices to Borrower, Guarantors, Administrative Agent, and Collateral Agent

EXHIBITS

Exhibit:	Form of:
A-1	Committed Loan Notice
A-2	Conversion/Continuation Notice
B	Note
C	Compliance Certificate
D	Assignment and Assumption
E-1	Guaranty (Subsidiary)
E-2	Guaranty (MLP)
E-3	Guaranty (Borrower General Partner)
F-1	Borrower Security Agreement
F-2	MLP Security Agreement
F-3	Subsidiary Security Agreement
G	Master Consent to Assignment
H	U.S. Tax Compliance Certificates

v

THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 28, 2013, among MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership (the “Borrower”), MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership (the “MLP”), each lender from time to time party hereto (collectively, the “Lenders,” and each individually, a “Lender”), and ROYAL BANK OF CANADA, a Canadian chartered bank under and governed by the provisions of the Bank Act, being S.C. 1991, c.46, as Administrative Agent and Collateral Agent.

The Borrower, the MLP, Royal Bank of Canada, as administrative agent and as a lender, and certain other agents and lenders entered into that certain Credit Agreement dated as of November 6, 2002 (as amended, the “Original Credit Agreement”).

The Original Credit Agreement was amended and restated by that certain Amended and Restated Credit Agreement dated as of October 29, 2004, among the Borrower, the MLP, Royal Bank of Canada, as administrative agent and as a lender, and certain other agents and lenders parties thereto (as amended, the “Amended and Restated Credit Agreement”).

The Amended and Restated Credit Agreement was amended and restated by that certain Second Amended and Restated Credit Agreement dated as of November 10, 2005, among the Borrower, the MLP, Royal Bank of Canada, as administrative agent and as a lender, and certain other agents and lenders parties thereto (as amended, the “Existing Credit Agreement”).

The Borrower has requested, and the Administrative Agent and the Lenders have agreed, to amend and restate the Existing Credit Agreement and to refinance, rearrange, increase and extend all of the obligations and indebtedness outstanding thereunder, all subject to the terms and conditions set forth below.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms.

As used in this Agreement, the following terms shall have the meanings set forth below:

“Acquisition” means any acquisition by a Loan Party of assets (other than (a) assets acquired in the ordinary course of business in connection with or incidental to its then existing businesses and operations, and (b) equity interests). For the avoidance of doubt, the acquisition of Vessels shall not be considered a transaction in the ordinary course of business.

“Act” has the meaning specified in Section 5.24.

“Administrative Agent” means Royal Bank in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02, or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, as to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to be controlled by any other Person if such other Person possesses, directly or indirectly, power (a) to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members, or managing general partners, or (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent Parties” has the meaning set forth in Section 10.02(e).

“Agent-Related Persons” means the Administrative Agent, the Collateral Agent, and the Arrangers (including any successor administrative agent and collateral agent), together with their respective Affiliates (including, without limitation, Wells Fargo Bank, N.A.), and the officers, directors, employees, agents and attorneys-in-fact of such Persons.

“Agent/Arranger Fee Letters” has the meaning specified in Section 2.07(b).

“Aggregate Commitments” has the meaning set forth in the definition of “Commitment”.

“Aggregate Committed Sum” means, on any date of determination, the sum of all Committed Sums then in effect for all Lenders in respect of the Facility (as the same may have been increased, reduced or canceled as provided in the Loan Documents). The Aggregate Committed Sum on the Closing Date is $600,000,000.

“Agreement” means this Third Amended and Restated Credit Agreement, as renewed, extended, amended or restated from time to time.

“Amended and Restated Credit Agreement” has the meaning set forth in the recitals hereof.

“Applicable Rate” means, on any date of determination, the percentages per annum set forth on Schedule 1.01(a) hereto with respect to the Type of Credit Extension or commitment fee that corresponds to the Leverage Ratio at such date of determination, as calculated based on the quarterly Compliance Certificate most recently delivered pursuant to Section 6.02(a).

Any increase or decrease in the Applicable Rate resulting from a change in the Leverage Ratio shall become effective as of the date of delivery of such Compliance Certificate pursuant to Section 6.02(a); provided, however, that if no Compliance Certificate is delivered during a fiscal quarter when due in accordance with such Section, then Pricing Level 5 shall apply until the Borrower furnishes the required Compliance Certificate to the Administrative Agent.

The Applicable Rate in effect from the Closing Date through the date of adjustment based on the Compliance Certificate delivered in connection with the fiscal quarter ending March 31, 2013 shall be Pricing Level 3.

“Approved Fund” means any Fund that is administered or managed by a Lender, an Affiliate of a Lender, or an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means, collectively, Wells Fargo Securities, LLC, in its capacity as left lead arranger and left book runner, and RBC Capital Markets, in its capacity as right lead arranger and right book runner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.07) and accepted by the Administrative Agent, substantially in the form of Exhibit D or any other form approved by the Administrative Agent.

“Attorney Costs” means and includes the fees and disbursements of any law firm or other external counsel.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease.

“Authorizations” means all filings, recordings and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates and permits from, any Governmental Authority.

“Availability Period” shall have the meaning set forth in Section 2.01(a).

“Bank Guaranties” means guaranties or other agreements or instruments serving a similar function issued by a bank or other financial institution.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest per annum determined by the Administrative Agent from time to time in its sole discretion as its prime commercial lending rate for such day for United States Dollar loans made in the United States, and (c) the Eurodollar Rate for an Interest Period of one month plus 1.00%. The Administrative Agent’s prime commercial lending rate is not necessarily the lowest rate that it is charging any corporate customer. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” has the meaning set forth in the introductory paragraph hereof.

“Borrower General Partner” means the general partner of the Borrower. As of the Closing Date, the general partner of the Borrower is Martin Operating GP LLC, a Delaware limited liability company.

“Borrower Security Agreement” means the Third Amended and Restated Pledge and Security Agreement executed by the Borrower, substantially in the form of Exhibit F-1, together with all supplements, amendments and restatements thereof.

“Building” has the meaning assigned in the applicable Flood Insurance Regulation.

“Business Day” means any day other than a Saturday, Sunday, or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York and, if such day relates to any Eurodollar Rate Loan, means any such day on which dealings in Dollar deposits are conducted by and between banks in the applicable offshore Dollar interbank market.

“Canadian Person” means a Person organized under the laws of Canada or a Canadian province.

“Capital Expenditure” by a Person means an expenditure (determined in accordance with GAAP) for any fixed asset owned by such Person for use in the operations of such Person having a useful life of more than one year, or any improvements or additions thereto. For the avoidance of doubt, as used in this Agreement, the terms Capital Expenditure, capital expenditure and expenditure shall not include expenditures for Acquisitions.

“Capital Lease” means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

“Cardinal” means Cardinal Gas Storage Partners LLC, a Delaware limited liability company.

“Caribbean Person” means a Person organized under the laws of a country located in the Caribbean region.

“Cash Collateralize” means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations, cash and deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent, the Collateral Agent and the L/C Issuer (which documents hereby are consented to by the Lenders).

“Cash Equivalents” means:

(a) United States Dollars;

(b) direct general obligations, or obligations of, or obligations fully and unconditionally guaranteed as to the timely payment of principal and interest by, the United States or any agency or instrumentality thereof having remaining maturities of not more than thirteen (13) months, but excluding any such securities whose terms do not provide for payment of a fixed dollar amount upon maturity or call for redemptions;

(c) certificates of deposit and eurodollar time deposits with maturities of thirteen (13) months or less, bankers acceptances with maturities not exceeding one hundred eighty (180) days, overnight bank deposits and other similar short term instruments, in each case with any domestic commercial bank (i) having capital and surplus in excess of $250,000,000, and (ii) (A) having a rating of at least “A2” by Moody’s and at least “A” by S&P, or (B) that is a Lender not rated by Moody’s and/or S&P;

(d) repurchase obligations with a term of not more than thirteen (13) months for underlying securities of the types described in clauses (b) and (c) above entered into with any financial institution meeting the qualifications in clause (c) above;

(e) commercial paper (having original maturities of not more than two hundred seventy (270) days) of any Person rated “P-1” or better by Moody’s or “A-1” or the equivalent by S&P; and

(f) money market mutual or similar funds having assets in excess of $100,000,000, at least 95% of the assets of which are comprised of assets specified in clauses (a) through (e) above.

“Casualty or Condemnation Disposition” has the meaning set forth in the definition of “Disposition”.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender or the L/C Issuer (or, for purposes of Section 3.04(b), by any lending office of such Lender or by such Lender’s or the L/C Issuer’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means the occurrence of any one or more of the following:

(a) any “Person” or “Group” (within the meaning of Sections 13(d) and 14(d) under the Exchange Act) (other than the Permitted Holders) is or shall (i) be the “beneficial owner” (as so defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act) of 50% or more on a fully diluted basis of the voting and/or economic interest in Martin Resource’s capital stock or other equity interests, or (ii) has obtained the power (whether or not exercised) to elect a majority of Martin Resource’s directors;

(b) Martin Resource’s board of directors ceases to consist of a majority of Continuing Directors (with the term “Continuing Directors” meaning (i) Martin Resource’s directors on the Closing Date, and (ii) each other director if such other director’s nomination for election to Martin Resource’s board of directors is recommended by a majority of then Continuing Directors or is recommended by a committee of the board of directors, a majority of which is comprised of then Continuing Directors);

(c) Martin Resource ceases to own and control, beneficially and of record, directly or indirectly, a majority of the equity interests in the MLP General Partner or fails to control, directly or indirectly, the management of the MLP General Partner;

(d)	the MLP General Partner ceases to be the sole general partner of the MLP; or

(e) the MLP ceases to own and control, beneficially and of record, directly or indirectly, all equity interests in the Borrower or fails to control, directly or indirectly, the management of the Borrower.

“Closing Date” means March 28, 2013.

“Code” means the Internal Revenue Code of 1986.

“Collateral” means all property and interests in property and proceeds thereof now owned or hereafter acquired by the MLP, the Borrower General Partner, the Borrower, the Restricted Subsidiaries or any other Loan Party in or upon which a Lien now or hereafter exists in favor of the Lenders, or the Collateral Agent on behalf of the Lenders (including stock and other equity interests), whether under this Agreement, the Collateral Documents, or any other document executed by any such Person and delivered to the Administrative Agent or the Lenders.

“Collateral Agent” means Royal Bank, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent.

“Collateral Documents” means (a) each guaranty, pledge agreement, security agreement, ship mortgage, fleet mortgage, mortgage, assignment, and all other security agreements, deeds of trust, mortgages, chattel mortgages, assignments, pledges, guaranties, financing statements, continuation statements, extension agreements and other similar agreements or instruments executed by the Borrower, the MLP, the Borrower General Partner, any Guarantor or any of their respective Restricted Subsidiaries for the benefit of the Lenders and the Lender Swap Parties now, previously or hereafter delivered to the Lenders, the Administrative Agent or the Collateral Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the U.C.C. or comparable law) against the Borrower, the MLP, the MLP General Partner, any Guarantor or any of their respective Restricted Subsidiaries, as debtor, in favor of the Lenders or the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties as secured party to secure or guarantee the payment of any part of the Obligations or the performance of any other duties and obligations of the Borrower under the Loan Documents, whenever made or delivered, and (b) any confirmations, amendments, supplements, modifications, renewals, replacements, consolidations, substitutions, restatements and extensions of any of the foregoing.

“Commercial Operation Date” means, with respect to any Material Project, the date upon which such Material Project achieves commercial operation.

“Commitment” means, as to each Lender, its obligation (a) to make Committed Loans to the Borrower pursuant to Section 2.01, in an amount at any one time outstanding not to exceed its Committed Sum, and (b) to purchase participations in L/C Obligations pursuant to Section 2.13, in an aggregate principal amount at any one time outstanding not to exceed, when aggregated with the Loans made pursuant to Section 2.01, its Committed Sum, in each case as such amount may be increased, reduced or otherwise adjusted from time to time in accordance with this Agreement (collectively, the “Aggregate Commitments”).

“Committed Borrowing” means a borrowing consisting of simultaneous Committed Loans of the same Type and having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

“Committed Loan” has the meaning specified in Section 2.01(a).

“Committed Loan Notice” means a notice of (a) a Committed Borrowing, (b) a conversion of Committed Loans from one Type to the other, or (c) a continuation of Committed Loans as the same Type, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1 or A-2, as applicable.

“Committed Sum” means for any Lender, the amount stated beside such Lender’s name on the most-recently amended Schedule 2.01 to this Agreement (which amount is subject to increase, reduction, or cancellation in accordance with the Loan Documents).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from to time, and any successor statute, or any rule, regulation or order of the U.S. Commodity Futures Trading Commission (or the application or official interpretation thereof).

“Communications” has the meaning set forth in Section 10.02(e).

“Company” and “Companies” means, on any date of determination thereof, the Borrower, the other Loan Parties and the Unrestricted Subsidiaries.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, for any period, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in the determination of such Consolidated Net Income, (d) the amount of depreciation, depletion and amortization expense deducted in determining such Consolidated Net Income, and (e) other non-cash charges and expenses, including, without limitation, non-cash charges and expenses relating to Swap Contracts or resulting from accounting convention changes, of the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis.

“Consolidated Funded Debt” means, as of any date of determination, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations and liabilities, whether current or long-term, for borrowed money (including Letters of Credit and all other Obligations hereunder), (b) Attributable Indebtedness with respect to Capital Leases, (c) Attributable Indebtedness with respect to Synthetic Lease Obligations, and (d) without duplication, all Guaranty Obligations with respect to Indebtedness of the type specified in clauses (a) through (c) above; provided, that notwithstanding the foregoing, at any time following the Qualified Factoring Program Reclassification Date, principal or similar amounts under any Permitted Factoring Transaction shall be included in Consolidated Funded Debt for purposes of determining the Leverage Ratio and Senior Leverage Ratio.

“Consolidated Interest Charges” means, for any period, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, the sum of all interest, premium payments, fees, charges and related expenses of the MLP, the Borrower and the Restricted Subsidiaries in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, the net income or net loss of the MLP, the Borrower and the Restricted Subsidiaries from continuing operations, provided, that there shall be excluded from such net income (to the extent otherwise included therein) (a) the income (or loss) of any entity other than a Restricted Subsidiary in which the MLP, the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the MLP, the Borrower or such Restricted Subsidiary in the form of cash dividends or similar cash distributions, (b) net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure under rate cases), (c) any gains or losses attributable to non-cash write-ups or write-downs of assets, (d) proceeds of any insurance on property, plant or equipment other than business interruption insurance, (e) any gain or loss, net of taxes, on the sale, retirement or other disposition of assets (including the capital stock or other equity ownership of any other person, but excluding the sale of inventories in the ordinary course of business), and (f) the cumulative effect of a change in accounting principles.

“Consolidated Secured Funded Debt” means, as of any date of determination, for the MLP, the Borrower and the Restricted Subsidiaries on a consolidated basis, Consolidated Funded Debt that is secured by Liens on any asset of the MLP, the Borrower, any Restricted Subsidiary or any other Loan Party.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Credit Extension” means (a) a Committed Borrowing and (b) an L/C Credit Extension.

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Rate, if any, applicable to Base Rate Loans, plus (c) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.15(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuer or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or the L/C Issuer in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) after the Closing Date, has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.15(b)) upon delivery of written notice of such determination to the Borrower, the L/C Issuer and each Lender.

“Disposition” or “Dispose” means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property (including stock, partnership and other equity interests) by any Person of property owned by such Person, including any sale, assignment, transfer or other disposal (including any damage to, loss or destruction of any property, or other event resulting in payments being made to a Person under an insurance policy or as a result of any condemnation or Vessel requisition) (a “Casualty or Condemnation Disposition”), with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith. For the avoidance of doubt, the term “Disposition” shall not include the issuance by a Person of its own equity interests.

“Distribution Loan” means a Committed Loan which is made in whole or in part for the purpose of paying a Quarterly Distribution or for the purpose of reimbursing the MLP General Partner for the purchase price of partnership units purchased under the MLP’s long-term incentive plan.

“Dollar” or “$” means lawful money of the United States of America.

“Domestic Person” means any corporation, general partnership, limited partnership or limited liability company that is organized under the laws of the United States of America or any state thereof or the District of Columbia.

“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval computer system for the receipt, acceptance, review and dissemination of documents submitted to the SEC in electronic format.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, or (d) any other Person (other than a natural Person) approved by (i) the Administrative Agent, (ii) the L/C Issuer, and (iii) unless a Default or Event of Default shall have occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed); provided, that notwithstanding the foregoing, “Eligible Assignee” shall not include the Borrower, the MLP, any Martin Party or any of their respective Affiliates.

“Engagement Letter” has the meaning specified in Section 2.07(c).

“Environmental Law” means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. § 9601 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. § 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C.

§ 11001 et seq.), the Hazardous Materials Transportation Authorization Act (49 U.S.C. § 5101 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. § 4321 et seq.), the Oil Pollution Act (33 U.S.C. § 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. § 401 et seq.), the Safe Drinking Water Act (42 U.S.C. § 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. § 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

“Equity Issuance” means the issuance of any class of equity interests by the MLP, other than issuance of equity interests solely to or for the benefit of any directors or employees of a Loan Party.

“ERISA” means the Employee Retirement Income Security Act of 1974 and any regulations issued pursuant thereto.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions of this Agreement relating to obligations imposed under Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA, or the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA, (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, (e) the institution by the PBGC of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (f) any event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA, or (h) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

“Eurodollar Rate” means for any Interest Period with respect to any Eurodollar Rate Loan:

(a) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters LIBOR01 screen (or any successor thereto as may be selected by the Administrative Agent) that displays an average British Bankers Association Interest Settlement Rate for deposits in Dollars with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period, or

(b) if the rate referenced in the preceding clause (a) is not available, the rate per annum determined by the Administrative Agent as the rate of interest (expressed on a basis of three hundred sixty (360) days) at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Rate Loan being made, continued or converted by the Administrative Agent and with a term comparable to such Interest Period as would be offered by the Administrative Agent’s London Branch to major banks in the offshore Dollar market at their request at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of such Interest Period.

“Eurodollar Rate Loan” means a Committed Loan that bears interest at a rate based on the Eurodollar Rate.

“Event of Default” means any of the events or circumstances specified in Article VIII.

“Evergreen Letter of Credit” has the meaning specified in Section 2.13(b)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the guaranty of such Loan Party of, the grant by such Loan Party of a security interest or Lien to secure, or the provision of other support of such Swap Obligation (or any guarantee or provision of other support thereof) is or becomes illegal under the Commodity Exchange Act by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guaranty, grant of security interest, Lien or provision of other support of such Swap Obligation (or any guarantee or provision of other support thereof) becomes effective. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guaranty, grant of security interest or Lien to secure or provision of other support is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 3.07), or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(g); and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning set forth in the recitals hereof.

“Existing Letters of Credit” means all Letters of Credit issued by Royal Bank under the Existing Credit Agreement that are outstanding on the Closing Date.

“Facility” means the credit facility as described in and subject to the limitations set forth in Section 2.01.

“Factoring Documents” means, collectively, any factoring agreement or accounts receivable purchase agreement, service agreement and all other related documents and instruments entered into among, or executed by, the Borrower or any of its Restricted Subsidiaries, a Qualified Account Debtor and/or a Qualified Factor in connection with the relevant Qualified Factoring Program, on terms and conditions generally consistent with similar arrangements established by such Qualified Account Debtor for its other suppliers in the same or similar business as the Borrower or its Restricted Subsidiaries, as applicable, under such Qualified Factoring Program and otherwise satisfactory to the Administrative Agent in its reasonable discretion.

“Factoring Transaction Assets” means, in connection with any Permitted Factoring Transaction, Accounts owing by the applicable Qualified Account Debtor, together with all proceeds thereof (including Proceeds) and all rights of the seller of such Accounts to enforce such rights to reimbursement constituting such Accounts.

“FATCA” means Sections 1471 through 1474 of the Code as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Fixed Assets” means the Vessels, real estate and all other fixed assets (as such term is used in accordance with GAAP) owned by the MLP, the Borrower or any of the Restricted Subsidiaries.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC 4001, et seq.), as the same may be amended or recodified from time to time, (d) the Flood Insurance Reform Act of 2004, and (e) any regulations promulgated thereunder.

“Foreign Investments” means, without duplication, an Investment in a Canadian Person that is not a Guarantor, acquisition and ownership of assets located in Canada that do not constitute Collateral, an Investment in a Caribbean Person, and acquisition and ownership of assets located in a Caribbean country.

“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.

“Foreign Subsidiary” means a Subsidiary of the MLP or the Borrower that is not a Domestic Person.

“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to the L/C Issuer, such Defaulting Lender’s Pro Rata Share of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein, and (b) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other legal entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means any Person that undertakes to be liable for all or any part of the Obligations by execution of a Guaranty or otherwise.

“Guaranty” means a Guaranty now or hereafter made by any Guarantor in favor of the Administrative Agent on behalf of the Lenders, substantially in the form of Exhibit E-1, E-2 or E-3, together with all supplements thereto and amendments and restatements thereof.

“Guaranty Obligation” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other payment obligation of another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other payment obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other payment obligation of the payment of such Indebtedness or other payment obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other payment obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Indebtedness or other payment obligation of the payment thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other payment obligation of any other Person, whether or not such Indebtedness or other payment obligation is assumed by such Person; provided, however, that the term “Guaranty Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be the lesser of (x) an amount equal to the stated or determinable outstanding amount of the related primary obligation, and (y) the maximum amount for which such guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guaranty Obligation, unless the outstanding amount of such primary obligation and the maximum amount for which such guarantying Person may be liable are not stated or determinable, in which case the amount of such Guaranty Obligation shall be the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Hazardous Substance” means any substance the Release or threatened Release of which into the environment poses a threat to, or is regulated to protect, human health, safety, public welfare or the environment, including, without limitation, (a) any “hazardous substance,” “pollutant” or “contaminant,” and any “petroleum” or “natural gas liquids” as those terms are defined or used under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. §§ 9601 et seq.), (b) “solid waste” as defined by the federal Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.), (c) asbestos or a material containing asbestos, (d) any material that contains lead or lead-based paint, (e) any item or equipment that contains or is contaminated by polychlorinated biphenyls, (f) any radioactive material, (g) urea formaldehyde, (h) putrescible materials, (i) infectious materials, (j) toxic microorganisms, including mold, or (k) any substance the presence or Release of which requires reporting, investigation or remediation under any Environmental Law.

“Honor Date” has the meaning set forth in Section 2.13(c)(i).

“Increase Effective Date” has the meaning set forth in Section 2.14(b).

“Indebtedness” means, as to any Person at a particular time, all of the following:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the face amount of all letters of credit (including standby and commercial), banker’s acceptances, Bank Guaranties, surety bonds and similar instruments issued for the account of such Person, and, without duplication, all drafts drawn and unpaid thereunder;

(c) net obligations under any Swap Contract in an amount equal to (i) if such Swap Contract has been closed out, the termination value thereof, or (ii) if such Swap Contract has not been closed out, the marked-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contract;

(d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, other than trade accounts payable in the ordinary course of business not overdue by more than sixty (60) days, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(e) Capital Leases and Synthetic Lease Obligations;

(f) Off-Balance Sheet Indebtedness; and

(g) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner, unless such Indebtedness is expressly made non-recourse to such Person (except for customary exceptions acceptable to the Required Lenders). The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Liabilities” has the meaning set forth in Section 10.05.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning set forth in Section 10.05.

“Initial Financial Statements” means the consolidated balance sheet of the MLP, the Borrower and the Subsidiaries as at December 31, 2012, and the related statements of income and cash flows for such fiscal quarter and for the portion of the MLP’s fiscal year then ended.

“Initial Quarter” has the meaning set forth in the definition of “Material Project EBITDA Adjustment.”

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date, to (b) the sum of (i) Consolidated Interest Charges paid in cash during such period, and (ii) imputed interest charges on Synthetic Leases of the MLP, the Borrower and the Restricted Subsidiaries during such period.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be Interest Payment Dates, and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one (1), two (2), three (3), six (6), or, with the consent of each Lender, twelve (12) months thereafter, as selected by the Borrower in its Committed Loan Notice; provided, that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the Maturity Date.

“Investment” means, as to any Person, any investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, or (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon, and shall, if made by the transfer or exchange of property other than cash be deemed to have been made in an amount equal to the fair market value of such property.

“IRS” means the United States Internal Revenue Service.

“L/C Advance” means, with respect to each Lender, such Lender’s participation in any L/C Borrowing in accordance with its Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Committed Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means any affiliate, unit or agency of Royal Bank or any other Lender which has agreed to issue one or more Letters of Credit at the request of the Borrower with the consent of the Administrative Agent (which approval shall not be unreasonably withheld).

“L/C Obligations” means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, licenses, authorizations and permits of, any Governmental Authority.

“Lender” has the meaning specified in the introductory paragraph hereof and includes, as the context requires, the L/C Issuer.

“Lender Counterparties” has the meaning set forth in Section 10.01(e).

“Lender Hedging Agreement” means a Swap Contract between a Loan Party and a Lender Swap Party.

“Lender Swap Party” means any Person that, at the time it enters into a Swap Contract with any Loan Party, is a Lender or an Affiliate of a Lender. In no event shall any Lender Swap Party acting in such capacity be deemed a Lender for purposes hereof to the extent of and as to obligations under Lender Hedging Agreements. In no event shall the approval of any such Person in its capacity as Lender Swap Party be required in connection with the release or termination of any security interest or Lien of the Administrative Agent or the Collateral Agent. For the avoidance of doubt, “Lender Swap Party” shall not include any Participant of a Lender pursuant to Section 10.07(d) other than to the extent that such Participant is otherwise a Lender or an Affiliate of a Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender set forth on its Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder, and shall include all Existing Letters of Credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is five (5) Business Days prior to the Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) the Aggregate Committed Sum, and (b) $50,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Committed Sum.

“Leverage Ratio” means the ratio of (a) Consolidated Funded Debt as of the determination date, to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever to secure or provide for payment of any obligation of any Person (including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the U.C.C. or comparable Laws of any jurisdiction), including the interest of a purchaser of accounts receivable.

“Limited Partnership Agreement (Borrower)” means the Amended and Restated Agreement of Limited Partnership of Martin Operating Partnership L.P. dated as of November 6, 2002, as the same may be amended, restated or otherwise modified in accordance with Section 7.13.

“Limited Partnership Agreement (MLP)” means the Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P. dated as of November 25, 2009, as amended by that certain Amendment No. 1 to Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P. dated January 5, 2011 and that certain Amendment No. 2 to Second Amended and Restated Agreement of Limited Partnership of Martin Midstream Partners L.P. dated January 31, 2011, as the same may be further amended, restated or otherwise modified in accordance with Section 7.13.

“Loan” means an extension of credit by a Lender to the Borrower pursuant to Section 2.01.

“Loan Documents” means this Agreement, each Note, the Master Consent to Assignment, each of the Collateral Documents, the Agent/Arranger Fee Letters, the Engagement Letter, each Committed Loan Notice, each Compliance Certificate, the Guaranties, each Letter of Credit Application and each other agreement, document or instrument executed and delivered by a Loan Party from time to time in connection with this Agreement and the Notes.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Manufactured (Mobile) Home” has the meaning assigned in the applicable Flood Insurance Regulation.

“Martin ESOP Trust” means the trust established on October 2, 2012, to hold common and preferred shares of Martin Resource for the benefit of the Martin Resource Employee Stock Ownership Plan.

“Martin Party” means Martin Resource or any Subsidiary of Martin Resource, other than the MLP General Partner, the MLP, the Borrower General Partner, the Borrower and their respective Subsidiaries.

“Martin Resource” means Martin Resource Management Corporation, a Texas corporation.

“Master Consent to Assignment” means the Master Consent to Assignment, substantially in the form of Exhibit G.

“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries taken as a whole or the MLP, the Borrower and the Restricted Subsidiaries taken as a whole, (b) a material adverse effect on the ability of the Borrower or the MLP to perform its obligations under the Loan Documents to which it is a party, (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower, the MLP, or any other Loan Party of any Loan Document, or (d) a material adverse effect on the ability of the Administrative Agent, the Collateral Agent or the Lenders to enforce its or their remedies under any Loan Document.

“Material Agreements” means (a) the agreements set forth on Schedule 1.01(c) hereto, and (b) any other contract material to the business of the MLP or the Borrower to which the Borrower or any other Loan Party is a party if the termination of such contract could be reasonably expected to have a Material Adverse Effect.

“Material Project” means any capital project of the Borrower or any of its Restricted Subsidiaries, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) is reasonably expected by the Borrower to exceed, or exceeds, $10,000,000.

“Material Project EBITDA Adjustment” means, with respect to the construction or expansion of any Material Project:

(a) prior to the Commercial Operation Date (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project as of the date of determination) of an amount to be approved by the Arrangers as the projected Consolidated EBITDA attributable to such Material Project for the first twelve (12)-month period following the scheduled Commercial Operation Date (such amount to be determined based upon projected revenues from binding customer contracts, projected revenues that are determined by the Arrangers, in their discretion, to otherwise be highly probable, the creditworthiness of the prospective customers, capital and other costs, operating and administrative expenses, the scheduled Commercial Operation Date, commodity price assumptions and other factors deemed appropriate by the Arrangers), which may, at the Borrower’s option, be added to actual Consolidated EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual Consolidated EBITDA attributable to such Material Project following such Commercial Operation Date); provided, that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after the actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) longer than ninety (90) days but not more than one hundred eighty (180) days, 25%, (ii) longer than one hundred eighty (180) days but not more than two hundred seventy (270) days, 50%, and (iii) longer than two hundred seventy (270) days, 100%; and

(b) beginning with the first full fiscal quarter following the Commercial Operation Date and for the balance of the remaining fiscal quarters in the fiscal year following such date, an amount equal to the projected Consolidated EBITDA attributable to such Material Project for the balance of such remaining fiscal quarters (but net of any actual Consolidated EBITDA attributable to such Material Project).

Notwithstanding the foregoing:

(x) no such Material Project EBITDA Adjustment shall be allowed with respect to any Material Project unless:

(i) at least thirty (30) days (or such lesser period as is reasonably acceptable to the Arrangers) prior to the last day of the fiscal quarter for which the Borrower desires to commence inclusion of such Material Project EBITDA Adjustment in Consolidated EBITDA with respect to a Material Project (the “Initial Quarter”), the Borrower shall have delivered to the Administrative Agent written pro forma projections of Consolidated EBITDA attributable to such Material Project; and

(ii) prior to the last day of the Initial Quarter, the Arrangers shall have approved such projections and shall have received such other information and documentation as the Arrangers may reasonably request, all in form and substance satisfactory to the Arrangers; and

(y) the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 15% of Consolidated EBITDA (determined without including Material Project EBITDA Adjustments) for such period.

“Maturity Date” means (a) the Stated Maturity Date, or (b) such earlier effective date of any other termination, cancellation or acceleration of all Commitments under this Agreement.

“Maximum Amount” and “Maximum Rate” respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligations.

“MET” means Martin Energy Trading LLC, a Delaware limited liability company.

“Midstream Business” means (a) terminalling and storage services for petroleum products and by-products, (b) natural gas gathering, processing, storage and LPG and natural gas distribution, (c) marine transportation services for petroleum products and by-products, (d) sulfur gathering, processing and distribution, (e) fertilizer manufacturing and marketing, and (f) other businesses reasonably related or complementary to the foregoing clauses (a) through (e).

“MLP” has the meaning set forth in the introductory paragraph hereof.

“MLP General Partner” means the general partner of the MLP. As of the Closing Date, the general partner of the MLP is Martin Midstream GP LLC, a Delaware limited liability company.

“MLP Security Agreement” means the Third Amended and Restated Pledge and Security Agreement executed by the MLP substantially in the form of Exhibit F-2, together with all supplements, amendments and restatements thereof.

“Mortgaged Properties” means all real property subject to a Mortgage.

“Mortgages” means the mortgages, leasehold mortgages, deeds of trust, or similar instruments executed by any of the Loan Parties in favor of the Collateral Agent, for the benefit of the Lenders and the Lender Swap Parties (including, without limitation, the Vessel Mortgages), and all supplements, assignments, amendments and restatements thereto and substitutions therefor.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower, any Guarantor or any ERISA Affiliate (a) makes or is obligated to make contributions, or (b) during the current or preceding five (5) plan years, has made or been obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to any Disposition, cash (including all cash received by way of deferred payment as and when received and payment of amounts due under any insurance policy) received by a Loan Party in connection with and as consideration therefor, on or after the date of consummation of such transaction, after (i) deduction of taxes payable in connection with or as a result of such transaction, and (ii) payment of all usual and customary brokerage commissions and all other reasonable fees and expenses related to such transaction (including, without limitation, reasonable attorneys’ fees and closing costs incurred in connection with the consummation of such transaction);

(b) with respect to any Indebtedness, proceeds of such Indebtedness received by a Loan Party after payment of underwriting discounts and commissions, closing costs, and other out-of-pocket expenses incurred in connection with the issuance of such Indebtedness; and

(c) with respect to any Equity Issuance, cash received, on or after the date of incurrence of such Equity Issuance, by the MLP from such Equity Issuance after payment of underwriting discounts and commissions, closing costs, and other out-of-pocket expenses incurred by the MLP in connection with such Equity Issuance.

“New York Process Agent” has the meaning set forth in Section 10.15(b).

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Pledgeable Collateral” has the meaning set forth in Section 6.16 hereof.

“Non-Recourse Obligations” means Indebtedness, Guaranty Obligations and other obligations of any type as to which (a) neither the Borrower nor any other Loan Party (i) is obligated to provide credit support in any form (other than obligations that may remain with such Person pursuant to applicable law solely based on such Person having been a predecessor-in-interest or operator with respect to Fixed Assets contributed or transferred to an Unrestricted Subsidiary), or (ii) is directly or indirectly liable, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any Indebtedness or Guaranty Obligations of the Borrower or any other Loan Party to declare a default on such Indebtedness prior to its stated maturity or cause any such Guaranty Obligations to become payable.

“Nonrenewal Notice Date” has the meaning specified in Section 2.13(b)(iii).

“Notes” means the promissory notes, substantially in the form of Exhibit B, and all renewals or extensions of any part thereof, evidencing the obligation of the Borrower to repay the Loans.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, other than Excluded Swap Obligations. In addition, all references to the “Obligations” in the Collateral Documents and in Section 2.12, Section 8.03 and Section 10.09 shall include all present and future indebtedness, liabilities and obligations (and all renewals and extensions thereof or any part thereof) of any Person now or hereafter owed to any Lender Swap Party arising pursuant to any Lender Hedging Agreement, other than Excluded Swap Obligations.

“Off-Balance Sheet Indebtedness” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person (including, at any time following the Qualified Factoring Program Reclassification Date, any such obligation or liability incurred in connection with any Permitted Factoring Transaction), (b) any liability under any sale and leaseback transaction which is not a Capital Lease, or (c) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause (c) operating leases.

“Omnibus Agreement” means the Omnibus Agreement dated as of November 1, 2002, among the MLP, the Borrower, the MLP General Partner and Martin Resource, as amended by such parties pursuant to Amendment No. 1 to the Omnibus Agreement dated as of November 24, 2009, and as further amended in accordance with Section 7.13.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws, (b) with respect to any limited liability company, the certificate of formation and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation, in each case as amended from time to time.

“Original Credit Agreement” has the meaning set forth in the recitals hereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.07).

“Outstanding Amount” on any date (a) with respect to Committed Loans, means the aggregate outstanding principal amount of all Committed Loans after giving effect to any Committed Borrowings and prepayments or repayments occurring on such date, (b) with respect to any L/C Obligations, means the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date, and (c) with respect to Obligations under a Lender Hedging Agreement, means the amount then due and payable under such Lender Hedging Agreement.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(d).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2)(A) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

“Permitted Factoring Transaction” means a transaction entered into in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries under a Qualified Factoring Program and pursuant to which the Borrower or such Restricted Subsidiary agrees to sell, convey, transfer or otherwise assign to a Qualified Factor (which sale, conveyance, transfer or assignment may include or be supported by the grant of a security interest in) its right, title and interest in and to all or a portion of the Borrower’s or such Restricted Subsidiary’s Accounts owing from a Qualified Account Debtor; provided, that, in connection therewith, all of the following conditions are satisfied as determined by the Administrative Agent in its reasonable discretion: (a) the Borrower or the applicable Restricted Subsidiary provides or has provided written notice to the Administrative Agent of its intent to enter into the Qualified Factoring Program not less than ten (10) Business Days prior to execution of the Factoring Documents relating thereto and, promptly after the execution thereof, provides to the Administrative Agent copies of all such Factoring Documents executed or delivered in connection therewith; (b) pursuant to the applicable Factoring Documents, neither the Borrower nor any such Restricted Subsidiary grants (and the applicable Qualified Factor does not otherwise obtain) any Liens on any Collateral other than Factoring Transaction Assets arising from the Borrower’s or the applicable Restricted Subsidiary’s sale of Inventory or provision of services to the applicable Qualified Account Debtor; (c) if the Qualified Factor will have a Lien on the Accounts or other assets, then prior to the sale or other conveyance of any Accounts to such Qualified Factor, the Administrative Agent shall have received an intercreditor agreement in form and substance satisfactory to the Administrative Agent in its reasonable discretion, duly executed by such Qualified Factor, providing for Lien priorities not violative of the Loan Documents and an agreement by such Qualified Factor, upon written instruction of the Administrative Agent, to remit proceeds of sales or other conveyances of factored Accounts directly to the Administrative Agent, and containing such other terms to which the Administrative Agent may consent in its reasonable discretion; (d) no Default or Event of Default has occurred and is continuing at the time of the Borrower’s or the applicable

Restricted Subsidiary’s execution of the applicable Factoring Documents (unless the Administrative Agent otherwise provides its prior written consent) or at the time of any sale of Accounts pursuant to such Qualified Factoring Program, and no Default or Event of Default would occur as a result thereof; (e) the applicable Factoring Documents establish procedures to ensure that payments and other proceeds of the factored Accounts owing by the Qualified Account Debtor are not commingled with other Property of the Borrower or the applicable Restricted Subsidiary; (f) the aggregate outstanding amount of all Permitted Factoring Transactions (deemed at any time to be the cash purchase price paid by the Qualified Factor in connection with its purchase of Accounts less the amount of collections received by the Borrower or any such Restricted Subsidiary in respect of such Accounts and paid to such Qualified Factor) does not exceed $100,000,000 at any time; and (g) at any time prior to the Qualified Factoring Program Reclassification Date, (i) such transaction does not constitute Indebtedness of the Borrower or the applicable Restricted Subsidiary, and (ii) the applicable Factoring Documents indicate that such transaction is a sale of the Borrower’s or the applicable Restricted Subsidiary’s Accounts.

“Permitted Holders” means (a) Ruben S. Martin, III and his heirs at law, (b) entities or trusts established by Ruben S. Martin, III for estate planning purposes and owned by or established for his benefit or his heirs at law, and (c) Martin ESOP Trust.

“Permitted Joint Venture” means any Person (other than a Subsidiary) in which the Borrower owns (including ownership through any Restricted Subsidiary) equity interests representing less than 100% of the total outstanding equity interests of such Person, provided, that such Person is engaged only in the businesses that are permitted for the Borrower and its Restricted Subsidiaries pursuant to Section 7.09.

“Permitted Liens” means Liens permitted under Section 7.01 as described in such Section.

“Person” means any natural person, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Authority, company or other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Plan Assets Regulation” shall have the meaning set forth in Section 5.12 hereof.

“Platform” has the meaning set forth in Section 10.02(e).

“Pro Rata Share” means, at any date of determination, for any Lender, the percentage (carried out to the ninth decimal place) that its Committed Sum bears to the Aggregate Committed Sums of all Lenders.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Qualified Account Debtor” means an Account Debtor that is a retailer of national standing acceptable to the Administrative Agent in its reasonable discretion.

“Qualified ECP Guarantor” means, with respect to any Swap Obligation, each Loan Party that (a) has total assets exceeding $10,000,000 at the time the relevant guaranty by such Loan Party of such Swap Obligation, the grant by such Loan Party of a security interest or Lien to secure such Swap Obligation, or the provision of other support by such Loan Party becomes effective with respect to such Swap Obligation, (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a “keepwell, support or other agreement” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act, or (c) constitutes an “eligible contract participant” under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act because its obligations with respect to such Swap Obligation are supported by the keepwell in Section 10.20 hereof from the MLP and the Borrower, each of which is an “eligible contract participant” under Section 1a(18)(A)(v)(I) of the Commodity Exchange Act.

“Qualified Factor” means any Lender or any other bank or financial institution satisfactory to the Administrative Agent in its reasonable discretion.

“Qualified Factoring Program” means a factoring program sponsored by a Qualified Account Debtor in partnership with one (1) or more Qualified Factors, pursuant to which each participating supplier of such Qualified Account Debtor may in its reasonable discretion sell, convey, transfer or assign from time to time, on a non-recourse basis, all or a portion of its Factoring Transaction Assets to such Qualified Factor(s) for fair value on mutually-agreed terms and conditions.

“Qualified Factoring Program Reclassification Date” means the date on which the most recent financial statements of the Borrower and its Restricted Subsidiaries delivered to Administrative Agent pursuant to Section 6.01(a) or (b) evidence that any Qualified Factoring Program constitutes Indebtedness in accordance with GAAP.

“Quarterly Distributions” means (a) with respect to the Borrower, the distributions by the Borrower of Available Cash (as defined in the Limited Partnership Agreement (Borrower) as in effect on the Closing Date), or (b) with respect to MLP, the distributions by the MLP of Available Cash (as defined in the Limited Partnership Agreement (MLP) as in effect on the Closing Date).

“Recipient” means (a) the Administrative Agent, (b) any Lender, and (c) any L/C Issuer, as applicable.

“Reduction Amount” has the meaning set forth in the definition of “Triggering Disposition.”

“Register” has the meaning set forth in Section 10.07(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the MLP and the Borrower as prescribed by the Securities Laws.

“Reinvested” means used for Capital Expenditures or Acquisitions in connection with the Midstream Business of a Loan Party or Investments in Persons permitted by Section 7.02.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating or other movement into the air, ground, surface water or soil.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Committed Borrowing, conversion or continuation of Committed Loans, a Committed Loan Notice, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means (a) on any date of determination prior to the Maturity Date, those Lenders holding more than 50% of the Aggregate Commitments, and (b) on any date of determination on or after the Maturity Date, those Lenders holding more than 50% of the Outstanding Amount of Loans and of L/C Obligations (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition); provided, that the Commitment of, and the portion of the outstanding Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Responsible Officer” means the president, chief executive officer, chief financial officer, controller, treasurer or assistant treasurer of a Person. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership, limited liability company and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” by a Person means any dividend or other distribution (whether in cash, securities or other property) with respect to any equity interest in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such equity interest or of any option, warrant or other right to acquire any such equity interest.

“Restricted Subsidiary” means any Subsidiary of the MLP that is neither the Borrower nor an Unrestricted Subsidiary.

“Returned Capital” means, with respect to any Investment, Cash Equivalents received by a Loan Party with respect to such Investment by way of dividend, distribution, repayment of loan or advance, or other return of capital, as the case may be, in each case which amount has been set forth as “Returned Capital” on a certificate of a Responsible Officer of the MLP delivered to the Administrative Agent in connection with such returned capital; provided, that the failure of such Responsible Officer to deliver such certificate to the Administrative Agent shall result in the exclusion of such amount from “Returned Capital.”

“Revolver Principal Debt” means, on any date of determination, the aggregate unpaid principal balance of all Committed Loans.

“Rights” means rights, remedies, powers, privileges and benefits.

“Royal Bank” means Royal Bank of Canada.

“Same-Day Borrowing” has the meaning set forth in Section 2.02(f).

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreements” means, collectively, the Borrower Security Agreement, the Subsidiary Security Agreements, the MLP Security Agreement and all other security agreements, or similar instruments, executed by any of the Loan Parties in favor of the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties, and all supplements, assignments, amendments, and restatements thereto (or any agreement in substitution therefor).

“Senior Leverage Ratio” means the ratio of (a) Consolidated Secured Funded Debt as of the determination date, to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on such date.

“Solvent” means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities (whether contingent, subordinated, unmatured, unliquidated or otherwise), (b) it has sufficient cash flow to enable it to pay its Indebtedness as its matures, and (c) it does not have unreasonably small capital to conduct its businesses.

“Stated Maturity Date” means March 28, 2018.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Security Agreement” means each Pledge and Security Agreement, Amended and Restated Pledge and Security Agreement, Second Amended and Restated Pledge and Security Agreement or Third Amended and Restated Pledge and Security Agreement, as applicable, executed by a Restricted Subsidiary of the Borrower or the MLP substantially in the form of Exhibit F-3, together with all supplements, amendments and restatements thereof.

“Swap” means any “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligation” means any obligation to pay or perform under any Swap.

“Swap Termination Value” means, in respect of any one (1) or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which are depreciated for tax purposes by such Person. The amount of any Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” at any time means an amount equal to 10% of the book value of the MLP’s , the Borrower’s and the Restricted Subsidiaries’ consolidated assets measured as of the close of the then most recent fiscal quarter end.

“Triggering Disposition” means any Disposition (including sales of stock of Restricted Subsidiaries) (other than a transfer of assets by the Borrower or any Restricted Subsidiary that is a Subsidiary of the Borrower to the Borrower or to a Restricted Subsidiary that is a Wholly-Owned Subsidiary of the Borrower) with respect to which the Net Cash Proceeds realized by any Loan Party for such Disposition, when aggregated with the Net Cash Proceeds from all such other Dispositions by all Loan Parties occurring since the Closing Date, equals or exceeds the Threshold Amount. The portion of the Net Cash Proceeds in excess of the Threshold Amount is herein called the “Reduction Amount.” For purposes of the definition of Triggering Disposition and Section 2.03(b)(i), Dispositions shall not include Dispositions permitted by Section 7.06(a) or (b).

“Type” means, with respect to a Committed Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.

“U.C.C.” means the Uniform Commercial Code, as in effect in the state of New York.

“U.S. Flag Vessels” shall have the meaning set forth in Section 5.21(a).

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in of Section 3.01(f).

“U.S. Vessel Mortgages” means, collectively, (a) that certain Second Amended and Restated First Preferred Fleet Mortgage dated as of November 10, 2005, executed by the Borrower in favor of Royal Bank, as collateral agent, as amended by that certain First Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of January 25, 2006, that certain Addendum to First Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated March 2, 2006, that certain Second Supplement and Amendment to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of June 30, 2006, that certain Third Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of November 22, 2006 as modified by that certain Addendum to Third Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of November 22, 2006, that certain Fourth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of December 21, 2009, that certain Fifth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of January 14, 2010, that certain Sixth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of February 9, 2011, that certain Seventh Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of April 15, 2011, that certain Eighth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of August 19, 2011, that certain Ninth Supplement to Second Amended and Restated First Preferred Fleet Mortgage dated effective as of February 13, 2012, and that certain Tenth Supplement to

Second Amended and Restated First Preferred Fleet Mortgage dated effective as of even date herewith (as hereafter renewed, extended, amended or restated from time to time), which amends and restates that certain Amended and Restated First Preferred Fleet Mortgage dated as of October 29, 2004, which amends and restates (x) that certain First Preferred Fleet Mortgage dated effective as of November 6, 2002, executed by the Borrower in favor of Royal Bank, as collateral agent, as supplemented and amended, and (y) that certain First Preferred Fleet Mortgage dated effective as of November 6, 2002, executed by the Borrower (as the successor-by-merger with Martin Gas Marine LLC) in favor of Royal Bank, as collateral agent, as supplemented and amended, and (b) that certain First Preferred Fleet Mortgage dated effective as of March 6, 2006 executed by CF Martin Sulfur, L.P. in favor of Royal Bank, as collateral agent, as modified by that certain Assumption Agreement and Amendment to First Preferred Fleet Mortgage dated effective as of June 30, 2006 executed between the Borrower, the Administrative Agent.

“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

“Unreimbursed Amount” has the meaning set forth in Section 2.13(c)(i).

“Unrestricted Subsidiary” means any Subsidiary of the MLP (other than the Borrower) or the Borrower that (a) has been designated by the Borrower in writing to the Administrative Agent as an Unrestricted Subsidiary pursuant to Section 6.17, and (b) has not been designated by the Borrower as a Restricted Subsidiary pursuant to Section 6.17. For the avoidance of doubt, no Permitted Joint Venture shall be an Unrestricted Subsidiary.

“Vessel Mortgages” means, collectively, the U.S. Vessel Mortgages and any other vessel mortgage now or hereafter executed by any of the Borrower, the MLP or the Restricted Subsidiaries in favor of the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties.

“Vessels” means all vessels owned by the MLP, the Borrower and the Restricted Subsidiaries.

“Welfare Plan” means an “employee welfare benefit plan” as defined in Section 3(1) of ERISA established or maintained by the Borrower, any Guarantor or any ERISA Affiliate or that covers any current or former employee of the Borrower, any Guarantor or any ERISA Affiliate.

“Wholly-Owned” when used in connection with a Person means any Subsidiary of such Person of which all of the issued and outstanding equity interests (except shares required as directors’ qualifying shares) shall be owned by such Person or one or more of its Wholly-Owned Subsidiaries.

“Withholding Agent” means the Borrower or the Administrative Agent.

Section 1.02 Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms. The meanings of defined terms in any Loan Document are equally applicable to the singular and plural forms of such defined terms.

(b) (i) The words “herein” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

(iii) The term “including” is by way of example and not limitation.

(iv) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including.”

(d) Section headings herein and the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

Section 1.03 Accounting Terms.

All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited financial statements, except as otherwise specifically prescribed herein.

Section 1.04 Rounding.

Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 Other.

Unless otherwise expressly provided herein, (a) references to agreements (including this Agreement and the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law; (c) the words

“asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights; and (d) any reference herein to any Person shall be construed to include such Person’s successors and assigns.

Section 1.06 Uniform Commercial Code.

Any term used in this Agreement or in any financing statement filed in connection herewith which is defined in the U.C.C. and not otherwise defined in this Agreement or in any other Loan Document shall have the meaning given such term in the U.C.C., including “Account”, “Account Debtor”, “Inventory” and “Proceeds”.

ARTICLE II.

THE COMMITMENTS AND COMMITTED BORROWINGS

Section 2.01 Loans.

(a) Subject to and in reliance upon the terms, conditions, representations and warranties in the Loan Documents, each Lender severally, but not jointly, agrees to make loans (each such Loan, a “Committed Loan”) to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date (the “Availability Period”), in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Pro Rata Share of one or more Committed Borrowings under the Facility, not to exceed, when aggregated with such Lender’s Pro Rata Share of the Outstanding Amount of the L/C Obligations, such Lender’s Committed Sum. Such Committed Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided, that, each such Committed Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Maturity Date.

(b) Committed Loans shall be available to Borrower for the purposes set forth in Section 6.12. After giving effect to any Committed Borrowing under the Facility, the aggregate Outstanding Amount of all Committed Loans and L/C Obligations shall not exceed the Aggregate Committed Sum then in effect.

Section 2.02 Committed Borrowings, Conversions and Continuations of Loans.

(a) Each Committed Borrowing, each conversion of Committed Loans from one Type to the other, and each continuation of Committed Loans as the same Type shall be made upon the Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 12:00 noon, New York, New York time, (i) three (3) Business Days prior to the requested date of any Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans, and (ii) one (1) Business Day prior to the conversion of Eurodollar Rate Loans to Base Rate Loans, or, except as set forth in clause (f) below with respect to Same-Day Borrowings, one (1) Business Day prior to the requested date of any Committed Borrowing of Base Rate Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by an authorized officer of the Borrower. Each Committed Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a Committed Borrowing, a conversion of Committed Loans from one Type to the other, or a continuation of Committed Loans as the same Type, (ii) the requested date of the Committed Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Committed Loans to be borrowed, converted or continued, (iv) the Type of Committed Loans to be borrowed or to which existing Committed Loans are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Committed Loans shall be made or continued as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If the Borrower requests a Committed Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one (1) month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans, and if no timely notice of a conversion or continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. In the case of a Committed Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 Noon, New York, New York time (or as set forth in clause (f) below with respect to Same-Day Borrowings), on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Committed Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Royal Bank with the amount of such funds, or (ii) wire transfer of such funds, in each case in accordance with instructions provided to the Administrative Agent by the Borrower; provided, however, that if, on the date of the Committed Borrowing there are L/C Borrowings outstanding, then the proceeds of such Committed Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second to the Borrower as provided above.

(c) Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of the Interest Period for such Eurodollar Rate Loan. During the existence of a Default or Event of Default, no Loans may be requested as,, converted to or continued as Eurodollar Rate Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans be converted immediately to Base Rate Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate applicable to any Eurodollar Rate Loan upon determination of such interest rate. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) After giving effect to all Committed Borrowings, all conversions of Loans from one Type to the other, and all continuations of Committed Loans as the same Type, there shall not be more than six (6) Interest Periods in effect at any given time with respect to Committed Loans.

(f) Notwithstanding anything to the contrary set forth in this Section 2.02, the Borrower may request Committed Borrowings of Committed Loans bearing interest at the Base Rate, in an aggregate amount not to exceed $10,000,000, on a same-day basis, by delivery of a Committed Loan Notice as set forth in clause (a) above to the Administrative Agent by no later than 11:00 a.m. New York, New York time (each, a “Same-Day Borrowing”). Following receipt of a Committed Loan Notice with respect to a Same-Day Borrowing, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office by no later than 2:00 p.m., New York, New York time.

Section 2.03 Prepayments.

(a) Optional Prepayments. The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay in whole or in part Committed Loans without premium or penalty; provided, that (i) such notice must be received by the Administrative Agent not later than 10:00 a.m., New York, New York time, (A) three (3) Business Days prior to any date of prepayment of Eurodollar Rate Loans, and (B) one (1) Business Day prior to any date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof; and (iii) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Prepayments provided for in this Section 2.03(a) shall be applied as follows: (x) first, as a payment of all L/C Borrowings then outstanding, until paid in full, and (y) second, as the Borrower may direct (subject to clause (e) below).

Unless a Default or Event of Default has occurred and is continuing or would arise as a result thereof, any payment or prepayment of Committed Loans may be reborrowed by the Borrower, subject to the terms and conditions hereof.

(b) Mandatory Prepayments from Net Cash Proceeds.

(i) Dispositions.

(A) If any portion of the Net Cash Proceeds realized by a Loan Party from any Triggering Disposition (other than a Casualty or Condemnation Disposition) (including any deferred purchase price therefor) has not been Reinvested within one hundred eighty (180) days from the receipt by such Loan Party of such Net Cash Proceeds (including receipt of any deferred payments for any such Triggering Disposition or portion thereof, if and when received), then on or before the first Business Day following such one hundred eightieth (180th) day the Loans shall be prepaid in an amount equal to the portion of the Reduction Amount that is not so Reinvested.

(B) If any portion of the Net Cash Proceeds realized by a Loan Party from any Casualty or Condemnation Disposition that constitutes a Triggering Disposition has not been Reinvested within one (1) year from the receipt by such Loan Party of such Net Cash Proceeds (including receipt of any deferred payments for any such Triggering Disposition or portion thereof, if and when received), then on or before the first Business Day following such one year period the Loans shall be prepaid in an amount equal to the portion of the Reduction Amount that is not so Reinvested.

(C) Net Cash Proceeds of a Disposition that equal, when aggregated with Net Cash Proceeds of all Dispositions since the Closing Date, an amount less than the Threshold Amount shall not be required to be used for mandatory prepayments pursuant to this Section 2.03(b)(i), and to the extent Net Cash Proceeds of a Disposition equal, when aggregated with Net Cash Proceeds of all Dispositions since the Closing Date, an amount in excess of the Threshold Amount, only Net Cash Proceeds in excess of the Threshold Amount shall be required to be used for mandatory prepayments pursuant to this Section 2.03(b)(i).

(D) Notwithstanding anything to the contrary in clauses (A) and (B) above, the applicable Loan Party shall have an additional one hundred twenty (120) days after the dates referenced in such clauses to make the mandatory prepayments required therein so long as such Loan Party has begun construction or entered into a purchase agreement with respect to the applicable replacement asset prior to such date.

(ii) Debt Issuance. If Net Cash Proceeds in excess of $15,000,000 in the aggregate are received by one or more Loan Parties from the issuance or incurrence of Indebtedness by any Loan Party in one or more transactions after the Closing Date and not applied within one hundred eighty (180) days thereafter to an Acquisition permitted under this Agreement that will be consummated pursuant to an acquisition agreement in effect when such Net Cash Proceeds are received (“Excess Debt Proceeds”), then the Borrower shall prepay the Outstanding Amount on or before the first Business Day following such one hundred eightieth (180th) day in an amount equal to such Excess Debt Proceeds.

(iii) Equity Issuance. If the MLP issues equity after the Closing Date and does not apply the Net Cash Proceeds therefrom within one hundred eighty (180) days thereafter to an Acquisition permitted under this Agreement that will be consummated pursuant to an acquisition agreement in effect when such Net Cash Proceeds are received, then the Borrower shall prepay the Outstanding Amount on or before the first Business Day following such one hundred eightieth (180th) day in an amount equal to such Net Cash Proceeds.

If no Default or Event of Default exists, the mandatory prepayments provided for in this Section 2.03(b) shall be applied first, as a payment of all Unreimbursed Amounts then outstanding until paid in full, and second, as a repayment of Revolver Principal Debt, but in each case without a corresponding reduction of the Aggregate Committed Sum.

(c) Mandatory Payments/Reductions. If for any reason the Outstanding Amount of all Committed Loans and L/C Obligations under the Facility exceeds the Aggregate Committed Sum, the Borrower shall prepay Committed Loans and/or Cash Collateralize the L/C Obligations in an aggregate amount equal to such excess within three (3) Business Days of such excess occurring.

(d) Prepayments: Interest/Consequential Loss. All prepayments under this Section 2.03 shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts due under Section 3.05.

(e) Pro Rata Treatment. Each prepayment under this Section 2.03 shall be applied to the Committed Loans of the applicable Lenders in accordance with their respective Pro Rata Shares.

Section 2.04 Reduction or Termination of Commitments.

The Borrower may, upon notice to the Administrative Agent, terminate or permanently reduce the Aggregate Committed Sum to an amount not less than the sum of the Outstanding Amount of the then-existing (a) Revolver Principal Debt and (b) L/C Obligations; provided, that (x) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. New York, New York time, five (5) Business Days prior to the date of termination or reduction, and (y) any such partial reduction shall be in an aggregate amount of $500,000 or any whole multiple of $500,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination. Except as set forth in Section 2.14, once reduced in accordance with this Section, the Aggregate Committed Sum may not be increased. Any reduction of the Aggregate Committed Sum shall be applied to the Commitment of each Lender according to its Pro Rata Share. All commitment fees on the portion of the Aggregate Committed Sum so terminated which have accrued to the effective date of any termination of Aggregate Committed Sum shall be paid on the effective date of such termination.

Section 2.05 Repayment of Loans.

The Borrower shall repay to the Administrative Agent for the pro rata benefit of the Lenders on the Maturity Date the aggregate principal amount of all Committed Loans outstanding on such date.

Section 2.06 Interest.

(a) Subject to the provisions of clause (b) below, (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate, and (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate.

(b) The Borrower shall pay interest on all past due amounts at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on such past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d) If the designated rate applicable to any Committed Borrowing exceeds the Maximum Rate, the rate of interest on such Committed Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Outstanding Amount of any Committed Loans, or L/C Obligations, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, the Borrower shall pay an amount equal to the difference between (i) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (ii) the amount of interest actually paid or accrued on such Outstanding Amount.

Section 2.07 Fees.

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender (except for any Defaulting Lender) in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate times the actual daily amount by which the Aggregate Committed Sum exceeds the sum of (i) the Outstanding Amount of Committed Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b) Arrangers’ and Agency Fees. The Borrower shall pay certain fees to the Arrangers for their respective accounts in the amounts and at the times specified in (i) the letter agreement, dated March 7, 2013 (the “RBC Fee Letter”), between the Borrower and Royal Bank, and (ii) the letter agreement, dated March 7, 2013 (the “Wells Fee Letter;” the Wells Fee Letter and the RBC Fee Letter, collectively, the “Agent/Arranger Fee Letters”), among the Borrower, Wells Fargo Bank, National Association, and Wells Fargo Securities, LLC. The fees referenced in this clause (b) shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

(c) Lenders’ Upfront Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in the agreed amount in accordance with the letter agreement, dated March 7, 2013 (the “Engagement Letter”), among the Borrower, the Arrangers, and the other parties thereto. Such upfront fees are for the credit facilities by the applicable Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

Section 2.08 Computation of Interest and Fees.

Computation of interest on Base Rate Loans (solely to the extent determined with respect to the Administrative Agent’s prime commercial lending rate in accordance with clause (b) of the definition thereof) shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided, that any Loan that is repaid on the same day on which it is made shall bear interest for one (1) day.

Section 2.09 Evidence of Debt.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of such Lender shall control. Upon the request of any Lender made through the Administrative Agent, such Lender’s Loans may be evidenced by one or more Notes. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in clause (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control.

Section 2.10 Payments Generally.

(a) All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 12:00 noon, New York, New York time, on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 12:00 noon, New York, New York time, shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue.

(b) Subject to the definition of “Interest Period”, if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c) If no Default or Event of Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligations shall be applied first to fees, second to accrued interest then due and payable on the Outstanding Amount of Loans and L/C Obligations, and then to the remaining Obligations in the order and manner as Borrower may direct.

(d) Unless the Borrower has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has timely made such payment in accordance herewith and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Lenders or the L/C Issuer entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in immediately available funds, then each Lender and the L/C Issuer, as the case may be, severally agrees to forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender or the L/C Issuer, as applicable in immediately available funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in immediately available funds, at the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Committed Borrowing of Eurodollar Rate Loans (or, in the case of any Committed Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Committed Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Committed Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Committed Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Committed Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Committed Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(f) If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Committed Borrowing set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(g) The obligations of the Lenders hereunder to make Loans are several and not joint. The failure of any Lender to make any Loan on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or purchase its participation.

(h) Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

Section 2.11 Sharing of Payments.

If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the participations in the L/C Obligations, any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them, and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loan or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of the amount of such paying Lender’s required repayment to the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. Notwithstanding the foregoing, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.15 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuer and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.

Section 2.12 Priority of Hedging Obligations.

Any amounts received in satisfaction of any Obligations arising under the Loan Documents, including, without limitation, Obligations under this Agreement and any Lender Hedging Agreement, shall rank pari passu in right of payment and shall be used to repay such Obligations on a pro rata basis provided, that to the extent that any Excluded Swap Obligation exists, payments may not be shared on a pari passu basis to the extent that doing so would violate the Commodity Exchange Act.

Section 2.13 Letters of Credit.

(a) The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.13, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or its Restricted Subsidiaries, and to amend or renew Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drafts under the Letters of Credit, and (B) the Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower and its Restricted Subsidiaries; provided, that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (x) the Outstanding Amount of all L/C Obligations and all Committed Loans would exceed the Aggregate Committed Sum under the Facility, (y) the aggregate Outstanding Amount of the Committed Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Committed Sum under the Facility, or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

(ii) The L/C Issuer shall be under no obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it; or

(B) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer.

(iii) The L/C Issuer shall not issue any Letter of Credit if:

(A) subject to Section 2.13(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve (12) months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(B) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

(C) such Letter of Credit is in a face amount less than $100,000, or is to be used for a purpose other than as described in Section 6.12 or is denominated in a currency other than Dollars.

(iv) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b) Procedures for Issuance and Amendment of Letters of Credit; Evergreen Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m., New York, New York time, at least two (2) Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day), (B) the amount thereof, (C) the expiry date thereof, (D) the name and address of the beneficiary thereof, (E) the documents to be presented by such beneficiary in case of any drawing thereunder, (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder, and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (w) the Letter of Credit to be amended, (x) the proposed date of amendment thereof (which shall be a Business Day), (y) the nature of the proposed amendment, and (z) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a participation in such Letter of Credit in an amount equal to the product of such Lender’s Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Evergreen Letter of Credit”); provided, that any such Evergreen Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Nonrenewal Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to a date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if it has received notice on or before the Business Day immediately preceding the Nonrenewal Notice Date (A) from the Administrative Agent that the Required Lenders have elected not to permit such renewal, or (B) from any Lender stating that one or more of the applicable conditions specified in Section 4.02 is not then satisfied and directing the L/C Issuer not to permit such renewal. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Evergreen Letter of Credit at any time.

(iv) Promptly, after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c) Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. If a payment is made by the L/C Issuer under a Letter of Credit, the Borrower shall reimburse the L/C Issuer through the Administrative Agent not later than 12:00 noon, New York, New York time, on the date such payment under such Letter of Credit is made (the “Honor Date”), if the Borrower shall have received notice of such payment prior to 10:00 a.m., New York, New York time, on the Honor Date, or if such notice has not been received by the Borrower prior to such time on the Honor Date, then not later than 12:00 noon, New York, New York time, on (A) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York, New York time, on the day of receipt, or (B) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. Any such reimbursement by the Borrower which is made after the Honor Date shall be made together with interest on the amount disbursed from and including the Honor Date until payment in full of such disbursed amount, at a varying rate per annum equal to the then applicable interest rate for Base Rate Loans through the date that payment is due to be made pursuant to this Section, and thereafter, at the Default Rate applicable to Base Rate Loans.

If the Borrower fails to so reimburse the L/C Issuer by the time required by the terms of this clause (i), the Administrative Agent shall promptly notify each Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and such Lender’s Pro Rata Share thereof. In such event, the Borrower shall be deemed to have requested a Committed Borrowing of Base Rate Loans to be disbursed in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.13(c)(i) may be given by telephone if immediately confirmed in writing; provided, that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Lender (including the Lender acting as L/C Issuer) shall upon any notice pursuant to Section 2.13(c)(i) make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 2:00 p.m., New York, New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.13(c)(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Committed Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.13(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.13.

(iv) Until each Lender funds its Committed Loan or L/C Advance pursuant to this Section 2.13(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender’s obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.13(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.13(c) by the time specified in Section 2.13(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the Federal Funds Rate from time to time in effect. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.13(c)(iv) shall be conclusive absent manifest error.

(d) Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.13(c), if the Administrative Agent receives for the account of the L/C Issuer any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender its Pro Rata Share thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.13(c)(i) is required to be returned, each Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect.

(e) Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing and each drawing under a Letter of Credit that is refinanced by a Committed Borrowing of Loans, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower’s instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. No Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable, (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of

Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.13(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Cash Collateral. Upon the request of the Administrative Agent, (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing that has not been repaid in full, or (ii) if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the then-Outstanding Amount of all L/C Obligations (in an amount equal to such Outstanding Amount). In addition, at any time that there shall exist a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the L/C Issuer (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to Section 2.15(a)(iv) and any Cash Collateral provided by such Defaulting Lender).

(i) Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the Administrative Agent, for the benefit of the L/C Issuers, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the obligations to which Cash Collateral may be applied. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the L/C Issuers as herein provided (other than Permitted Liens), the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(ii) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.13(g) or Section 2.15 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of L/C Obligations (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(iii) Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the L/C Issuer’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this Section 2.13(g) following (A) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (B) the determination by the Administrative Agent and the L/C Issuer that there exists excess Cash Collateral; provided, that, subject to Section 2.15, the Person providing Cash Collateral and the L/C Issuer may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Loan Documents.

(iv) Adjustment. If at any time any L/C Obligations with respect to which Cash Collateral has been provided by the Borrower are able to be reallocated pursuant to Section 2.15(a)(iv) or are also Cash Collateralized by a Defaulting Lender, then, if and to the extent the amount of such excess Cash Collateral provided by the Borrower exceeds $100,000, the Collateral Agent shall promptly return such excess amount in full to the Borrower.

(h) Applicability of ISP98. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), the rules of the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each Letter of Credit.

(i) Letter of Credit Fees. Subject to Section 2.15 at any time there is a Defaulting Lender, the Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee for each Letter of Credit issued equal to the product of the Applicable Rate times the actual daily undrawn amount under each Letter of Credit. Such fee for each Letter of Credit shall be due and payable in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the actual daily undrawn amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(j) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account an annual fronting fee in an amount with respect to each Letter of Credit issued equal to the greater of (i) $500 or (ii)  1/4 of 1% per annum calculated on the daily undrawn face amount thereof. In addition, the Borrower shall pay directly to the

L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

Section 2.14 Increase in Aggregate Committed Sum.

(a) Request for Increase. Provided there exists no Default or Event of Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Borrower may request an increase in the Aggregate Committed Sum to an amount not exceeding $750,000,000; provided, that any such request for an increase shall be in a minimum amount of $25,000,000 (or such lesser amount as required for the Aggregate Commitments, as increased hereby, to equal $750,000,000). The Borrower may request that one or more Lenders agree to increase its or their Committed Sum. In addition, subject to the approval of the Administrative Agent and the L/C Issuer (which approvals shall not be unreasonably withheld or delayed), the Borrower may also invite additional Eligible Assignees to become Lenders pursuant to joinder agreements in form and substance satisfactory to the Administrative Agent.

(b) Effective Date and Allocations. No Lender’s Committed Sum may be increased without its written agreement to such increase. If the Aggregate Commitments are increased in accordance with this Section, the Administrative Agent and the Borrower shall determine the effective date (such date, “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall notify the Lenders of the allocation of such increase and the Increase Effective Date.

(c) Conditions to Effectiveness of Increase. As a condition precedent to each increase, the Borrower shall deliver to the Administrative Agent such Loan Documents (or amendments thereto), in form and substance satisfactory to the Administrative Agent, as the Administrative Agent shall reasonably request to reflect such increase (including, without limitation, if reasonably requested by the Administrative Agent, one or more supplements to the Vessel Mortgages reflecting such increase), together with a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Parties (i) certifying and attaching the resolutions adopted by each such Loan Party approving or consenting to the increased Aggregate Committed Sum, and (ii) in the case of the Borrower and the MLP, certifying that, before and after giving effect to such increased Aggregate Committed Sum, (A) the representations and warranties of the Borrower and the MLP contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (B) no Default or Event of Default exists. Each Lender increasing its Commitment and each additional Lender, as applicable, shall purchase a portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Lender (including any additional

Lender, if applicable) shall hold its Pro Rata Share of the outstanding Loans (and participation interests) after giving effect to the increase in the Aggregate Committed Sum. The Borrower shall pay any additional amounts required pursuant to Section 3.05.

(d) Conflicting Provisions. This Section shall supersede any provisions in Section 2.11 or Section 10.01 to the contrary.

Section 2.15 Defaulting Lenders.

(a) Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders and as set forth in Section 10.01(a).

(ii) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 2.11 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the L/C Issuer hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.13(g); fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement, and (B) Cash Collateralize the L/C Issuer’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.13(g); sixth, to the payment of any amounts owing to the Lenders or the L/C Issuer as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the L/C Issuer against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if (x) such payment is a payment of the principal amount of any Loans or L/C Advances in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Advances owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations are held by the Lenders pro rata in accordance with the Commitments under the Facility without giving effect to Section 2.15(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.15(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees.

(A) No Defaulting Lender shall be entitled to receive any Commitment Fee for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(B) Each Defaulting Lender shall be entitled to receive Letter of Credit fees pursuant to Section 2.13(i) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Pro Rata Share of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.13(g).

(C) With respect to any such Letter of Credit fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Borrower shall (I) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Advances that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (II) pay to the L/C Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent of the L/C Issuer’s Fronting Exposure, and (III) not be required to pay the remaining amount of any such fee to the extent the Borrower has Cash Collateralized outstanding L/C Obligations.

(iv) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Pro Rata Shares (calculated without regard to such Defaulting Lender’s Commitment) but only to the extent that (A) the conditions set forth in Section 4.02 are satisfied at the time of such reallocation (and, unless the Borrower shall have otherwise notified the Administrative Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (B) such reallocation does not cause the aggregate Outstanding Amount of all Loans and L/C Obligations of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Commitment.

No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v) Cash Collateral. If the reallocation described in clause (iv) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, Cash Collateralize the L/C Issuer’s Fronting Exposure in accordance with the procedures set forth in Section 2.13(g).

(b) Defaulting Lender Cure. If the Borrower, the Administrative Agent and the L/C Issuer agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Lenders in accordance with the Commitments under the applicable Facility (without giving effect to Section 2.15(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(c) New Letters of Credit. So long as any Lender is a Defaulting Lender, the L/C Issuer shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

ARTICLE III.

TAXES, YIELD PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) The Borrower shall indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07 relating to the maintenance of a Participant Register, and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (d).

(e) As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 3.01, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(f)(ii)(A), Section 3.01(f)(ii)(B) and Section 3.01(f)(ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Borrower:

(A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (II) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (1) a certificate substantially in the form of Exhibit H to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (2) executed originals of IRS Form W-8BEN; or

(4) to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) For purposes of this Section 3.01, the term “Lender” includes and L/C Issuer and the term “applicable law” includes FATCA.

Section 3.02 Illegality.

If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Rate Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Rate Loans or to convert Base Rate Committed Loans to Eurodollar Rate Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the reasonable judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.03 Inability to Determine Rates.

If the Administrative Agent determines in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, or adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Rate Loan, or (b) if the Required Lenders determine and notify the Administrative Agent that the Eurodollar Rate for such Eurodollar Rate Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Rate Loan, then the Administrative Agent will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Committed Borrowing, conversion or continuation of Eurodollar Rate Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

Section 3.04 Increased Cost.

(a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or any L/C Issuer;

(ii) subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii) impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such L/C Issuer or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, L/C Issuer or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, L/C Issuer or other Recipient, the Borrower will pay to such Lender, L/C Issuer or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, L/C Issuer or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or L/C Issuer determines that any Change in Law affecting such Lender or L/C Issuer or any lending office of such Lender or such Lender’s or L/C Issuer’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or L/C Issuer’s capital or on the capital of such Lender’s or L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any L/C Issuer, to a level below that which such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or L/C Issuer’s policies and the policies of such Lender’s or L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or L/C Issuer or such Lender’s or L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) above and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender or L/C Issuer, as the case may be, the amount shown as due on any such certificate within 15 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or L/C Issuer to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or L/C Issuer’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or L/C Issuer pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or L/C Issuer, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s or L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits additional costs on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower shall have received at least fifteen (15) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice fifteen (15) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable fifteen (15) days from receipt of such notice.

Section 3.05 Funding Losses.

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 3.07 or

(c) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower, including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.

Section 3.06 Matters Applicable to all Requests for Compensation.

(a) A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

(b) If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or Section 3.04, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

Section 3.07 Replacement of Lenders.

If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or if any Lender is a Non-Consenting Lender (as defined below in this Section 3.07), or if any Lender becomes a Defaulting Lender and continues as a Defaulting Lender for more than five (5)

Business Days at any time, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.07), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided, that:

(a) the Borrower or the assignee shall have paid to the Administrative Agent the assignment fee specified in Section 10.07(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.01 and Section 3.04) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. In the event that (x) the Borrower or the Administrative Agent requests that the Lenders consent to a waiver of any provision of the Loan Documents or agree to any amendment thereto, (y) such consent or amendment requires the agreement of all of the Lenders in accordance with the terms of Section 10.01, and (z) at least the Required Lenders have agreed to such consent or amendment, then any Lender that does not agree to such consent or amendment shall be a “Non-Consenting Lender”.

Section 3.08 Survival.

All of the Borrower’s obligations under this Article III shall survive termination of the Commitments and payment in full of all the other Obligations.

ARTICLE IV.

CONDITIONS PRECEDENT TO COMMITTED BORROWINGS

Section 4.01 Conditions to Initial Credit Extension.

The obligation of each Lender to fund its portion of the initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent (other than each item or condition, if any, listed on Schedule 4.01, which items or conditions are hereby permitted to be delivered or satisfied after the Closing Date, but not later than the respective dates for delivery or satisfaction specified on Schedule 4.01 (or such later date as the Administrative Agent shall otherwise permit)):

(a) The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) and unless otherwise specified, each properly executed by an authorized officer of the signing Loan Party, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent:

(i) executed counterparts of this Agreement, the Borrower Security Agreement, Subsidiary Security Agreements, MLP Security Agreement and Guaranties, each dated as of the Closing Date and the Mortgages (or amendments or supplements thereto or confirmations thereof), and all other Collateral Documents required by the Administrative Agent;

(ii) Notes executed by the Borrower in favor of each Lender requesting such Notes, each in a principal amount equal to such Lender’s Committed Sum, each dated as of the Closing Date;

(iii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of officers of each Loan Party as the Administrative Agent may require to establish the identities of and verify the authority and capacity of each officer thereof authorized to act in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv) such evidence as the Administrative Agent may reasonably require to verify that each Loan Party is duly organized or formed, validly existing, and in good standing in the jurisdiction of its organization;

(v) a certificate signed by a Responsible Officer of the Borrower certifying that (A) the representations and warranties contained in Article V are true and correct in all respects on and as of such date, (B) no Default or Event of Default, and no “Default” or “Event of Default” as defined in the Existing Credit Agreement, has occurred and is continuing as of such date, (C) since December 31, 2012, there has occurred no material adverse change in the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the MLP, the Borrower General Partner or the Borrower and its Restricted Subsidiaries, taken as a whole, (D) there is no litigation, investigation or proceeding known to and affecting any Company for which the Borrower is required to give notice pursuant to Section 6.03(c) (or, if there is any such litigation, investigation or proceeding, then a notice containing the information required by Section 6.03(c) shall be given concurrently with the delivery of the certificate given pursuant to this clause (v)), and (E) no action, suit, investigation or proceeding is pending or threatened in any court or before any arbitrator or Governmental Authority by or against the Borrower, any Guarantor, the MLP General Partner or any of their respective properties, that could reasonably be expected to result in a Material Adverse Effect;

(vi) a duly completed Compliance Certificate substantially in the form of Exhibit C signed by a Responsible Officer of the Borrower and a Responsible Officer of the MLP demonstrating compliance with Section 7.14 as of the most recent fiscal quarter end; and

(vii) a certification from the Borrower’s Chief Financial Officer that the MLP, the Borrower and each Subsidiary thereof are Solvent as of the Closing Date.

(b) The Administrative Agent’s receipt of the following, each in form and substance satisfactory to the Administrative Agent:

(i) opinions, in form and substance satisfactory to the Administrative Agent, from (A) Sidley Austin LLP, counsel to the Loan Parties, (B) Louisiana counsel to Talen’s Marine & Fuel, LLC, and (C) the internal general counsel to the MLP;

(ii) a letter from CT Corporation System, Inc., to accept service of process in the State of New York on behalf of each Loan Party; and

(iii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer or the Required Lenders reasonably may require.

(c) Any fees due and payable at the Closing Date shall have been paid.

(d) The Borrower shall have paid Attorney Costs of the Administrative Agent to the extent invoiced prior to, or on, the Closing Date.

(e) Each Loan Party shall have delivered the following:

(i) such Lien searches as the Administrative Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens) or evidence that releases of such other Liens shall be filed contemporaneously with or after the Closing Date;

(ii) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC-1 financing statements or UCC-3 amendment financing statements, and fees associated with the filing of the Mortgages or amendments to Mortgages (or arrangements satisfactory to the Administrative Agent for payment of such amounts shall have been made);

(iii) evidence that the Collateral Agent has been named as loss payee and mortgagee under all policies of casualty insurance pertaining to the Collateral;

(iv) certificates evidencing all of the issued and outstanding shares of capital stock pledged pursuant to the Collateral Documents, which certificates shall in each case be accompanied by undated stock powers duly executed in blank, and, with respect to uncertificated securities pledged pursuant to the Collateral Documents, confirmation and evidence satisfactory to the Administrative Agent that the security interest in such uncertificated securities has been transferred to and perfected by the Collateral Agent for the benefit of the Lenders in accordance with the U.C.C.;

(v) an amendment to each Mortgage excluding Buildings and Manufactured (Mobile) Homes from the “Collateral” described therein;

(vi) evidence that such other actions that have been requested by the Administrative Agent, the Collateral Agent, or the Lenders, in connection with perfection of the first priority Lien created by the Collateral Documents (except to the extent otherwise permitted hereunder), have been taken; and

(vii) (A) certificates of title for each of the Vessels, and (B) other information regarding the Collateral requested by the Administrative Agent.

Without limiting the generality of the provisions of the last paragraph of Section 9.04, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or been satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding.

Section 4.02 Conditions to all Loans and L/C Credit Extension.

The obligation of each Lender to honor any Committed Loan Notice and the obligation of the L/C Issuer to issue any Letter of Credit, is subject to the following conditions precedent:

(a) The representations and warranties of the Companies contained in Article V, or which are contained in any document furnished at any time under or in connection herewith, including, but not limited to the Collateral Documents, shall be true and correct in all material respects on and as of the date of such Loan is made, continued or converted, as applicable, or such Letter of Credit is issued except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; provided, that for purposes of this Section 4.02, the representations and warranties of the Borrower and the MLP contained in Section 5.05(a) shall be deemed to refer to the most recent financial statements furnished by the MLP and the Borrower pursuant to Section 6.01.

(b) No Default or Event of Default shall exist or would result from such proposed Loan, continuation or conversion, or L/C Credit Extension.

(c) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension and, if applicable, a Letter of Credit Application in accordance with the requirements hereof.

(d) If the proceeds of the Loan will be used to fund in whole or in part an Acquisition or Investment (other than an Investment in an existing Restricted Subsidiary or a Permitted Joint Venture) and the purchase price for such Acquisition or Investment, when aggregated with the purchase price for all other Acquisitions and Investments (other than Investments in such Restricted Subsidiaries and Permitted Joint Ventures) made by the MLP, the Borrower and the Restricted Subsidiaries during the twelve-month period ending on the date of such Acquisition or Investment, exceeds an amount equal to $50,000,000, then not less than five (5) Business Days (or such shorter period as may be determined by the Administrative Agent) prior to the closing of such Acquisition or Investment, the Borrower shall (i) in the case of an Investment in equity interests, or an Acquisition of all or substantially all of the assets of a Person or of all or substantially all of the assets of a business unit of a Person, deliver historical financial statements of the acquisition target (to the extent available and which may be unaudited financial statements, so long as such financial statements are otherwise in form and substance reasonably satisfactory to the Administrative Agent), and (ii) deliver to the Administrative Agent pro forma financial statements acceptable to the Administrative Agent and a certificate of a Responsible Officer of the Borrower demonstrating pro forma compliance with Section 7.14 as of the closing of such Acquisition or Investment after giving effect thereto and after giving effect to any Indebtedness (including Obligations) incurred in connection therewith.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Section 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES

Each of the Borrower, the MLP, each Guarantor by its execution of a Guaranty, and each of the foregoing, to the extent applicable, on behalf of the other Subsidiaries, represents and warrants to the Administrative Agent and the Lenders:

Section 5.01 Existence; Qualification and Power; Compliance with Laws.

As of the Closing Date, the Borrower is a direct or indirect Wholly-Owned Subsidiary of the MLP, and Martin Resource owns a majority of the equity interests in the MLP General Partner. Each Company (a) is a corporation, partnership or limited liability company organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect. Each of the MLP, the Borrower and the Restricted Subsidiaries is a citizen of the United States as defined in Section 2 of the Shipping Act of 1916, as amended, entitled to own and operate the Vessels under their respective Certificates of Documentation, which the MLP and the Borrower shall maintain, or cause to be maintained, in full force and effect, and each is duly qualified to engage in coastwise trade, except for such failures that would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.02 Authorization; No Contravention.

The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its property is subject, or (c) violate any Law relating to such Loan Party.

Section 5.03 Governmental Authorization.

No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority, except for the filings of mortgages and lien notices in connection with the granting of security interests pursuant to the Collateral Documents, is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

Section 5.04 Binding Effect.

This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The Initial Financial Statements were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein. The Initial Financial Statements (i) fairly present the financial condition of the entities therein named and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance in all material respects with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and except for footnotes with respect to unaudited financial statements included therein, and (ii) show all material indebtedness and other liabilities, direct or contingent, of the entities therein named and their Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness in accordance with GAAP consistently applied throughout the period covered thereby.

(b) Since December 31, 2012, there has been no event or circumstance that has or could reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation.

There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of a Responsible Officer of the MLP or a Responsible Officer of the Borrower, threatened or contemplated in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against any Company or against any Company’s properties or revenues which (a) seek to affect or pertain to this Agreement or any other Loan Document, the borrowing of Loans, the use of the proceeds thereof, or the issuance of Letters of Credit hereunder, or (b) could reasonably be expected to have a Material Adverse Effect.

Section 5.07 No Default.

No Company is in default under or with respect to any Contractual Obligation (including any Material Agreement) which could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

Section 5.08 Ownership of Property; Liens.

Each Loan Party and its Restricted Subsidiaries (a) have valid leasehold interests in all its leased real property, and (b) have good title to all its personal and real property (other than its leased real property) necessary or used in the ordinary conduct of its business, except for such defects in leasehold interests or title that would not, individually or in the aggregate, have a Material Adverse Effect. The property of the MLP, the Borrower and the Restricted Subsidiaries are subject to no Liens, other than Permitted Liens.

Section 5.09 Environmental Compliance.

The MLP and the Borrower have reasonably concluded that (a) there are no claims against any Company alleging potential liability under or responsibility for violation of any Environmental Law except any such claims that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (b) there is no environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property owned, operated or used by any Company that could reasonably be expected to have a Material Adverse Effect, and (c) there is no violation of or by any Company of any Environmental Law, except for such violations as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.10 Insurance.

The properties of the Borrower and the other Loan Parties are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or the other Loan Parties operate.

Section 5.11 Taxes.

Each Company has filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against any Company that would, if made, have a Material Adverse Effect.

Section 5.12 ERISA Compliance.

The representations and warranties set forth in this Section 5.12 shall apply only if the Borrower or an ERISA Affiliate establishes a Plan.

(a) Each Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and other federal or state Laws except to the extent that noncompliance could not reasonably be expected to have a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code or, if maintained pursuant to a prototype plan, an opinion letter, from the IRS, or an application for such a letter is currently being processed by the IRS with respect thereto and nothing has occurred which would prevent, or cause the loss of, such qualification, except to the extent that nonqualification could not reasonably be expected to have a Material Adverse Effect. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan, except to the extent that nonpayment could not reasonably be expected to have a Material Adverse Effect.

(b) (i) The Borrower and each ERISA Affiliate have met all applicable requirements under the Pension Funding Rules with respect to each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, and (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Borrower nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date.

(c) There are no pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. None of the MLP, the Borrower or any ERISA Affiliate has engaged in or permitted to occur and no other party has engaged in or permitted to occur any prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(i) No ERISA Event has occurred or is reasonably expected to occur that could reasonably be expected to have a Material Adverse Effect; (ii) no Pension Plan has any Unfunded Pension Liability that (when aggregated with any other Unfunded Pension Liability) has resulted or could reasonably be expected to result in a Material Adverse Effect; and (iii) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA that could reasonably be expected to have a Material Adverse Effect.

(d) Except as disclosed in the financial statements delivered pursuant to Section 6.01, no Welfare Plan provides or will provide benefits, including death or medical benefits (whether or not insured), with respect to any current or former employee of the Borrower or any ERISA Affiliate beyond such Person’s retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by fully paid up insurance, or (iii) severance benefits.

Section 5.13 Subsidiaries and other Investments.

As of the Closing Date, (a) the Borrower has no Subsidiaries other than those specifically disclosed in Schedule 5.13, and no equity investment in any other corporation or other entity other than those specifically disclosed in Schedule 5.13, and (b) Schedule 5.13 accurately reflects each Subsidiary’s designation as either a Restricted Subsidiary or an Unrestricted Subsidiary. The MLP has no Subsidiaries other than the Borrower, the Borrower General Partner, Martin Midstream Finance Corp., a Delaware corporation, and the Borrower’s Subsidiaries.

Section 5.14 Margin Regulations; Investment Company Act; Public Utility Holding Company Act; Use of Proceeds.

(a) Neither the Borrower nor any other Loan Party is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board), or extending credit for the purpose of purchasing or carrying margin stock. Following the application of the proceeds of each Committed Borrowing or drawing under each Letter of Credit, margin stock constitutes less than 25% of the value of those assets of each Loan Party which are subject to any limitation on a sale, pledge, or other restrictions hereunder.

(b) None of the Borrower, any other Loan Party, any Person controlling the Borrower or any other Loan Party, or any Subsidiary thereof is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

(c) The Borrower will use all proceeds of Credit Extensions in the manner set forth in Section 6.12.

Section 5.15 Disclosure.

All material factual information hereto furnished by or on behalf of the Borrower in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, as modified or supplemented by other information so furnished, is, taken as a whole, true and accurate in all material respects, and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading; provided, that (a) to the extent any such certificate, statement, report or information was based upon or constitutes a forecast, projection or other forward looking information, the Borrower represents only that it acted in good faith and utilized reasonable assumptions and due care in the preparation of such certificate, statement, report, or information (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Borrower makes no representation that such projections will be realized), and (b) as to statements, information and reports supplied by third parties after the Closing Date, the Borrower represents only that it is not aware of any material misstatement or omission therein.

Section 5.16 Labor Matters.

There are no actual or threatened strikes, labor disputes, slowdowns, walkouts or other concerted interruptions of the MLP’s, the Borrower’s, or any of their Subsidiaries’ operations that could reasonably be expected to have a Material Adverse Effect.

Section 5.17 Compliance with Laws.

No Company is in violation of any Laws, other than such violations which could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. No Company has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which non-compliance could not reasonably be expected to have a Material Adverse Effect.

Section 5.18 Third Party Approvals.

Except for consents obtained prior to the Closing Date and as set forth on Schedule 5.18, no material approval, consent, exemption, authorization or other action by, or notice to, or filing with, any party that is not a party to this Agreement is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document.

Section 5.19 Solvency.

The Borrower and its Subsidiaries on a consolidated basis and the MLP and its Subsidiaries on a consolidated basis are not “insolvent” as such term is used and defined in (a) the United States Bankruptcy Code and (b) the New York Uniform Fraudulent Conveyance Act.

Section 5.20 Collateral.

(a) The provisions of each of the Collateral Documents are effective to create in favor of the Collateral Agent, for the benefit of the Lenders and the Lender Swap Parties, a legal, valid and enforceable first priority security interest in all right, title and interest of each Loan Party in the Collateral described therein, except as otherwise permitted hereunder, and the Collateral Agent is authorized to file financing statements in the offices in all of the jurisdictions listed in the schedule to all Security Agreements and Mortgages.

(b) None of the terms or provisions of any indenture, mortgage, deed of trust, agreement or other instrument to which the Borrower or any other Loan Party is a party or by which the Borrower or any other Loan Party or the property of the Borrower or any other Loan Party is bound prohibit the filing or recordation of any of the Loan Documents or any other action which is necessary or appropriate in connection with the perfection of the Liens on material assets evidenced and created by any of the Loan Documents.

Section 5.21 Concerning the Vessels.

(a) Schedule 5.21 sets forth a true and correct list describing each of the Vessels owned on the Closing Date by the Borrower, the MLP and the Restricted Subsidiaries and correctly sets forth whether each such Vessel is owned by the Borrower, the MLP or one of the Restricted Subsidiaries. Each Vessel has been appropriately registered under the laws of its jurisdiction of registration, including, with respect to each Vessel shown on Schedule 5.21 hereof, the laws of the United States of America (the “U.S. Flag Vessels”), and as of the Closing Date except as disclosed to the Lenders in writing, none of the Borrower, the MLP or any of the Restricted Subsidiaries owns any Vessels registered under the laws of the United States of America other than the U.S. Flag Vessels.

(b) Each Vessel complies with all applicable maritime laws and regulations, including, with respect to each U.S. Flag Vessel, all applicable requirements of the Shipping Act of 1916, as amended and in effect, and all applicable regulations thereunder and all applicable requirements of the maritime laws of the United States of America and all applicable regulations thereunder except in such instances in which the failure to comply therewith could not, individually or collectively, reasonably be expected to have a Material Adverse Effect. Each of the Borrower, the MLP and the Restricted Subsidiaries is a citizen of the United States for purposes of operating each of the U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder. Each bareboat or demise charterer of each of the U.S. Flag Vessels operated in the coastwise trade of the United States (i) is a citizen of the United States for purposes of operating and maintaining such U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder, or (ii) is in compliance with the citizenship requirements set forth in 46 App. U.S.C.A. Section 883-1. Each of the U.S. Flag Vessels in operation is covered by a valid Coast Guard Certificate of Inspection, has a load line certificate, and is classed by the American Bureau of Shipping (or any other classification society or societies satisfactory to the Administrative Agent and the Lenders), in each case except for such failures that would not, individually or in the aggregate, have a Material Adverse Effect. Each U.S. Flag Vessel operated and maintained as a vessel in the coastwise trade of the United States is so operated in accordance with the

Shipping Act of 1916, as amended and in effect, and the regulations thereunder, and all other U.S. Flag Vessels if operated and maintained in the coastwise trade would be eligible to be so operated in accordance with the Shipping Act of 1916, as amended and in effect, and the regulations thereunder, in each case except for such failures that would not, individually or in the aggregate, have a Material Adverse Effect. In addition to the information regarding U.S. Flag Vessels, Schedule 5.21 sets forth a list of all other Vessels owned by the Borrower, the MLP and the Restricted Subsidiaries.

(c) Each Vessel subject to a Vessel Mortgage is covered by hull and machinery, protection and indemnity, war risk, loss of earnings and excess liability insurance in accordance with the requirements of such Vessel Mortgage.

Section 5.22 Intellectual Property; Licenses, etc.

Each Loan Party owns, or possesses the right to use, all of the material trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are necessary for the operation of its business. To the knowledge of each Loan Party, no such intellectual property infringes upon any rights held by any other Person except where such infringement could not reasonably be expected to result in a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of each Loan Party, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 5.23 OFAC.

No Company (a) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (c) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Section 5.24 USA Patriot Act.

Each Company is in compliance, in all material respects, with (a) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) the Uniting And Strengthening America By Providing Appropriate Tools Required To Intercept And Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

Section 5.25 Money Laundering.

The operations of each Company are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of money laundering Laws, including, but not limited to, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and the Act, and no action, suit or proceeding by or before any Governmental Authority involving any Company with respect to money laundering Laws is pending or, to the best knowledge of each Company, threatened. To the knowledge of each Company, it is not a Person with which any Lender is prohibited from dealing or otherwise engaging with in any transaction under applicable money laundering Laws.

Section 5.26 Commodity Exchange Act.

Each Loan Party is a Qualified ECP Guarantor.

ARTICLE VI.

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the Borrower and the MLP shall, and shall cause each of the Restricted Subsidiaries (and, with respect to Section 6.08 and Section 6.11, any other Subsidiary) to:

Section 6.01 Financial Statements.

Deliver to the Administrative Agent, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within ninety (90) days (or such shorter time as required to be filed with the SEC) after the end of each fiscal year of the MLP, consolidated balance sheets of the MLP and its Subsidiaries as at the end of such fiscal year, and the related statements of income and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year of the MLP, all in reasonable detail, audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any “going concern” or like qualifications or exceptions, any qualifications or exceptions as to the scope of the audit, or to any qualifications and exceptions not reasonably acceptable to the Required Lenders (the preceding may be in the form of the MLP’s annual report filed on Form 10-K with the SEC; December 31 is the fiscal year end of the MLP and the Borrower); and

(b) as soon as available, but in any event within forty-five (45) days (or such shorter time as required to be filed with the SEC) after the end of each of the first three (3) fiscal quarters of each fiscal year of the MLP, an unaudited consolidated balance sheet of the MLP and its Subsidiaries as at the end of such fiscal quarter, and the related statements of income and cash flows for such fiscal quarter and for the portion of the MLP’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year of the MLP, and the corresponding portion of the previous fiscal year of the MLP, all in reasonable detail (the preceding may be in the form of the MLP’s quarterly report filed on Form 10-Q with the SEC) and certified by a Responsible Officer of the MLP as fairly presenting the financial condition, results of operations and cash flows of the MLP and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

Section 6.02 Certificates; Other Information.

Deliver to the Administrative Agent, at the expense of the Borrower, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Section 6.01(a) and (b), a duly completed Compliance Certificate substantially in the form of Exhibit C signed by a Responsible Officer of the Borrower who is a senior financial officer and responsible for regulatory reporting and filing and a Responsible Officer of the MLP;

(b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or written communication sent to the equity owners of the MLP, and copies of all annual, regular, periodic and special reports and registration statements which the MLP may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c) promptly after execution thereof, copies of Material Agreements and any material amendment thereto;

(d) annually, together with the items delivered pursuant to Section 6.01(a) herein, projections of operations for the year commencing the preceding January 1 for the MLP and its Subsidiaries;

(e) all agreements, documents, instruments or other items listed on Schedule 4.01 on or prior to the date specified for delivery thereof on Schedule 4.01 (or such later date as the Administrative Agent shall otherwise permit); and

(f) promptly, such additional information regarding the business, financial or company affairs of any Company as the Administrative Agent, at the request of any Lender, may from time to time reasonably request, which information may include copies of any detailed audit reports, if any, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of the MLP or the Borrower by independent accountants in connection with the accounts or books of the MLP, the Borrower or any Restricted Subsidiary, or any audit of any of them.

Any information that the Borrower, the MLP or any Restricted Subsidiary is required to deliver to the Administrative Agent or any Lender pursuant to Section 6.01 and this Section 6.02 shall be deemed delivered if and when such information is filed on EDGAR or the equivalent thereof with the SEC.

Section 6.03 Notices.

Promptly notify the Administrative Agent within ten (10) days of a Responsible Officer of a Loan Party having knowledge of any of the following:

(a) the occurrence of any Default or Event of Default;

(b) any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including any of the following events if such has resulted or could reasonably be expected to result in a Material Adverse Effect: (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party; (ii) any litigation, investigation by or required by a Governmental Authority, proceeding or suspension of licenses or permits between any Loan Party and any Governmental Authority; and (iii) any dispute, litigation, investigation or proceeding involving any Company related to any Environmental Law;

(c) any litigation, investigation or proceeding affecting any Company in which (i) the amount involved exceeds (individually or collectively) $10,000,000, or (ii) injunctive relief or other relief is sought that could be reasonably expected to have a Material Adverse Effect; or

(d) any material change in accounting policies or financial reporting practices by the Borrower or the MLP.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

Section 6.04 Payment of Obligations.

Pay and discharge as the same shall become due and payable all obligations and liabilities, including (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except, in the case of clauses (a) or (b), where (x) the validity thereof are being contested in good faith by appropriate proceedings, and (y) adequate reserves in accordance with GAAP are being maintained by the appropriate Company.

Section 6.05 Preservation of Existence, Etc.

(a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, except in a transaction permitted by Section 7.05 or Section 7.06, and (b) take all action to maintain all rights, privileges, permits, licenses and franchises material to the conduct of its business, except in a transaction permitted by Section 7.05 or Section 7.06.

Section 6.06 Maintenance of Assets and Business.

(a) Maintain all properties, equipment, licenses, permits and franchises necessary for its normal business, (b) keep all of its assets which are necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof, (c) do all things necessary to obtain, renew, extend and continue in effect all Authorizations which may at any time and from time to time be necessary for the operation of its business in compliance with applicable Law, except where the failure to so maintain, renew, extend or continue in effect could not reasonably be expected to have a Material Adverse Effect, (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect, and (e) use the standard of care typical in the industry in the operation and maintenance of its facilities.

Section 6.07 Maintenance of Insurance.

(a) Maintain with responsible insurance companies insurance with respect to its properties and business against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses and which is satisfactory to the Administrative Agent and the Required Lenders, (b) furnish to the Administrative Agent, promptly after the Administrative Agent’s request therefor, (i) a certificate or certificates of insurance from the applicable insurance company evidencing the existence of insurance required to be maintained by this Agreement and the other Loan Documents and evidencing that Collateral Agent is listed as sole loss payee on property insurance and the Administrative Agent, the Collateral Agent and Lenders are additional insureds on liability insurance, and (ii) standard flood hazard determination certificates (e.g. FEMA form 81-93) with respect to any Mortgaged Property on which there is a Mortgage securing Buildings or Manufactured (Mobile) Homes and, to the extent required by applicable law, proof of flood insurance meeting applicable requirements of federal law, and (c) upon request of the Administrative Agent, furnish to each Lender at reasonable intervals a certificate of a Responsible Officer of the Borrower setting forth the nature and extent of all insurance maintained in accordance with this Section.

Section 6.08 Compliance with Laws and Contractual Obligations.

(a) Comply with the requirements of all Laws (including Environmental Laws) applicable to it or to its business or property, except in such instances in which (i) such requirement of Law is being contested in good faith or a bona fide dispute exists with respect thereto, or (ii) the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect, (b) comply with all Contractual Obligations, except where the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect, and (c) comply with the rules and requirements of any classification society in which any Vessel is classed except where the failure to comply therewith could not be reasonably expected to have a Material Adverse Effect.

Section 6.09 Books and Records.

(a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business, and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

Section 6.10 Inspection Rights.

Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and independent public accountants, at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Borrower; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

Section 6.11 Compliance with ERISA.

With respect to each Plan maintained by a Company, do each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 and Section 430 of the Code, except to the extent that noncompliance, with respect to each event listed above, could not be reasonably expected to have a Material Adverse Effect.

Section 6.12 Use of Proceeds.

Use the proceeds of the Facility (a) to finance Investments, Acquisitions and Capital Expenditures by the Borrower and its Restricted Subsidiaries, subject to compliance with this Agreement, including Section 7.02 and Section 7.09, (b) to refinance Indebtedness of the Borrower under the Existing Credit Agreement, (c) for the issuances of Letters of Credit, (d) to fund working capital and general partnership and corporate requirements of the Borrower and its Restricted Subsidiaries, including without limitation, payments to Martin Resource pursuant to the Omnibus Agreement for reimbursement of expenses and corporate overhead, (e) to fund Quarterly Distributions to the extent permitted by Section 7.07(b) and Section 7.07(c), and (f) to pay fees, costs and expenses associated with the closing under this Agreement.

Section 6.13 Concerning the Vessels.

At all times (a) operate each Vessel in compliance in all respects with all applicable governmental rules, regulations and requirements pertaining to such Vessels (including, without limitation, all requirements of the Shipping Act of 1916, as amended and in effect, applicable to each U.S. Flag Vessel) and, to the extent required to be classed, in compliance in all respects with all rules, regulations and requirements of the applicable classification society except in such instances in which the failure to so operate could not reasonably be expected to have a Material Adverse Effect, (b) maintain and assure that each demise or bareboat charterer of the U.S. Flag Vessels operated and maintained in the coastwise trade of the

United States shall maintain, as required, its citizenship of the United States for purposes of operating each of the U.S. Flag Vessels in the coastwise trade in accordance with Section 2 of the Shipping Act of 1916, as amended and in effect, and the regulations thereunder or the citizenship requirements set forth in 46 App. U.S.C.A. Section 883, (c) upon request of the Administrative Agent, furnish to the Administrative Agent the certificate of each classification society covering each of the U.S. Flag Vessels, and (d) keep each U.S. Flag Vessel registered under the laws of the United States and each Vessel (other than a U.S. Flag Vessel) flagged under the laws of another jurisdiction and shall maintain in full force and effect the Coast Guard Certificate of Inspection (or the equivalent for any Vessel registered under the laws of another jurisdiction) of each Vessel that is in operation and which requires such a certificate and furnish to the Administrative Agent copies of all renewals and extensions thereof.

Section 6.14 Guaranties and other Collateral Documents.

As an inducement to the Administrative Agent and Lenders to enter into this Agreement, cause the MLP and each Restricted Subsidiary on the Closing Date to execute and deliver to the Administrative Agent a Guaranty, each substantially in the form and upon the terms of Exhibit E-1 and Exhibit E-2, respectively, providing for the guaranty of payment and performance of the Obligations, and a Security Agreement. After the Closing Date, but in each case subject to the limitations and thresholds in Section 6.16 at the time of the formation or acquisition of any Restricted Subsidiary (or at such later time as may be permitted pursuant to Section 6.16(a)(vii) or as the Administrative Agent shall otherwise agree), cause such Restricted Subsidiary to execute and deliver to the Administrative Agent (a) a Guaranty substantially in the form and upon the terms of Exhibit E-1, providing for the guaranty of payment and performance of the Obligations, (b) Collateral Documents (including a Subsidiary Security Agreement) in form and substance satisfactory to the Administrative Agent creating liens and security interests in all assets and properties of such Restricted Subsidiary and in the equity interests in such Restricted Subsidiary, and (c) certified copies of such Restricted Subsidiary’s Organization Documents and, at the Administrative Agent’s request, opinions of counsel with respect to such Restricted Subsidiary, such Guaranty and such Collateral Documents, in form and substance satisfactory to the Administrative Agent and the Collateral Agent, and (d) such other documents and instruments as may be required with respect to such Restricted Subsidiary pursuant to Error! Reference source not found.; provided, however, that a Foreign Subsidiary shall not be required to execute a Guaranty if the execution of such Guaranty would have an adverse tax effect on the Companies.

Section 6.15 Company Identity.

In addition to the agreements set forth in Section 6.18, the MLP and the Borrower shall do or cause to be done (or refrain from doing or causing to be done, as the case may be) all things necessary to ensure that the separate legal identity of the Borrower and the MLP and, except as permitted by Section 7.05, each of their respective Subsidiaries, will at all times be respected and that none of the Borrower, the MLP or any of their Subsidiaries will be liable for any obligations, contractual or otherwise, of the MLP General Partner, Martin Resource or any other entity in which the MLP General Partner or Martin Resource owns any equity interest (other than the MLP and its Subsidiaries), except as permitted by Section 5.13 and Section 7.02. Without limiting the foregoing, the MLP and the Borrower will, and will cause each of their respective Subsidiaries to, (a) observe all requirements, procedures and formalities necessary or advisable in order that the MLP, the Borrower and each of their respective Subsidiaries will be considered validly existing Persons separate and distinct from the MLP General Partner, Martin Resource and their other Subsidiaries, (b) not permit any commingling of the assets of the MLP General Partner, Martin Resource or any of their Subsidiaries (other than the MLP and its Subsidiaries) with assets of the MLP, the Borrower or any of their respective Subsidiaries which would prevent the assets of the MLP General Partner, Martin Resource or any of their Subsidiaries (other than the MLP and its Subsidiaries) from being readily distinguished from the assets of the MLP, the Borrower, and their respective Subsidiaries, and (c) take reasonable and customary actions to ensure that creditors of the MLP General Partner, Martin Resource, and their Subsidiaries (other than the MLP and its Subsidiaries) are aware that each such Person is an entity separate and distinct from the MLP, the Borrower and their respective Subsidiaries.

Section 6.16 Further Assurances; Additional Collateral.

(a) The Borrower and the MLP shall, and shall cause each Restricted Subsidiary of the Borrower and the MLP to, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall request pursuant to this Section 6.16 to ensure that the Collateral Agent, on behalf of the Lenders and the Lender Swap Parties, shall, at all times, have currently effective duly executed Loan Documents granting Liens and security interests in substantially all of the (x) material Vessels and material Fixed Assets, (y) accounts receivable, inventory, equipment, general intangibles and deposit accounts, and (z) other material assets and properties of the MLP, the Borrower and the Restricted Subsidiaries, including all capital stock, partnership, joint venture, membership interests or other equity interests; provided, that,

(i) general partnership interests in the Borrower shall not be pledged by the Borrower General Partner until (A) such time as the Borrower General Partner Organization Documents no longer prohibit the Borrower General Partner from granting a Lien and security interest in the general partnership interests of the Borrower, and (B) such pledge shall not result in any material adverse tax consequences to the MLP, the Borrower or the Restricted Subsidiaries;

(ii) the grant of a Lien on the assets described on Schedules 4.01 and 6.16 shall not be required until such time as indicated thereon;

(iii) if the grant of a Lien on (A) any specific lease, contract right, governmental license or approval or similar property, or (B) subject to the Administrative Agent’s consent, any property acquired by a Loan Party after the Closing Date (the property described in this clause (iii) is herein referred to collectively as the “Non-Pledgeable Collateral”) is expressly prohibited by, or would cause a default under or termination, avoidance or forfeiture of, any lease, contract, agreement, license or Law to which the MLP, the Borrower, or any of the Restricted Subsidiaries is a party or is subject, then the Loan Parties shall not be required to grant a Lien to the Collateral Agent on such Non-Pledgeable Collateral for so long as such grant is prohibited or would result in such default; provided, that, that upon the request of the Administrative Agent, the Loan Parties agree to use commercially reasonable efforts to obtain any consents, authorizations, waivers, or other approvals that may be required in order to grant a Lien on Non-Pledgeable Collateral specifically requested by the Administrative Agent. Notwithstanding anything to the contrary set forth herein, no lease, contract or license between (x) the MLP, the Borrower or any of the Restricted Subsidiaries and (y) Martin Resource or any of its Restricted Subsidiaries shall prohibit a Lien in favor of, or foreclosure by, the Collateral Agent thereon;

(iv) the Loan Parties shall not be required to grant a Lien on equity interests in a Foreign Subsidiary, and a Foreign Subsidiary shall not be required to grant Liens on its assets to the extent that the granting of such Liens would have an adverse tax effect on the Companies;

(v) the Borrower shall not be required to grant a Lien on any asset that could result in the contravention of applicable law, unless such applicable law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the U.C.C. (or any successor provision or provisions); provided, that this clause (v) shall not prohibit the grant of a Lien or a provision of a Guaranty at such time as the legal prohibition shall no longer be applicable and to the extent severable (which Lien shall attach immediately to any portion not subject to the prohibitions specified above);

(vi) the Loan Parties shall not be required to grant Liens on any real or personal property (including any Vessel, Building or Manufactured (Mobile) Home) to the extent that all such property has an aggregate fair market value of less than $25,000,000 at all times; provided, that this clause (a)(vi) shall not apply to any real or personal property listed on Schedule 4.01;

(vii) in the case of the Acquisition of assets by a Loan Party after the Closing Date, upon request made by the Borrower, the Administrative Agent may extend the time period for compliance with this Section 6.16 and Section 6.14 for a period of up to sixty (60) days after the date of such Acquisition (or such later date as the Administrative Agent shall agree in its sole discretion);

(viii) the Borrower shall not be required to grant a Lien on any asset with respect to which the Administrative Agent determines in its sole discretion the costs of obtaining such Lien are excessive in relation to the value of the security to be afforded thereby; and

(ix) no Loan Party shall be required to grant a Lien on the equity interests in any Unrestricted Subsidiary.

(b) In connection with the actions required pursuant to this Section 6.16, (i) the Borrower and the MLP shall, and shall cause each applicable Subsidiary of the Borrower and the MLP to, execute and deliver such stock certificates, blank stock powers, evidence of corporate authorization, opinions of counsel, current valuations, evidence of title, title opinions, title insurance, evidence of insurance and other documents, and shall use commercially reasonable efforts to obtain landlord and mortgagee waivers and third party consents, in each case as shall be reasonably requested by the Administrative

Agent in form and substance reasonably satisfactory to the Administrative Agent, and (ii) the applicable Loan Party shall, prior to delivering any Mortgage securing Buildings or Manufactured (Mobile) Homes, or any amendment of or supplement to any Mortgage adding Buildings or Manufactured (Mobile) Homes as “Collateral” defined therein, deliver to the Administrative Agent (A) a standard flood hazard determination with respect to the real property subject to such Mortgage, and (B) if such real property is located in a special flood hazard area, (1) confirmation of receipt by the Borrower and any applicable Loan Party of notice from the Administrative Agent as to the existence of a special flood hazard and, if applicable, the unavailability of flood hazard insurance under applicable Flood Insurance Regulations, and (2) evidence of applicable flood insurance, if available, in each case in such form, on such terms and in such amounts as required by applicable Flood Insurance Regulations or as otherwise reasonably required by the Administrative Agent, in each case as shall be reasonably requested by the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Liens required by this Error! Reference source not found. shall be perfected Liens in favor of the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties, subject in priority to no other Liens except Permitted Liens of the type described in Section 7.01 (other than Section 7.01(h) and, in the case of the Vessels and other fixed assets required to be pledged pursuant to Section 6.16(a)(i), other than Section 7.01(b), (h), (i), (j), and (k)).

(d) The Borrower and the MLP shall, and shall cause each of the Restricted Subsidiaries to, (i) execute and deliver amendments to any Loan Documents relating to Swap Obligations that are necessary to comply with the Commodity Exchange Act, and (ii) deliver or report any information to any Lender Swap Party necessary for such Lender Swap Party to comply with the Commodity Exchange Act.

Section 6.17 Designation and Conversion of Restricted and Unrestricted Subsidiaries.

(a) Unless designated in writing to the Administrative Agent pursuant to this Section, any Person that becomes a Subsidiary of the MLP, the Borrower or any Restricted Subsidiary after the Closing Date shall be classified as a Restricted Subsidiary.

(b) The Borrower may designate any Subsidiary (including any newly-formed or newly-acquired Subsidiary) of the MLP or the Borrower as an Unrestricted Subsidiary if (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such designation (or, if made as of an earlier date, were true and correct as of such date), (ii) no Default or Event of Default then exists or would result therefrom, (iii) immediately after giving effect to such designation, the MLP, the Borrower and their Restricted Subsidiaries are in pro forma compliance with all of the covenants set forth in Section 7.14, and (iv) after giving effect to such designation, such Unrestricted Subsidiary has no Indebtedness, other than Non-Recourse Obligations.

(c) The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if (i) the representations and warranties of the Loan Parties contained in each of the Loan Documents are true and correct in all material respects on and as of such date as if made on and as of the date of such redesignation (or, if made as of an earlier date, were true and correct as of such date), (ii) no Default or

Event of Default then exists or would result therefrom, and (iii) immediately after giving effect to such designation, the MLP, the Borrower and the Restricted Subsidiaries are in pro forma compliance with all of the covenants set forth in Section 7.14.

(d) At least ten (10) days prior to the date of any designation or re-designation pursuant to clauses (b) or (c) above (or such shorter period as the Administrative Agent shall agree), the Borrower shall provide a certificate to the Administrative Agent, in form and substance satisfactory to the Administrative Agent, demonstrating compliance with the covenants set forth in this Section 6.17.

Section 6.18 Agreements Respecting Unrestricted Subsidiaries.

(a) The MLP and the Borrower shall, and shall cause each of the Restricted Subsidiaries to, operate each Unrestricted Subsidiary in such a manner as to make it apparent to all creditors of such Unrestricted Subsidiary that such Unrestricted Subsidiary is a legal entity separate and distinct from the MLP, the Borrower and each Restricted Subsidiary and as such is solely responsible for its debts and other obligations.

(b) The Borrower will not permit any Unrestricted Subsidiary to hold any equity interests in, or any Indebtedness of, any Restricted Subsidiary.

ARTICLE VII.

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, or any Loan or other Obligations shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, each of the MLP and the Borrower agrees that it shall not, and shall not permit any Restricted Subsidiary (or, with respect to Section 7.08, any other Subsidiary) to, directly or indirectly:

Section 7.01 Liens.

Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:

(a) Liens pursuant to any Loan Document;

(b) Liens listed on Schedule 7.01, and any renewals or extensions thereof, provided, that (i) the amount of the Indebtedness secured thereby is not increased, and (ii) any of the Indebtedness thereby secured is permitted by Section 7.04(e) or (g);

(c) Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

(f) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business;

(g) easements, rights-of-way, restrictions and other similar encumbrances affecting real property which (i) are described in any title policy delivered with respect to the Collateral, or (ii) do not materially interfere with the ordinary conduct of the business of the applicable Person;

(h) judgment Liens not giving rise to an Event of Default;

(i) any Lien existing on any asset (other than stock of a Restricted Subsidiary) prior to acquisition thereof by the Borrower or a Restricted Subsidiary, and not created in contemplation of such acquisition, provided, that (i) no such Lien shall be extended to cover property other than the asset being acquired, and (ii) the Indebtedness thereby secured is permitted by Section 7.04(e) or (g);

(j) Liens securing Capital Lease obligations, provided, that the Indebtedness in respect of such Capital Lease is permitted under Section 7.04(e) or (g);

(k) Purchase money Liens upon or in any property acquired by Borrower or any of its Restricted Subsidiaries to secure the deferred portion of the purchase price of such property or to secure Indebtedness incurred to finance the acquisition of such property and refinancings, renewals and extensions of such Liens, provided, that (i) no such Lien shall be extended to cover property other than the property being acquired, and (ii) the Indebtedness thereby secured is permitted by Section 7.04(e) or (g);

(l) Liens reserved in or exercisable under any lease or sublease to which the Borrower or a Restricted Subsidiary is a lessee which secure the payment of rent or compliance with the terms of such lease or sublease; provided, that the rent under such lease or sublease is not then overdue for a period of thirty (30) days;

(m) any interest or title of a lessor under any lease entered into by the Borrower or any Restricted Subsidiary in the ordinary course of its business and covering only the assets so leased;

(n) Liens, incurred in the ordinary course of business in connection with margin requirements under Swap Contracts, on cash and cash equivalents not to exceed in value in the aggregate $500,000 at any time outstanding;

(o) interests of lessees in leases under which such Person is a lessor, provided such leaseholds are otherwise not prohibited by the terms of this Agreement;

(p) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the MLP, the Borrower or any Restricted Subsidiary on deposit with or in possession of such bank;

(q) Liens represented by the escrow of cash or Cash Equivalents, and the earnings thereon, securing the obligations of the Borrower or any of its Restricted Subsidiaries under any agreement to acquire, or pursuant to which it acquired property, securing the obligations of the Borrower or any of its Restricted Subsidiaries to the seller of such property under any agreement pursuant to which the Borrower or any of its Restricted Subsidiaries may acquire such property;

(r) Liens on Non-Pledgeable Collateral, provided, that the Indebtedness thereby secured is permitted by Section 7.04(e) or (g);

(s) Liens reserved in customary oil, gas and/or mineral leases for royalties, bonus or rental payments and for compliance with the terms of such leases and Liens reserved in customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements for compliance with the terms of such agreements, to the extent that (i) any such Lien referred to in this clause (s) does not materially impair the use or value of the property subject to such Lien for the purposes for which such property is held, and (ii) in the case of customary operating agreements, farm-out and farm-in agreements, exploration agreements, development agreements and other similar agreements, the amount of any obligations secured thereby that are delinquent, that are not diligently contested in good faith and for which adequate reserves are not maintained by the applicable Company do not exceed, at any time outstanding, the amount owing by such Company, for ninety (90) days’ billed operating expenses or other expenditures attributable to such entity’s interest in the property covered thereby; and

(t) Liens in favor of Qualified Factors on Factoring Transaction Assets to secure obligations in connection with Permitted Factoring Transactions.

Section 7.02 Investments and Acquisitions.

(a) Make any Investments, except:

(i) cash or Cash Equivalents;

(ii) Investments constituting Indebtedness permitted under Section 7.04;

(iii) Investments by the MLP in the Borrower;

(iv) (A) Investments by the Borrower and its Restricted Subsidiaries in a Wholly-Owned Restricted Subsidiary of the Borrower; and (B) any Investment by the Borrower and its Restricted Subsidiaries in a Person that becomes a Wholly-Owned Restricted Subsidiary of the Borrower as a result of such Investment; provided, that the Borrower is in compliance with Section 6.14;

(v) trade accounts receivable which are for goods furnished or services rendered in the ordinary course of business;

(vi) Investments received in satisfaction or partial satisfaction of accounts receivable from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss;

(vii) Guaranty Obligations permitted by Section 7.04; or

(viii) Investments by the Borrower and its Restricted Subsidiaries in Permitted Joint Ventures, provided, that:

(A) the Loan Parties shall be in pro forma compliance with the covenants set forth in this Section 7.02 and Section 7.14 at the time that such Investment is made and after giving effect thereto;

(B) at all times during which any Investments permitted by this clause (B) are outstanding, the book value of Collateral in which the Administrative Agent has a Lien in accordance with Section 7.15 shall not be less than 50% of the book value of the total assets of the MLP, the Borrower and their Subsidiaries (calculated on a pro forma basis based on the book value as of the close of the most recent fiscal quarter and taking into account on a pro forma basis all Investments made since such quarter-end);

(C) the aggregate outstanding amount of Investments made after the Closing Date in Permitted Joint Ventures (other than Cardinal) shall not exceed $50,000,000 (as such amount may be increased on a dollar-for-dollar basis by Returned Capital with respect to any such Investment); and

(D) the Borrower shall deliver to the Administrative Agent at the time such Investment is made a certificate demonstrating compliance with this Section 7.02(a)(viii) and Section 7.02(b); and

(ix) Investments by the Borrower and its Restricted Subsidiaries in Unrestricted Subsidiaries, provided, that:

(A) the Loan Parties shall be in pro forma compliance with the covenants set forth in this Section 7.02 and Section 7.14 at the time that such Investment is made and after giving effect thereto;

(B) the aggregate outstanding amount of Investments made after the Closing Date in Unrestricted Subsidiaries shall not exceed $25,000,000 (as such amount may be increased on a dollar-for-dollar basis by Returned Capital with respect to any such Investment);

(C) the Borrower shall deliver to the Administrative Agent at the time such Investment is made a certificate demonstrating compliance with this Section 7.02(a)(ix) and Section 7.02(b); and

(x) Investments by the Borrower in MET in an aggregate amount not to exceed $15,000,000; or

(xi) Investments by the Borrower and its Restricted Subsidiaries (other than Investments referenced in clauses (i) through (viii) above) in an aggregate amount not to exceed $1,000,000.

(b) Make any Acquisition, or acquisition of the capital stock or securities of another Person, unless (i) after giving effect thereto, (A) the Borrower is in pro forma compliance with Section 7.14 (tested as of the last day of the most recent fiscal quarter for which financial statements are available), and (B) unfunded Commitments of at least $30,000,000 then exist, and (ii) if any such Acquisition or Investment results in the ownership of assets located outside the United States or equity interests in any Person that is not a Domestic Person, (A) such Acquisition or Investment constitutes a Foreign Investment, and (B) the aggregate amount of all Foreign Investments does not exceed $30,000,000.

(c) Make an Investment that is opposed by the board of directors or similar governing entity of the Person in which the Investment is made.

(d) Notwithstanding anything to the contrary contained in this Section 7.02, make Investments in MET in excess of the amount set forth in clause (a)(x) at any time.

Section 7.03 Hedging Agreements.

Enter into any Swap Contracts other than in the ordinary course of business for the purpose of protecting against fluctuations in interest rates, commodity prices or foreign exchange rates and not for purposes of speculation, provided, that the Swap Contract shall not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party.

Section 7.04 Indebtedness.

Create, incur or assume any Indebtedness, except:

(a) Indebtedness incurred pursuant to the Loan Documents;

(b) Indebtedness owed by a Restricted Subsidiary to the Borrower or to a Wholly-Owned Restricted Subsidiary that is a Guarantor or by the Borrower to a Wholly-Owned Restricted Subsidiary that is a Guarantor, provided, that, to the extent such Indebtedness is evidenced by a promissory note, such note shall be pledged to secure the Obligations and is in the possession of the Collateral Agent;

(c) obligations (contingent or otherwise) of the Borrower, the MLP or any Restricted Subsidiary existing or arising under any Swap Contract to the extent permitted by Section 7.03;

(d) unsecured Indebtedness of the Borrower, Martin Midstream Finance Corp., a Delaware corporation, and the MLP, and any guarantees thereof by the Borrower or a Guarantor, provided, that (i) such Indebtedness (A) shall bear a market rate of interest, (B) shall not require any scheduled payment of principal earlier than a date which is one hundred twenty (120) days after the Stated Maturity Date, and (C) shall not contain covenants, mandatory prepayment events, or events of default that are more restrictive than those set forth in this Agreement (except as otherwise reasonably satisfactory to the Administrative Agent), and (ii) the Net Cash Proceeds thereof shall be used to prepay Loans to the extent required under Section 2.03(b)(ii);

(e) Indebtedness existing on the Closing Date and identified on Schedule 7.04, and any renewals or extensions (but not increases) thereof;

(f) Indebtedness with respect to any Permitted Factoring Transaction; and

(g) other Indebtedness of the MLP, the Borrower and the Restricted Subsidiaries not to exceed $50,000,000 in aggregate principal amount outstanding at any time;

provided, that notwithstanding anything to the contrary set forth in clauses (a) through (g) above, if any Indebtedness is incurred pursuant to this Section 7.04, both before and after such Indebtedness is created, incurred or assumed, no Default or Event of Default shall exist.

Section 7.05 Fundamental Changes.

Merge or consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a) any Person may merge into the Borrower, provided, that the Borrower is the surviving entity and the requirements set forth in Section 7.02 are satisfied;

(b) any Restricted Subsidiary may merge with (i) the Borrower, provided, that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Restricted Subsidiaries, provided, that when any Wholly-Owned Restricted Subsidiary is merging with another Restricted Subsidiary, a Wholly-Owned Restricted Subsidiary shall be the continuing or surviving Person, and provided further that when any Guarantor is merging with another Restricted Subsidiary, a Guarantor shall be the continuing or surviving Person;

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Restricted Subsidiary; provided, that (i) if the transferor in such a transaction is a Wholly-Owned Restricted Subsidiary, then the transferee must also be the Borrower or a Wholly-Owned Restricted Subsidiary, and (ii) if the transferor in such a transaction is a Guarantor, then the transferee must be the Borrower or a Guarantor;

(d) any Person (other than the Borrower or a Restricted Subsidiary of the Borrower) may merge into any Restricted Subsidiary; provided, that such Restricted Subsidiary is the surviving entity and the requirements set forth in Section 7.02 are satisfied;

(e) the Borrower and each Restricted Subsidiary may make Dispositions permitted by Section 7.06; and

(f) any Restricted Subsidiary may dissolve or change its legal form if the Borrower determines in good faith that such action is in the best interests of the Loan Parties and not materially disadvantageous to the Lenders.

Section 7.06 Dispositions.

Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions by the Borrower or its Restricted Subsidiaries of inventory or obsolete equipment in the ordinary course of business;

(b) Dispositions by any Restricted Subsidiary to the Borrower, or by any Restricted Subsidiary or by the Borrower to a Wholly-Owned Restricted Subsidiary that is a Guarantor;

(c) Dispositions for fair market value in an aggregate amount not to exceed $50,000,000 in any fiscal year, so long as (i) no Default or Event of Default then exists or arises as a result thereof, (ii) if a prepayment is required by Section 2.03(b)(i), the Borrower shall make such prepayment in accordance with such Section, and (iii) if the fair market value of any Disposition exceeds $20,000,000, then Cash Equivalents comprise at least 75% of the consideration received by the applicable Company in connection therewith;

(d) Dispositions resulting from damage to, or loss or destruction of, any property or other event resulting in payments made to any Loan Party under an insurance policy or as a result of any condemnation or vessel condemnation, provided, that the Borrower is in compliance with Section 2.03(b)(i);

(e) Dispositions of Factoring Transaction Assets by the Borrower or any Restricted Subsidiary in connection with a Permitted Factoring Transaction; and

(f) Dispositions to an Unrestricted Subsidiary so long as such Disposition is an Investment permitted pursuant to Section 7.02(a)(ix).

Section 7.07 Restricted Payments; Distributions and Redemptions.

Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:

(a) each Restricted Subsidiary may make Restricted Payments to the Borrower and to Wholly-Owned Restricted Subsidiaries of the Borrower (and, in the case of a Restricted Payment by a non-Wholly-Owned Restricted Subsidiary, to the Borrower and any Restricted Subsidiary and to each owner of capital stock or other equity interest of such Restricted Subsidiary on a pro rata basis based on their relative ownership interests);

(b) the Borrower may declare and make Quarterly Distributions of Available Cash as defined in the Limited Partnership Agreement (Borrower) as in effect on the Closing Date (including, without limitation, distributions of the proceeds of Distribution Loans) to the extent such Quarterly Distributions are made in accordance with the Limited Partnership Agreement (Borrower); provided, that at the time each such Quarterly Distribution is declared, no Default or Event of Default exists or would result therefrom;

(c) the MLP may (i) declare and make Quarterly Distributions of Available Cash as defined in the Limited Partnership Agreement (MLP) as in effect on the Closing Date (including, without limitation, distributions of the proceeds of Distribution Loans) to the extent such Quarterly Distributions are made in accordance with the Limited Partnership Agreement (MLP) and (ii) purchase units under and in accordance with any MLP Long-Term Incentive Plan (as defined in the Limited Partnership Agreement (MLP)); provided, that at the time each such Quarterly Distribution or purchase is declared, no Default or Event of Default exists or would result therefrom; and

(d) the MLP may declare and make dividend payments or other distributions payable solely in any equity interests representing limited partner interests in the MLP, including any common units, any subordinated common units, subordinated Class B Units and Class C Units.

Section 7.08 ERISA.

At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan maintained by a Company to (a) engage in any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code), (b) fail to comply with ERISA or any other applicable Laws, (c) incur any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), which, with respect to each event listed above, could be reasonably expected to have a Material Adverse Effect, (d) permit any Welfare Plan to provide benefits, including medical benefits (whether or not insured), with respect to any current or former employee of any Company or ERISA Affiliate beyond his or her retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death or disability benefits that have been fully provided for by paid up insurance or otherwise, or (iii) severance benefits, or (e) adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, or permit any ERISA Affiliate to adopt, amend (except as may be required by applicable law) or increase the amount of any benefit or amount payable under, any employee benefit plan (including any Welfare Plan) or other plan, policy or arrangement, except for increases that, in the aggregate, do not result in a Material Adverse Effect.

Section 7.09 Nature of Business.

Engage in any line of business other than the Midstream Business, or make any Capital Expenditures or Acquisitions or Investments permitted by Section 7.02 except in connection with the Midstream Business. The MLP may not engage in any business other than ownership of the Borrower General Partner, the Borrower and its Subsidiaries and the operation of the MLP.

Section 7.10 Transactions with Affiliates.

Sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions otherwise permitted under this Agreement and upon fair and reasonable terms no less favorable to the Borrower, the MLP or such Restricted Subsidiary than such Person could obtain in a comparable arm’s length transaction with a Person not an Affiliate of the Borrower, the MLP or such Restricted Subsidiary, (b) transactions among the Loan Parties, or (c) any Restricted Payment permitted by Section 7.07.

Section 7.11 Burdensome Agreements.

Enter into any Contractual Obligation (other than this Agreement or any other Loan Document) (a) that limits the ability of any Restricted Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower; provided, that the foregoing shall not apply to (i) restrictions and conditions (A) imposed by law or by any Loan Document, (B) existing on the date hereof identified on Schedule 7.01 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (C) contained in agreements relating to a Disposition to a Person who is not an Affiliate of the MLP or any Restricted Subsidiaries pending such Disposition, provided such restrictions and conditions apply only to the property or assets to be subject to such Disposition and such Disposition is permitted hereunder, or (D) imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, and (ii) customary provisions in leases and other contracts restricting the assignment thereof, (b) that limits the ability of the MLP or any Restricted Subsidiary (other than a Foreign Subsidiary that is not required to deliver a Guaranty pursuant to Section 6.14) to guaranty the Obligations, or (c) that limits the ability of the MLP, the Borrower or any Restricted Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person to secure the Obligations, except to the extent such Liens are not required by clauses (i) through (vi) of Section 6.16(a), provided, however, that this clause (c) shall not prohibit a negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 7.04(e) or Section 7.04(g) to the extent such negative pledge relates to the property financed by such Indebtedness; or (d) that requires the grant of a Lien to secure an obligation of a Loan Party if a Lien is granted to secure the Obligations.

Section 7.12 Use of Proceeds.

Use the proceeds of any Loan for purposes other than those permitted by Section 6.12, or use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

Section 7.13 Amendments to Organization Documents or Material Agreements.

Permit any amendment to any Loan Party’s Organization Documents or any Material Agreement (including, without limitation, the Omnibus Agreement), if such amendment could reasonably be expected to have a Material Adverse Effect.

Section 7.14 Financial Covenants.

(a) Interest Coverage Ratio. Permit the Interest Coverage Ratio as of the end of any fiscal quarter to be less than the ratio of 2.50 to 1.0.

(b) Leverage Ratio. Permit the Leverage Ratio as of the end of any fiscal quarter to be greater than 5.25 to 1.00.

(c) Senior Leverage Ratio. Permit the Senior Leverage Ratio as of the end of any fiscal quarter to be greater than 3.50 to 1.00.

(d) Adjustments for Acquisitions and Material Projects. For purposes of calculating the Interest Coverage Ratio, Leverage Ratio and Senior Leverage Ratio, (i) Consolidated EBITDA and Consolidated Interest Charges shall be adjusted on a pro forma basis (in a manner acceptable to the Administrative Agent if unaudited or by an independent certified public accountant of nationally recognized standing acceptable to the Administrative Agent) for any Person or assets sold or acquired and any Indebtedness incurred or assumed after the beginning of any four-fiscal quarter period being measured with respect to such ratios as if such assets had been sold or acquired or Indebtedness had been incurred at the beginning of such four-fiscal quarter period, and (ii) Consolidated EBITDA may include, at the Borrower’s option, Material Project EBITDA Adjustments.

Section 7.15 Certain Matters Relating to Permitted Joint Ventures.

Vote its equity interests in any Permitted Joint Venture to enable such Permitted Joint Venture to, or otherwise permit any Permitted Joint Venture to, (a) incur, assume or otherwise be liable in respect of any Indebtedness, other than Indebtedness not to exceed $75,000,000 in the aggregate at any time outstanding for all Permitted Joint Ventures, or (b) create or suffer to exist any Liens on any of their property, assets or revenues, whether now owned or hereafter acquired, other than (i) Liens of the type permitted by Section 7.01 (other than clauses (b), (i), (j), (k) and (n) thereof), and (ii) other Liens securing obligations not to exceed $75,000,000 in the aggregate at any time outstanding for all Permitted Joint Ventures (in each case, so long such Permitted Joint Venture is in compliance with its obligations so secured); provided, that (x) the restrictions in this Section 7.15 shall not apply to Cardinal or MET, and (y) any Indebtedness incurred by MET must constitute Non-Recourse Obligations.

ARTICLE VIII.

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default.

Any of the following shall constitute an Event of Default:

(a) Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any L/C Obligation, or (ii) within five (5) Business Days after the same becomes due, any interest on any Loan, any L/C Obligation, any commitment or other fee due hereunder, or any other amount payable hereunder or under any other Loan Document;

(b) Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 6.03(a), Section 6.05 (with respect to the MLP’s and the Borrower’s existence), Section 6.12, or Article VII (other than Section 7.15);

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in clause (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) the date notice has been given to the Borrower by the Administrative Agent or a Lender, or (ii) the date a Responsible Officer knew or reasonably should have known of such Default;

(d) Representations and Warranties. Any representation or warranty made or deemed made by any Company herein, in any other Loan Document, or in any document delivered in connection herewith or therewith proves to have been incorrect in any material respect when made or deemed made;

(e) Cross-Default. (i) The Borrower or any other Loan Party (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guaranty Obligation (other than Indebtedness under Swap Contracts) having an aggregate principal amount (or, in the case of a Capitalized Lease or a Synthetic Lease Obligation, Attributable Indebtedness) (including undrawn or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than (individually or collectively) $40,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guaranty Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness, the lessor under such Synthetic Lease Obligation or the beneficiary or beneficiaries of such Guaranty Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; (ii) (A) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any event of default under such Swap Contract as to which the Borrower or any other Loan Party is the Defaulting Party (as defined in such Swap Contract), and the Swap Termination Value owed by the Borrower or any other Loan Party as a result thereof is greater than (individually or collectively) $40,000,000, or (B) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any other Loan Party is an Affected Party (as so defined) and the Swap Termination Value owed by the Borrower and other Loan Party as a result thereof is greater than (individually or collectively) $40,000,000 and such amount is not paid when due under such Swap Contract; or (iii) there occurs an Event of Default (as such term is defined in any Collateral Document);

(f) Insolvency Proceedings, Etc. (i) (A) The Borrower or any other Loan Party institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing, (B) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days, or (C) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding, or (ii) (A) Martin Resource institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property or takes any action to effect any of the foregoing, (B) any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty (60) calendar days, or (C) any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding provided, in the case of any event described in this clause (ii), that such event could reasonably be expected to have a Material Adverse Effect;

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any other Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against property which is a material part of the property of the Borrower and its Restricted Subsidiaries taken as a whole, and is not released, vacated or fully bonded within forty-five (45) days after its issue or levy;

(h) Judgments. (i) There is entered against the Borrower or any other Loan Party (A) a final judgment or order for the payment of money in an aggregate amount exceeding (individually or collectively) $40,000,000 (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage), or (B) any non-monetary final judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect, or (ii) there is entered against Martin Resource (A) a final judgment or order for the payment of money that could reasonably be expected to have a Material Adverse Effect or

(B) any non-monetary final judgment that has or could reasonably be expected to have a Material Adverse Effect and, in either case, (1) enforcement proceedings are commenced by any creditor upon such judgment or order, or (2) there is a period of thirty (30) consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect;

(i) ERISA. (i) If the Borrower or any ERISA Affiliate maintains any Pension Plan or any Multiemployer Plan, an ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower or any other Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) if there is any Multiemployer Plan, the Borrower, any other Company or any ERISA Affiliate thereof fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000;

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or termination of all Commitments and satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any material respect; or any Loan Party denies that it has any or further liability or obligation under any Loan Document (except for a Loan Party released therefrom pursuant to a Disposition or other transaction permitted hereunder), or purports to revoke, terminate or rescind any Loan Document;

(k) Change of Control. There occurs any Change of Control;

(l) Dissolution. The Borrower or any other Loan Party shall dissolve, liquidate or otherwise terminate its existence, except as permitted in Section 7.05; or

(m) Collateral; Impairment of Security, etc. (i) Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against a Loan Party, or any Loan Party shall so state in writing or bring an action to limit its obligations or liabilities thereunder, or (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject to Permitted Liens.

Section 8.02 Remedies Upon Event of Default.

If any Event of Default occurs, the Administrative Agent:

(a) shall, at the request of, or may, with the consent of, the Required Lenders, declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligations shall be terminated;

(b) shall, at the request of, or may, with the consent of the Required Lenders, declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) shall, at the request of, or may, with the consent of the Required Lenders, declare that an amount equal to the then Outstanding Amount of all L/C Obligations be immediately due and payable by the Borrower, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived by the Borrower, and require that the Borrower deliver such payments to the Administrative Agent to Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) shall, at the request of, or may, with the consent of the Required Lenders, exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section 8.01(f)(i), the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and an amount equal to the then Outstanding Amount of all L/C Obligations shall be deemed to be forthwith due and owing by the Borrower to the L/C Issuer and the Lenders as of the date of such occurrence and the Borrower’s obligation to pay such amounts shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the L/C Issuer, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be delivered to and held by the Collateral Agent as cash collateral securing the L/C Obligations.

Section 8.03 Application of Proceeds of Collateral.

The proceeds of any sale or other realization upon all or any part of the Collateral shall be applied by the Administrative Agent in the following order: (i) any amounts received by the Administrative Agent for the account of any Defaulting Lender shall be applied as provided in Section 2.15(a)(ii) in the order otherwise provided in this Section 8.03, (ii) to the payment of Obligations constituting fees, indemnities, expenses and other amounts (including Attorney Costs) payable to the Administrative Agent in its capacity as such, (iii) to the payment of all other fees (other than Letter of Credit fees), expenses and indemnities for which the Lenders and the L/C Issuer are entitled to payment but have not yet been paid or reimbursed in accordance with the Loan Documents, ratably among them in proportion to the respective amounts described in this clause (iii) payable to them, (iv) to the payment of Obligations constituting accrued and unpaid Letter of Credit fees and accrued and unpaid interest on the Outstanding Amount of Loans, ratably among the Lenders and L/C Issuer in proportion to the respective amounts described in this clause (iv) payable to them, (v) to the payment of Obligations constituting the Outstanding Amount of Loans, Outstanding Amount of L/C Obligations, and the Outstanding Amount of

Obligations under Lender Hedging Agreements, ratably among the Lenders, the L/C Issuer, and the Lender Swap Parties in proportion to the respective amounts described in this clause (v) payable to them; (vi) to Cash Collateralize the Letters of Credit, and (vii) to the payment of the remaining Obligations then due, if any, in the order and manner the Required Lenders deem appropriate; provided, that in each case with respect to clauses (i) through (vii) above, to the extent that any Excluded Swap Obligation exists, payments or the proceeds of any Collateral may not be shared with the Lender Swap Parties to the extent that doing so would violate the Commodity Exchange Act.

Subject to Section 2.03(c), amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause (vi) above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Subject to the provisions of Article IX and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with this Agreement and the related Loan Documents.

ARTICLE IX.

AGENTS

Section 9.01 Appointment and Authorization of Administrative Agent and Collateral Agent; Lender Hedging Agreements.

(a) Each Lender and L/C Issuer hereby irrevocably (subject to Section 9.10) appoints, designates and authorizes each of the Administrative Agent and the Collateral Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, the Lenders, the Lender Swap Parties and the L/C Issuer, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, neither the Administrative Agent nor the Collateral Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall either the Administrative Agent or the Collateral Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent or the Collateral Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan

Documents with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Administrative Agent and the Collateral Agent (i) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent, as applicable, is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided, that the Administrative Agent or the Collateral Agent, as applicable, shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Loan Document or applicable law, and (ii) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent, the Collateral Agent or any of their respective Affiliates in any capacity.

(c) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term “Administrative Agent” as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

(d) To the extent any Lender or any Affiliate of a Lender is a party to a Lender Hedging Agreement and accepts the benefits of the Liens in the Collateral arising pursuant to the Collateral Documents, such Lender (for itself and on behalf of any such Affiliates) shall be deemed (i) to appoint Royal Bank, as its nominee and agent, to act for and on behalf of such Lender or Affiliate thereof in connection with the Collateral Documents, and (ii) to be bound by the terms of this Article IX.

Section 9.02 Delegation of Duties.

Either the Administrative Agent or the Collateral Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. Neither the Administrative Agent nor the Collateral Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

Section 9.03 Default.

(a) Upon the occurrence and continuance of a Default or Event of Default, the Lenders agree to promptly confer in order that Required Lenders, or the Lenders, as the case may be, may agree upon a course of action for the enforcement of the rights of the Lenders, and the Administrative Agent and the Collateral Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining) unless and until the Administrative Agent or the Collateral Agent, as appropriate, shall have received instructions from Required Lenders. All rights of action under the Loan Documents and all right to the Collateral, if any, hereunder may be enforced by the Administrative Agent and the Collateral Agent and any suit or proceeding instituted by the Administrative Agent or the Collateral Agent in furtherance of such enforcement shall be brought in its name as the Administrative Agent or the Collateral Agent, as applicable, without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of the Lenders (and, with respect to Lender Hedging Agreements, Lender Swap Parties) subject to the expenses of the Administrative Agent and/or the Collateral Agent. In actions with respect to any property of the Borrower or any other Loan Party, each of the Administrative Agent and the Collateral Agent is acting for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreements, Lender Swap Parties). Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of the Borrower to the Obligation shall be construed as being for the ratable benefit of each Lender (and, with respect to Lender Hedging Agreements, Lender Swap Parties).

(b) Each Lender authorizes and directs the Administrative Agent and the Collateral Agent to enter into the Collateral Documents on behalf of and for the benefit of the Lenders (and, with respect to Lender Hedging Agreement, Lender Swap Parties).

(c) Except to the extent unanimity (or other percentage set forth in Section 10.01) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders, and except to the extent unanimity (or other percentage set forth in Section 10.01) is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the power set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.

(d) Each of the Administrative Agent and the Collateral Agent is hereby authorized on behalf of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Collateral Documents.

(e) Neither the Administrative Agent nor the Collateral Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists, is owned by any Loan Party, is cared for, protected, or insured or has been encumbered or that the Liens granted to the Administrative Agent or the Collateral Agent herein or pursuant thereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising any of the Rights granted or available to the Administrative Agent or the Collateral Agent in this Section 9.03 or in any of the Collateral Documents; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, the Administrative Agent or the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent’s or the Collateral Agent’s own interest in the Collateral as one of the Lenders and that neither the Administrative Agent nor the Collateral Agent shall have any duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

(f) The Lenders hereby irrevocably authorize each of the Administrative Agent and the Collateral Agent, at its option and discretion, to release any Lien granted to or held by the Administrative Agent or the Collateral Agent upon any Collateral (i) constituting property in which no Loan Party owned an interest at the time the Lien was granted or at any time thereafter, (ii) constituting property leased to a Loan Party under a lease which has expired or been terminated in a transaction permitted under the Loan Document or is about to expire and which has not been, and is not intended by such Loan Party to be, renewed, and (iii) consisting of an instrument evidencing Indebtedness pledged to the Administrative Agent or the Collateral Agent (for the benefit of the Lenders and the Lender Swap Parties), if the Indebtedness evidenced thereby has been paid in full. In addition, the Lenders irrevocably authorize the Administrative Agent and the Collateral Agent to release Liens upon Collateral as contemplated in Section 10.01(c) or (d), or if approved, authorized, or ratified in writing by the requisite Lenders. Upon request by the Administrative Agent and/or the Collateral Agent at any time, the Lenders will confirm in writing the Administrative Agent’s and/or the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 9.03.

(g) In furtherance of the authorizations set forth in this Section 9.03, each Lender hereby irrevocably appoints each of the Administrative Agent and the Collateral Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Collateral Documents (including, without limitation, any appointments of substitute trustees under any Collateral Documents), (ii) to take action with respect to the Collateral and Collateral Documents to perfect, maintain and preserve the Liens securing the Obligations, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in clause (f) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to the Administrative Agent’s and the Collateral Agent’s power, as attorney, relative to the Collateral matters described in this Section 9.03. The respective powers and authorities herein conferred on the Administrative Agent and the Collateral Agent may be exercised by each of the Administrative Agent and/or the Collateral Agent through any Person who, at the time of the execution of a particular instrument, is an officer of such agent. The power of attorney conferred by this Section 9.03(g) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligations, or any part thereof, shall remain unpaid or the Lenders are obligated to make any Committed Borrowings under the Loan Documents.

Section 9.04 Liability of Administrative Agent.

No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent-Related Person shall believe in good faith shall be necessary, under the circumstances as provided in Section 10.01 and Section 8.01), or (ii) in the absence of its own gross negligence or willful misconduct in connection with its duties expressly set forth herein or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Company or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, or to make any inquiry respecting the performance by the Borrower of its obligations hereunder or under any other Loan Document, or for any failure of any Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof.

Neither the Administrative Agent nor the Collateral Agent shall be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith of therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (e) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or the Collateral Agent, as applicable.

Section 9.05 Reliance by Administrative Agent.

(a) Each of the Administrative Agent and the Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing (including any electronic message, Internet or intranet website posting or other distribution), communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent, made or otherwise authenticated by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by the Administrative Agent or the Collateral Agent. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. Each of the Administrative Agent and the Collateral Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent or the Collateral Agent shall believe is necessary pursuant to this Agreement) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each of the Administrative Agent and the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent or the Collateral Agent shall believe is necessary pursuant to this Agreement), if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders (or such other number or percentage of the Lenders as the Administrative Agent or the Collateral Agent shall believe is necessary pursuant to this Agreement), otherwise determine, the Administrative Agent and/or the Collateral Agent shall, and in all other instances, the Administrative Agent and/or the Collateral Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders. The Administrative Agent and the Collateral Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(b) In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit.

Section 9.06 Notice of Default.

The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

Section 9.07 Credit Decision; Disclosure of Information by Administrative Agent.

Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent or the Collateral Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent and the Collateral Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Affiliates, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent herein, neither the Administrative Agent nor the Collateral Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

Section 9.08 Indemnification of Administrative Agent and the Collateral Agent.

Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person and any L/C Issuer (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), pro rata, and hold harmless each Agent-Related Person and L/C Issuer from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person or L/C Issuer of any portion of such Indemnified Liabilities to the extent such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent-Related Person or such L/C Issuer; and provided further, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse each of the Administrative Agent and the Collateral Agent upon demand for its ratable share of any costs or out-of-pocket expenses

(including Attorney Costs) incurred by the Administrative Agent, the Collateral Agent and any L/C Issuer in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent, the Collateral Agent and/or applicable L/C Issuer is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent, the Collateral Agent and/or any L/C Issuer.

Section 9.09 Administrative Agent and Collateral Agent in their Individual Capacities.

Royal Bank and its Affiliates may make loans to, accept deposits from, acquire equity interests in (any equity interests acquired shall be held by a Royal Bank Affiliate) and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Companies and their respective Affiliates as though Royal Bank were not the Administrative Agent, the Collateral Agent, or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Royal Bank or its Affiliates may receive information regarding any Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Company or such Affiliate) and acknowledge that neither the Administrative Agent nor the Collateral Agent shall be under no obligation to provide such information to them. With respect to its Loans, Royal Bank shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Collateral Agent, or the L/C Issuer, and the terms “Lender” and “Lenders” include Royal Bank in its individual capacity.

Section 9.10 Successor Agents.

(a) The Administrative Agent may resign as Administrative Agent upon thirty (30) days’ notice to the Lenders with a copy of such notice to the Borrower. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default. If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term “Administrative Agent” shall mean such successor administrative agent and the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article IX and Section 10.03 and Section 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(b) The Collateral Agent may resign as Collateral Agent upon thirty (30) days’ notice to the Lenders with a copy of such notice to the Borrower. If the Collateral Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor collateral agent for the Lenders which successor collateral agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default. If no successor collateral agent is appointed prior to the effective date of the resignation of the Collateral Agent, the Collateral Agent may appoint, after consulting with the Lenders and the Borrower, a successor collateral agent from among the Lenders. Upon the acceptance of its appointment as successor collateral agent hereunder, such successor collateral agent shall succeed to all the rights, powers and duties of the retiring Collateral Agent and the term “Collateral Agent” shall mean such successor collateral agent and the retiring Collateral Agent’s appointment, powers and duties as Collateral Agent shall be terminated. After any retiring Collateral Agent’s resignation hereunder as Collateral Agent, the provisions of this Article IX and Section 10.03 and Section 10.13 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under this Agreement. If no successor collateral agent has accepted appointment as Collateral Agent by the date which is thirty (30) days following a retiring Collateral Agent’s notice of resignation, the retiring Collateral Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Collateral Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

(c) If the Collateral Agent deems it necessary or advisable to appoint a substitute Collateral Agent that qualifies as citizen of the United States under Section 2 of the Shipping Act of 1916, as amended and then in effect, then the Collateral Agent shall appoint a substitute Collateral Agent. Each Lender that qualifies to serve as Collateral Agent pursuant to this Section 9.10 agrees to accept appointment as Collateral Agent.

Section 9.11 Other Agents; Lead Managers.

None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as any type of agent (other than the Administrative Agent and the Collateral Agent), “lead arranger,” or “book runner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Amendments, Release of Collateral, Etc.

(a) No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that except as provided in Section 10.01(c), that no such amendment, waiver or consent shall:

(i) extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(ii) postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender to whom such amount is or would be owed;

(iii) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing or (subject to clause (ii) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby, provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate, and provided, further, that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (iii);

(iv) change the number or percentage of Lenders required to take any action hereunder, or amend the definition of “Required Lenders”, without the written consent of each Lender;

(v) change Section 2.11 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;

(vi) except as otherwise permitted under this Agreement, release all or substantially all of the Collateral or release any Guarantor from a Guaranty without the written consent of each Lender; or

(vii) amend this Section, or any provision herein providing for unanimous consent or other action by all the Lenders, without the written consent of each Lender.

and, provided further, that (x) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it, (y) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or all the Lenders, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document, and (z) the Agent/Arranger Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Commitment or Loans of such Lender may not be increased or extended or the principal owed to such Lender reduced or the final maturity thereof extended without the consent of such Lender.

(b) [Reserved]

(c) Upon any sale, transfer or disposition of Collateral which is permitted pursuant to the Loan Documents, and upon ten (10) Business Days’ (or such shorter period as may be determined by the Administrative Agent) prior written request by the Borrower (which request must be accompanied by (i) the following, except as otherwise agreed by the Administrative Agent, (A) true and correct copies of all material documents of transfer or disposition, including any contract of sale, (B) a preliminary closing statement and instructions to the title company, if any, (C) all requested release instruments in form and substance satisfactory to the Administrative Agent), and (ii) if required, written consent of the requisite Lenders, the Administrative Agent (or the Collateral Agent, as applicable) shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of Liens granted to the Collateral Agent for the benefit of the Lenders and the Lender Swap Parties pursuant hereto in such Collateral. Neither the Administrative Agent nor the Collateral Agent shall be required to execute any release instruments on terms which, in the Administrative Agent’s or the Collateral Agent’s opinion, would expose the Administrative Agent or the Collateral Agent to liability or create any obligation or entail any consequence other than the release of liens without recourse or warranty. No such release shall impair the Administrative Agent’s or the Collateral Agent’s lien on the proceeds of sale of such Collateral.

(d) If all outstanding Loans and other Obligations have been indefeasibly paid in full and the Commitments have terminated or have been reduced to zero, and, subject to Section 10.01(e) all Lender Hedging Agreement have terminated, each of the Administrative Agent and the Collateral Agent agrees to, and the Lenders hereby instruct the Administrative Agent or the Collateral Agent, as applicable, to, at the Borrower’s expense, execute such releases of the Collateral Documents as the Borrower shall reasonably request and this Agreement shall be deemed terminated except that such termination shall not relieve the Borrower of any obligation to make any payments to the Administrative Agent, the Collateral Agent, or any Lender required by any Loan Document to the extent accruing, or relating to an event occurring, prior to such termination.

(e) Notwithstanding any provision herein to the contrary, if the Commitments have been terminated, and the only outstanding Obligations are amounts owed pursuant to one or more Lender Hedging Agreements, the Administrative Agent or the Collateral Agent, as applicable, will, and is hereby authorized to, release the Liens created under the Loan Documents and release all Guaranties of the Borrower, provided, that contemporaneously with such release, (i) the Borrower (and, if applicable, the

Restricted Subsidiary that is a party to such Lender Hedging Agreements) (A) executes a margin agreement in form and substance acceptable to such Lender(s) (or its Affiliates) that are parties to such Lender Hedging Agreements (the “Lender Counterparties”), and (B) if required, provides collateral in the form of cash or a letter of credit having an aggregate value acceptable to such Lender Counterparties, and (ii) if such Lender Hedging Agreement is executed by a Restricted Subsidiary of the Borrower and the Borrower and the MLP are not parties thereto, the Borrower and the MLP execute a guaranty covering such Restricted Subsidiary’s obligations thereunder, such guaranty to be in form and substance satisfactory to the Lender Counterparties. Any release under this Section 10.01(e) must be in writing and signed by the Administrative Agent.

(f) The Administrative Agent and the Borrower may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or property to become collateral for the benefit of the Lenders and the Lender Swap Parties or as required by any Law to give effect to, protect or otherwise enhance the rights or benefits of any Lender under the Loan Documents without the consent of any Lender or Lender Swap Party or the L/C Issuer.

Section 10.02 Notices and Other Communications; Facsimile Copies.

(a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows: (i) if to the Borrower, any Guarantor, the Administrative Agent, the Collateral Agent or the L/C Issuer, to the address (or telecopier number) set forth on Schedule 10.02; and (ii) if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received, and notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in said clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided, that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided, that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided, that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Any party hereto may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower, even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

(e) Platform.

(i) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Banks and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).

(ii) The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the

Borrower’s or the Administrative Agent’s transmission of communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

Section 10.03 No Waiver; Cumulative Remedies.

No failure by any Lender, the Administrative Agent, or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 10.04 Attorney Costs; Expenses.

The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Collateral Agent for all costs and expenses incurred in connection with the development, preparation, negotiation, syndication, administration and execution of this Agreement and the other Loan Documents, including the filing, recording, refiling or rerecording of any Mortgage, any pledge agreement and any Security Agreement and/or any U.C.C. financing statements relating thereto and all amendments, supplements and modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or of any mortgage, any pledge agreement or any security agreement, and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs, (b) to pay or reimburse any L/C Issuer for all costs and expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, and (c) to pay or reimburse the Administrative Agent, the Collateral Agent, any L/C Issuer and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any workout or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent, the Collateral Agent, any L/C Issuer or any Lender. The agreements in this Section shall survive the termination of the Commitments and repayment of all the other Obligations.

Section 10.05 Indemnification.

Whether or not the transactions contemplated hereby are consummated, each of the Borrower, the MLP and each other Guarantor (by execution of a Guaranty), jointly and severally, agrees to indemnify, save and hold harmless each Agent-Related Person, each Arranger, each Lender, the L/C Issuer, each Lender Swap Party and their respective Related Parties (collectively the “Indemnitees”) from and against the following: (i) any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any third party or by the Borrower or any other Loan Party relating directly or indirectly to a claim, demand, action or cause of action that such Person asserts or may assert against any Loan Party, any Affiliate of any Loan Party or any of their respective officers or directors, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders, and the L/C Issuer under this Agreement or any other Loan Document; (ii) any and all claims, demands, actions or causes of action, whether brought by a third party or the Borrower or any other Loan Party, that may at any time (including at any time following repayment of the Obligations and the resignation of the Administrative Agent, or the replacement of any Lender) be asserted or imposed against any Indemnitee, arising out of or relating to, the Loan Documents, the Commitments, the use or contemplated use of the proceeds of any Loans, or the relationship of any Loan Party, the Administrative Agent, the Lenders, and the L/C Issuer under this Agreement or any other Loan Document; (iii) without limiting the foregoing, any and all claims, demands, actions or causes of action, judgments and orders, penalties and fines that are asserted or imposed against any Indemnitee, (A) under the application of any Environmental Law applicable to the MLP or any of its Subsidiaries or any of their properties or assets, including the treatment or disposal of Hazardous Substances on any of their properties or assets, (B) as a result of the breach or non-compliance by the MLP or any Subsidiary with any Environmental Law applicable to the MLP or any Subsidiary, (C) due to past ownership by the MLP or any Subsidiary of any of their properties or assets or past activity on any of their properties or assets which, though lawful and fully permissible at the time, could result in present liability, (D) due to the presence, use, storage, treatment or disposal of Hazardous Substances on or under, or the escape, seepage, leakage, spillage, discharge, emission or Release from, any of the properties owned or operated by the MLP or any Subsidiary (including any liability asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, the MLP or such Subsidiary, or (E) due to any other environmental, health or safety condition in connection with the Loan Documents; (iv) any administrative or investigative proceeding by any Governmental Authority arising out of or related to a claim, demand, action or cause of action described in clauses (i) through (iii) above; and (v) any and all liabilities (including liabilities under indemnities), losses, costs or expenses (including Attorney Costs and settlement costs) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action, cause of action or proceeding, or as a result of the preparation of any defense in connection with any foregoing claim, demand, action, cause of action or proceeding, in all cases, WHETHER OR NOT ARISING OUT OF THE STRICT LIABILITY OR NEGLIGENCE OF AN INDEMNITEE, and whether or not an Indemnitee is a party to such claim, demand, action, cause of action or proceeding (all the foregoing, collectively, the “Indemnified Liabilities”); provided, that no Indemnitee shall be entitled to indemnification for any claim to the extent such claim is determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. The agreements in this Section shall survive and continue for the benefit of the Indemnitees at all times after the Borrower’s acceptance of the Lenders’ Committed Sums hereunder, and shall survive the termination of the Commitments and repayment of all the other Obligations.

Section 10.06 Payments Set Aside.

To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that none of the Borrower, the MLP or any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided, that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Committed Sum and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in this Section 10.07(b)(i)(B) in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in this Section 10.07(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principle balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned.

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by this Section 10.07(b)(i)(B) and, in addition:

(A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) Default or Event of Default has occurred and is continuing at the time of such assignment, or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and

(C) the consent of each L/C Issuer shall be required for any assignment of a Lender’s Commitment.

(i) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(ii) No Assignment to Certain Persons. No such assignment shall be made to (A) the MLP, the Borrower or any other Company, or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).

(iii) No Assignment to Natural Persons. No such assignment shall be made to a natural Person.

(iv) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer, and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.04 and Section 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower, the Administrative Agent, the L/C Issuer or any other Lender, sell participations to any Person (other than a natural person or the MLP or Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participation in L/C Obligations) owing to it); provided, that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that would (x) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (y) reduce the principal, interest, fees or other amounts payable to such Participant, or (z) release the MLP from its Guaranty. Subject to clause (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.01, Section 3.04 and Section 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided, that such Participant agrees to be subject to the provisions of Section 3.07 and Section 3.06 as if it were an assignee under clause (b) of this Section, and shall not be entitled to receive any greater payment under Section 3.01 or Section 3.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 3.07 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.10 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank; provided, that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(f) If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 10.07(b)), the Borrower shall be deemed to have given its consent five Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Borrower prior to such fifth Business Day.

(g) Notwithstanding anything to the contrary contained herein, if at any time Royal Bank assigns all of its Commitment and Loans pursuant to clause (b) above, Royal Bank may, upon thirty (30) days’ notice to the Borrower and the Lenders, resign as L/C Issuer. In the event of any such resignation as L/C Issuer, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Royal Bank as L/C Issuer. Royal Bank shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund participations in Unreimbursed Amounts pursuant to Section 2.13(c).

Section 10.08 Confidentiality.

Each Lender agrees that it will not disclose without the prior consent of the Borrower (other than to directors, officers, employees, auditors, accountants, agents, counsel or other professional advisors of the Administrative Agent, the Collateral Agent, or any Lender) any Information with respect to any Company or any Martin Party that is furnished pursuant to this Agreement or the transactions contemplated hereby, provided, that any Lender may disclose any such Information (a) (i) as has become generally available to the public other than as a result of a breach of this Section 10.08, (ii) was or becomes available to any Lender on a nonconfidential basis prior to its disclosure pursuant hereto, or (iii) is obtained by any Lender on a non-confidential basis from a source other than the Borrower, provided, that such source is not known to such Lender to be subject to an obligation of confidentiality with respect to such Information, (b) as may be requested in any report, statement or testimony submitted to or requested by any municipal, state or federal regulatory body having or claiming to have jurisdiction over such Lender or submitted to or required by the Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States of America or elsewhere) or their successors, (c) as may be required in response to any summons or subpoena in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, provided, that such Eligible Assignee or Participant or prospective Eligible Assignee or Participant is bound by an agreement containing provisions substantially the same as those contained in this Section 10.08, (f) in connection with the exercise of any remedy by such Lender following an Event of Default pertaining to the Loan Documents, (g) in connection with any litigation involving such Lender pertaining to the Loan Documents, (h) to any Lender or the Administrative Agent, (i) to any Affiliate or any Related Party of any Lender (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and obligated to keep such Information confidential on the same terms as set forth in this Section 10.08), (j) on a confidential basis to (i) any rating agency in connection with rating the MLP or its Subsidiaries or the Facility, or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facility, or (k) subject to an agreement containing substantially the same provisions as this Section 10.08, any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to a Loan Party and its obligations.

For purposes of this Section, “Information” means all information received from the MLP, the Borrower or any of their Subsidiaries relating to the MLP, the Borrower or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by such Persons; provided that, in the case of information received from the MLP, the Borrower or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.09 Set-off.

In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender, the L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to the Administrative Agent and the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent, such Lender, the L/C Issuer or any such Affiliate shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

Section 10.10 Interest Rate Limitation.

It is the intention of the parties hereto to comply with applicable usury laws; accordingly, notwithstanding any provision to the contrary in this Agreement or in any of the other Loan Documents securing the payment hereof or otherwise relating hereto, in no event shall this Agreement or such other Loan Documents require the payment or permit the payment, taking, reserving, receiving, collection or charging of any sums constituting interest under applicable laws, if any, which exceed the Maximum Amount. If any such excess interest is called for, contracted for, charged, taken, reserved or received in connection with the Loans or in any of the Loan Documents securing the payment thereof or otherwise relating thereto, or in any communication by the Administrative Agent or the Lenders or any other person to the Borrower or any other Person, or in the event all or part of the principal or interest thereof shall be prepaid or accelerated, so that under any of such circumstances or under any other circumstance whatsoever the amount of interest contracted for, charged, taken, reserved, or received on the amount of principal actually outstanding from time to time pursuant to the Agreement shall exceed the Maximum Amount, then in any such event it is agreed as follows: (a) the provisions of this paragraph shall govern and control; (b) neither the Borrower nor any other Person or entity now or hereafter liable for the payment of the Obligations shall be obligated to pay the amount of such interest to the extent such interest is in excess of the Maximum Amount; (c) any such excess which is or has been received notwithstanding this paragraph shall be credited against the then unpaid principal balance hereunder or, if the Loans have been or would be paid in full, refunded to the Borrower; and (d) the provisions of this Agreement and the other Loan Documents securing the payment hereof and otherwise relating hereto, and any communication to the Borrower, shall immediately be deemed reformed and such excess interest reduced, without the necessity of executing any other document, to the maximum lawful rate allowed under applicable laws as now or hereafter construed by courts having jurisdiction hereof or thereof. Without limiting the foregoing, all calculations of the rate of the interest contracted for, charged, taken, reserved or received in connection with the Loans or this Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful rate shall be made to the extent permitted by applicable laws by amortizing, prorating, allocating and spreading during the period of the full term of the Loans, including all prior and subsequent renewals and extensions, all interest at any time contracted for, charged, taken, reserved, or received. The terms of this Section shall be deemed to be incorporated in every document and communication relating to the Loans or any other Loan Document.

Section 10.11 Counterparts.

This Agreement may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopier or other electronic means shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 10.12 Integration.

This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided, that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

Section 10.13 Survival of Representations and Warranties.

All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent, the Collateral Agent and each Lender, regardless of any investigation made by the Administrative Agent, the Collateral Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent, the Collateral Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Committed Borrowing, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied.

Section 10.14 Severability.

Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 10.15 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW, AND THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) THE MLP, THE BORROWER, ANY OTHER PARTY HERETO, AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, AGREES AS TO THIS SECTION 10.15(b). ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE MLP, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE MLP, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. THE MLP, THE BORROWER, THE ADMINISTRATIVE AGENT, THE L/C ISSUER AND THE LENDERS EACH WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, AND CONSENT TO THE SERVICE OF PROCESS IN ANY SUCH LEGAL ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH IN SCHEDULE 10.02, SUCH SERVICE TO BECOME EFFECTIVE TEN DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE L/C ISSUER OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH OF THE MLP, THE BORROWER, AND EACH GUARANTOR, BY ITS EXECUTION OF A GUARANTY, HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 111 EIGHTH AVENUE, 13TH FLOOR, NEW YORK, NEW YORK 10011 (THE “NEW YORK PROCESS AGENT”) AS PROCESS AGENT IN ITS NAME, PLACE AND STEAD TO RECEIVE AND FORWARD SERVICE OF ANY AND ALL WRITS, SUMMONSES AND OTHER LEGAL PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK, AGREES THAT SUCH SERVICE IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE UPON THE NEW YORK PROCESS AGENT, AND AGREES TO TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT.

Section 10.16 Waiver of Right to Trial by Jury, Etc.

EACH PARTY TO THIS AGREEMENT AND EACH GUARANTOR, BY EXECUTION OF A GUARANTY, HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE, AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANIES TO THE

WAIVER OF THEIR RIGHT TO TRIAL BY JURY, AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

Section 10.17 Master Consent to Assignment.

Each Lender hereby (a) authorizes the Administrative Agent to enter into the Master Consent to Assignment (or confirmation thereof), and (b) agrees to be bound by all of the terms and provisions of the Master Consent to Assignment to the same extent as if it were a signatory thereto.

Section 10.18 USA PATRIOT Act Notice.

Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the MLP and the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the MLP and the Borrower, which information includes the names and addresses of the MLP and the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the MLP and the Borrower in accordance with the Act.

Section 10.19 Restatement of Existing Credit Agreement.

The parties hereto agree that, on the Closing Date, after all conditions precedent set forth in Section 4.01 have been satisfied or waived: (a) the Obligations represent, among other things, the restatement, renewal, amendment, extension, and modification of the “Obligations” as defined in the Existing Credit Agreement; (b) this Agreement is intended to, and does hereby, restate, renew, extend, amend, modify, supersede and replace the Existing Credit Agreement in its entirety; (c) the Notes, if any, executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for and supersede in their entirety (but do not extinguish the Indebtedness arising under) the promissory notes issued pursuant to the Existing Credit Agreement; (d) the Collateral Documents, Security Agreements, Vessel Mortgages and Guaranties executed pursuant to this Agreement amend, renew, extend, modify, replace, restate, substitute for and supersede in their entirety (but do not extinguish or impair the collateral security created or evidenced by) the “Collateral Documents,” “Security Agreements,” “Vessel Mortgages” and “Guaranties” executed and delivered pursuant to the Existing Credit Agreement, as applicable, and any such Loan Document confirmed on the Closing Date by the Loan Parties party thereto remains in full force and effect; (e) each Guaranty executed pursuant to this Agreement amends, renews, extends, modifies, replaces, restates, substitutes for, and supersedes in its entirety (but does not extinguish or impair the Obligations guaranteed by) the “Guaranty” executed by the applicable Guarantor, as the case may be, executed and delivered pursuant to the Existing Credit Agreement; and (f) the entering into and performance of their respective obligations under the Loan Documents and the transactions evidenced hereby do not constitute a novation nor shall they be deemed to have terminated, extinguished, or discharged the “Indebtedness” under the Existing Credit Agreement, and the “Collateral Documents,” the “Security Agreements,” the “Vessel Mortgages,” the “Guaranties,” or the other “Loan Documents” (or the collateral security therefor) executed in connection with the Existing Credit Agreement, which shall continue under and be governed by this Agreement and the other Loan Documents, except as expressly provided otherwise herein.

Section 10.20 Keepwell.

The MLP and the Borrower shall, and shall cause each of their Subsidiaries that is a Qualified ECP Guarantor to, undertake to provide such funds or other support as may be needed from time to time by any Loan Party to honor its Guaranty Obligations in respect of Swap Obligations; provided, that each Qualified ECP Guarantor shall only be liable under this Section 10.20 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 10.20 voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of the MLP, the Borrower and each Qualified ECP Guarantor under this Section 10.20 shall remain in full force and effect until this Agreement is terminated. The MLP, the Borrower and each Qualified ECP Guarantor intend that this Section 10.20 shall constitute, and this Section 10.20 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 10.21 ENTIRE AGREEMENT.

This Agreement and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

Remainder of Page Intentionally Blank

Signature Pages to Follow

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

MARTIN OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership, as Borrower

By:	MARTIN OPERATING GP LLC,
its General Partner

By: MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

By: MARTIN MIDSTREAM GP LLC,
its General Partner

By: /s/ Robert D. Bondurant
Name: Robert D. Bondurant
Title: Executive Vice President and
Chief Financial Officer

MARTIN MIDSTREAM PARTNERS L.P.

By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By: /s/ Robert D. Bondurant
Name: Robert D. Bondurant
Title: Executive Vice President and
Chief Financial Officer

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as Administrative Agent
and Collateral Agent

By: /s/ Rodica Dutka
Name: Rodica Dutka
Title: Manager, Agency

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

ROYAL BANK OF CANADA, as Lender and L/C
Issuer

By: /s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

WELLS FARGO BANK, N.A.,
as a Lender

By: /s/ Thomas E. Stelmar, Jr.
Name: Thomas E. Stelmar, Jr.
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

THE ROYAL BANK OF SCOTLAND PLC,
as a Lender

By: /s/ Stuart Gibson
Name: Stuart Gibson
Title: Authorised Signatory

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

REGIONS BANK,
as a Lender

By:	/s/ David Valentine
Name: David Valentine
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

ABN AMRO CAPITAL USA LLC,
as a Lender

By:	/s/ David Montgomery
Name: David Montgomery
Title: Executive Director

By:	/s/ Darrell Hollet
Name: Darrell Hollet
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Julie Castano
Name: Julie Castano
Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

COMPASS BANK,
as a Lender

By:	/s/ Alexander Vardaman
Name: Alexander Vardaman
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

SUNTRUST BANK,
as a Lender

By:	/s/ C. David Yates
Name: C. David Yates
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

CADENCE BANK, N.A., as a Lender

By:	/s/ Steven Taylor
Name: Steven Taylor
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

CITIBANK, N.A., as a Lender

By:	/s/ Daniel A. Davis
Name: Daniel A. Davis
Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

COMERICA BANK, as a Lender

By:	/s/ Brian Enzler
Name: Brian Enzler
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

NATIXIS, as a Lender

By:	/s/ Daniel Payer
Name: Daniel Payer
Title: Managing Director

By:	/s/ Stuart Murray
Name: Stuart Murray
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Shuji Yabe
Name: Shuji Yabe
Title: Managing Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ Elizabeth Willis
Name: Elizabeth Willis
Title: Assistant Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Bobby Hamilton
Name: Bobby Hamilton
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

CIT FINANCE LLC,
as a Lender

By:	/s/ Marc Theisinger
Name: Marc Theisinger
Title: Director

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

ONEWEST BANK, FSB,
as a Lender

By:	/s/ Sean Murphy
Name: Sean Murphy
Title: Executive Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

RAYMOND JAMES BANK, N.A.,
as a Lender

By:	/s/ Mike Pelletier
Name: Mike Pelletier
Title: Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ Mark Connelly
Name: Mark Connelly
Title: Senior Vice President

By:	/s/ David O’Driscoll
Name: David O’Driscoll
Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

WHITNEY BANK, as a Lender

By:	/s/ Liana Tchernysheva
Name: Liana Tchernysheva
Title: Senior Vice President

[SIGNATURE PAGE TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT]

SCHEDULE 1.01(a)

APPLICABLE RATE

Pricing Level	Leverage Ratio	Applicable Rate for Eurodollar Rate Loans/Letter of Credit Fees (bps)	Applicable Rate for Base Rate Loans (bps)	Commitment Fee (bps)
1	< 3.00x	200	100	37.5
2	≥ 3.00x but < 3.50x	225	125	37.5
3	≥ 3.50x but < 4.00x	250	150	50
4	≥ 4.00x but < 4.50x	275	175	50
5	≥ 4.50x	300	200	50

Schedule 1.01(a) - Page 1

SCHEDULE 1.01(b)

DESIGNATED MARTIN SHAREHOLDERS

Ruben S. Martin III Dynasty Trust

RSM, III Investments, Ltd.

Ruben S. Martin, III

Wesley M. Skelton

Robert D. Bondurant

MRMC ESOP Trust

Schedule 1.01(b) - Page 1

SCHEDULE 1.01(c)

MATERIAL AGREEMENTS

The material agreements referenced as Exhibits 10.1 through 10.40 on the MLP’s 10-K filed with the SEC on March 4, 2013.

Schedule 1.01(c) - Page 1

SCHEDULE 2.01

COMMITTED SUMS

Lender	Committed Sum	Pro Rata Share
Royal Bank of Canada	$50,000,000.00	8.333333333%
Wells Fargo Bank, N.A.	$50,000,000.00	8.333333333%
The Royal Bank of Scotland plc	$37,500,000.00	6.250000000%
Regions Bank	$37,500,000.00	6.250000000%
ABN AMRO Capital USA LLC	$37,500,000.00	6.250000000%
Bank of America, N.A.	$37,500,000.00	6.250000000%
Compass Bank	$37,500,000.00	6.250000000%
SunTrust Bank	$37,500,000.00	6.250000000%
Cadence Bank, N.A.	$27,000,000.00	4.500000000%
Citibank, N.A.	$27,000,000.00	4.500000000%
Comerica Bank	$27,000,000.00	4.500000000%
Natixis	$27,000,000.00	4.500000000%
Sumitomo Mitsui Banking Corporation	$27,000,000.00	4.500000000%
Branch Banking and Trust Company	$20,000,000.00	3.333333333%
Capital One, National Association	$20,000,000.00	3.333333333%
CIT Finance LLC	$20,000,000.00	3.333333333%
OneWest Bank, FSB	$20,000,000.00	3.333333333%
Raymond James Bank, N.A.	$20,000,000.00	3.333333333%
Sovereign Bank, N.A.	$20,000,000.00	3.333333333%
Whitney Bank	$20,000,000.00	3.333333333%
Total:	$600,000,000.00	100.000000000%

Schedule 2.01 - Page 1

SCHEDULE 4.01

POST-CLOSING ITEMS AND CONDITIONS

By May 31, 2013 (or such later date as may be agreed to by the Administrative Agent in its sole reasonable discretion), the Borrower shall deliver the following items in connection with the marine crude terminal on 10 acres of land leased by the Borrower from the Port of Corpus Christi, Texas: a leasehold mortgage, UCC-1 financing statement, lease agreement and such landlord consents and estoppels, other third-party approvals, legal opinions, standard flood hazard determination certificates, proof of flood insurance meeting applicable requirements of federal law, title commitments, title reports (including copies of recorded documents referenced therein), surveys, title policies, title policy endorsements, and other documents and deliverables reasonably requested by the Administrative Agent, each in form and substance satisfactory to the Administrative Agent.

Schedule 4.01 - Page 1

SCHEDULE 5.13

SUBSIDIARIES

AND OTHER EQUITY INVESTMENTS

(a) Subsidiaries as of the Closing Date:

Name	Jurisdiction of Organization	Ownership	Designation as Restricted Subsidiary or Unrestricted Subsidiary
MOP Midstream Holdings LLC	DE	100% owned by Borrower	Restricted Subsidiary
Redbird Gas Storage LLC	DE	100% owned by Borrower	Restricted Subsidiary
Talen’s Marine & Fuel, LLC	LA	100% owned by Borrower	Restricted Subsidiary

(b) Other Equity Investments as of the Closing Date

Company	Type of Entity and Jurisdiction of Organization	Ownership
Cardinal Gas Storage Partners LLC	Delaware limited liability company	41.276% owned by Redbird Gas Storage LLC and 58.724% collectively owned by Energy Capital Partners I, LP, Energy Capital Partners I-A, LP, Energy Capital Partners I-B IP, LP, and Energy Capital Partners I (Cardinal IP), LP
Caliber Gathering, LLC	Delaware limited liability company	50% owned by MOP Midstream Holdings LLC and 50% owned by Centerpoint Energy Field Services, LLC

Schedule 5.13 - Page 1

SCHEDULE 5.18

CERTAIN RESTRICTIONS ON TRANSFER

None.

Schedule 5.18 - Page 1

SCHEDULE 5.21

VESSELS

Vessel Name	Identification Number	Flag	Owner
Martin Admiral	523032	U.S.	Borrower
Martin Captain	557601	U.S.	Borrower
MMLP 221	506139	U.S.	Borrower
MMLP 222	514372	U.S.	Borrower
MMLP 114	633584	U.S.	Borrower
Annie Jeanne	633613	U.S.	Borrower
Anne Blake	567170	U.S.	Borrower
Brooke	638713	U.S.	Borrower
Herndon R	586238	U.S.	Borrower
Jeanie G	561236	U.S.	Borrower
MF 731	662943	U.S.	Borrower
PIC	589995	U.S.	Borrower
TTT 251	974023	U.S.	Borrower
TTT 252	974024	U.S.	Borrower
TTT 261	1053079	U.S.	Borrower
TTT 310	982537	U.S.	Borrower
TTT 320	1063123	U.S.	Borrower
TTT 330	1063035	U.S.	Borrower
Dani Mayes	634102	U.S.	Borrower
Jo Ann Edwards	630572	U.S.	Borrower
Joel Smith	984928	U.S.	Borrower
Mary Edwards	296384	U.S.	Borrower
MGM 1650	552444	U.S.	Borrower
MGM 2350	552443	U.S.	Borrower
MGM 3001	999818	U.S.	Borrower
MGM 3002	999817	U.S.	Borrower
Orion	251737	U.S.	Borrower
Poseidon	552864	U.S.	Borrower
Martin Challenger	1051672	U.S.	Borrower
Martin Endeavor	523487	U.S.	Borrower
Martin Spirit	653760	U.S.	Borrower
MGM 401	563916	U.S.	Borrower
MGM 501	1035344	U.S.	Borrower
MGM 502	1035345	U.S.	Borrower
MMLP 219	506316	U.S.	Borrower
MMLP 220	506317	U.S.	Borrower

Schedule 5.21 - Page 1

Vessel Name	Identification Number	Flag	Owner
Martin Navigator	632798	U.S.	Borrower
MMLP 4040	284241	U.S.	Borrower
Ponciana	536811	U.S.	Borrower
Texan	611687	U.S.	Borrower
La Force	555374	U.S.	Borrower
Martin Express	612130	U.S.	Borrower
MGM 101	D989679	U.S.	Borrower
MGM 102	D1021285	U.S.	Borrower
Margaret Sue	D1037624	U.S.	Borrower
Martin Explorer	1047000	U.S.	Borrower
MMLP 307	537296	U.S.	Borrower
MMLP 308	537295	U.S.	Borrower
MMLP 311	1207325	U.S.	Borrower
MMLP 312	1207326	U.S.	Borrower
MMLP 313	1207327	U.S.	Borrower
MMLP 314	1207328	U.S.	Borrower
MMLP 315	1206579	U.S.	Borrower
MMLP 316	1206580	U.S.	Borrower
Marie C	279589	U.S.	Borrower
W O Watson	552799	U.S.	Borrower
Lori Johnson	542067	U.S.	Borrower
M 6000	1215084	U.S.	Borrower
LCPL Phillip C. George	1234437	U.S.	Borrower
MMLP 285	1190193	U.S.	Borrower
MMLP 570	1195179	U.S.	Borrower
MMLP 574	1200509	U.S.	Borrower
MMLP 853	1200528	U.S.	Borrower
C.R. Talen	594652	U.S.	Talen’s Marine & Fuel, LLC
Charles M. Talen	551836	U.S.	Talen’s Marine & Fuel, LLC
M/V Louis Vincent	511828	U.S.	Talen’s Marine & Fuel, LLC
Terry Connor	607623	U.S.	Talen’s Marine & Fuel, LLC
Terry Fontenot	566405	U.S.	Talen’s Marine & Fuel, LLC
TM #3	274651	U.S.	Talen’s Marine & Fuel, LLC
TM #7	640908	U.S.	Talen’s Marine & Fuel, LLC
TM 10	282824	U.S.	Talen’s Marine & Fuel, LLC
TM 11	973129	U.S.	Talen’s Marine & Fuel, LLC
TM 12	1066479	U.S.	Talen’s Marine & Fuel, LLC
TM 14	638788	U.S.	Talen’s Marine & Fuel, LLC
TM #16	520432	U.S.	Talen’s Marine & Fuel, LLC

Schedule 5.21 - Page 2

Vessel Name	Identification Number	Flag	Owner
TM #17	1225508	U.S.	Talen’s Marine & Fuel, LLC
TM #18	1225509	U.S.	Talen’s Marine & Fuel, LLC
TM #19	1225510	U.S.	Talen’s Marine & Fuel, LLC
Carl Cormier	560941	U.S.	Talen’s Marine & Fuel, LLC
Christy Talen	506969	U.S.	Talen’s Marine & Fuel, LLC
Q Talen	273376	U.S.	Talen’s Marine & Fuel, LLC
M/V Teeter Menard	509915	U.S.	Talen’s Marine & Fuel, LLC
TM #4	262841	U.S.	Talen’s Marine & Fuel, LLC
Anita Talen	582887	U.S.	Talen’s Marine & Fuel, LLC
FMT 2018	1231678	U.S.	Borrower
FMT 2020	1231676	U.S.	Borrower
FMT 2022	1231677	U.S.	Borrower
FMT 2024	1232264	U.S.	Borrower
FMT 2026	1232265	U.S.	Borrower
FMT 2028	1243003	U.S.	Borrower
M/V Mary Roberts	1225574	U.S.	Borrower
M/V Monica Means	1196568	U.S.	Borrower

The Borrower also owns the Vessel named MMLP 117, with an identification number of 1061638 (the “MMLP 117”). The MMLP 117 has not been registered with the U.S. Coast Guard, National Vessel Documentation Center, and thus no Certificate of Documentation has been issued to the Borrower for the MMLP 117. So long as the MMLP 117 does not have a Certificate of Documentation issued by the U.S. Coast Guard, National Vessel Documentation Center, the MMLP 117 shall not constitute a “Vessel” or a “U.S. Flag Vessel” for purposes of the Credit Agreement. The Borrower makes no representations, warranties or covenants regarding the MMLP 117, other than that the MMLP 117 is owned by the Borrower.

Schedule 5.21 - Page 3

SCHEDULE 6.16

NON-PLEDGEABLE ASSETS

Description of Assets	Explanation Why May Not be Pledged	When Assets must be Pledged/Mortgaged
Limited liability company interest in Cardinal Gas Storage Partners LLC (“Cardinal”) owned by Redbird Gas Storage LLC (“Redbird”)	Cardinal’s limited liability company agreement prohibits a pledge of Redbird’s limited liability company interest without consent of Cardinal’s other members	At such time as (x) Cardinal is a wholly owned direct or indirect Subsidiary of the Borrower, (y) Cardinal’s limited liability company agreement no longer prohibits a pledge of Redbird’s limited liability company interest, or (z) consent to pledge of Redbird’s limited liability company interest is obtained from Cardinal’s other members

Schedule 6.16 - Page 1

SCHEDULE 7.01

EXISTING LIENS

1. Liens encumbering the Galveston Assets and Harbor Island Assets purchased by the Borrower from Tesoro Marine Services, L.L.C. pursuant to that certain Asset Purchase Agreement dated as of October 27, 2003 by and between the Borrower, the MLP and Tesoro Marine Services, L.L.C. (the “Tesoro Purchase Agreement”), which Liens are listed as exceptions or qualifications in the deeds or other instruments pursuant to which the Borrower has taken title to the Galveston Assets and Harbor Island Assets. As used herein, “Galveston Assets” means the assets located on Pelican Island, Galveston County, Texas acquired by the Borrower pursuant to the Tesoro Purchase Agreement, and “Harbor Island Assets” means the assets located on Harbor Island, Nueces County, Texas acquired by the Borrower pursuant to the Tesoro Purchase Agreement.

2. Liens created pursuant to that certain Bareboat Charter among Borrower and Hines Furlong Line, Inc. regarding Barge MMLP 317, official number 1219255, dated August 27, 2009, and that certain Bareboat Charter among Borrower and Hines Furlong Line, Inc., regarding MMLP 318, official number 1219256, dated August 27, 2009.

3. Lien in favor of Louisiana Local Government Environmental Facilities and Community Development Authority against Talen’s Marine & Fuel, LLC in an amount not to exceed $3,315,000 owed to pursuant to that certain Loan Agreement dated November 1, 2009, which provides that the proceeds of Gulf Opportunity Zone Revenue Bonds to Talen’s Marine & Fuel, LLC be used for the construction of certain facilities in Jefferson Davis Parish, Louisiana.

Schedule 7.01 - Page 1

SCHEDULE 7.04

INDEBTEDNESS ON CLOSING DATE

1. Indebtedness in an amount not to exceed $3,075,000.00 owed to Hines Furlong Line, Inc. pursuant to that certain Bareboat Charter agreement between Borrower and Hines Furlong Line, Inc. regarding Barge MMLP 317, official number 1219255, dated August 27, 2009.

2. Indebtedness in an amount not to exceed $3,075,000.00 owed to Hines Furlong Line, Inc. pursuant to that certain Bareboat Charter agreement between Borrower and Hines Furlong Line, Inc. regarding Barge MMLP 318, official number 1219256, dated August 27, 2009.

3. Indebtedness of Talen’s Marine & Fuel, LLC in an amount not to exceed $3,315,000 owed to Louisiana Local Government Environmental Facilities and Community Development Authority pursuant to that certain Loan Agreement dated November 1, 2009, which provides that the proceeds of Gulf Opportunity Zone Revenue Bonds to Talen’s Marine & Fuel, LLC be used for the construction of certain facilities in Jefferson Davis Parish, Louisiana.

Schedule 7.04 - Page 1

SCHEDULE 10.02

ADDRESSES FOR NOTICES TO BORROWER, GUARANTORS,

ADMINISTRATIVE AGENT, AND ADMINISTRATIVE AGENT

ADDRESS FOR NOTICES TO BORROWER

MARTIN OPERATING PARTNERSHIP L.P.

4200 Stone Road

Kilgore, Texas 75662

Attn: Robert D. Bondurant

Telephone: (903) 983-6250

Facsimile: (903) 988-6403

ADDRESS FOR NOTICES TO GUARANTORS

MARTIN MIDSTREAM FINANCE CORP.

4200 Stone Road

Kilgore, Texas 75662

Attn: Robert D. Bondurant

Telephone: (903) 983-6250

Facsimile: (903) 988-6403

MARTIN MIDSTREAM PARTNERS L.P.

4200 Stone Road

Kilgore, Texas 75662

Attn: Robert D. Bondurant

Telephone: (903) 983-6250

Facsimile: (903) 988-6403

MARTIN OPERATING GP LLC

4200 Stone Road

Kilgore, Texas 75662

Attn: Robert D. Bondurant

Telephone: (903) 983-6250

Facsimile: (903) 988-6403

Schedule 10.02 - Page 1

MOP MIDSTREAM HOLDINGS LLC

4200 Stone Road

Kilgore, Texas 75662

Attn: Robert D. Bondurant

Telephone: (903) 983-6250

Facsimile: (903) 988-6403

REDBIRD GAS STORAGE LLC

4200 Stone Road

Kilgore, Texas 75662

Attn: Robert D. Bondurant

Telephone: (903) 983-6250

Facsimile: (903) 988-6403

TALEN’S MARINE & FUEL LLC

4200 Stone Road

Kilgore, Texas 75662

Attn: Robert D. Bondurant

Telephone: (903) 983-6250

Facsimile: (903) 988-6403

ADDRESSES FOR ROYAL BANK OF CANADA

Royal Bank of Canada’s Lending Office

Royal Bank of Canada

New York Branch

One Liberty Plaza, 3rd Floor

New York, New York 10006-1404

Attention: Manager, Loans Administration

Telephone: (212) 428-2372

Facsimile: (212) 428-6369

For matters related to letters of credit:

Attention: Manager, Trade Products

Telephone: (212) 428-3015

Facsimile: (212) 428-6235

For matters related to Swing Line Loans:

Royal Bank of Canada

New York Branch

One Liberty Plaza, 5th Floor

New York, New York 10006-1404

Attention: Compton Singh

Telephone: (212) 428-6332

Facsimile: (212) 428-2372

Electronic Mail: Compton.Singh@RBC.Com

Schedule 10.02 - Page 2

in each case with a copy to:

Royal Bank of Canada

2800 Post Oak Boulevard

3900 Williams Tower

Houston, Texas 77056

Attention: Jason York

Telephone: (713) 403-5679

Facsimile: (713) 403-5624

Electronic Mail: Jason.York@rbccm.com

Administrative Agent’s and Administrative Agent’s Office:

Royal Bank of Canada

Agency Services Group

Royal Bank Plaza

4th Floor

20 King Street West

Toronto, Ontario M5H 1C4

Attention: Manager Agency

Telephone: (416) 842-3901

Facsimile: (416) 842-4023

Wiring Instructions:

Via Fedwire:

JPMorgan Chase Bank, New York, New York

ABA 021-000021

For account Royal Bank of Canada, New York

Swift Code: ROYCUS3X

A/C 920-1033363

For further credit to A/C 2937464, Transit 1269

RBCCM Agency Services, New York

Ref: Martin Operating

For further credit to account no. 218-599-9 (loans) or 303-3032 (letters of credit)

Schedule 10.02 - Page 3

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date:                     ,

To:	Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), Martin Midstream Partners L.P., a Delaware limited partnership (the “MLP”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests:

1.	Status Information

(a)	Outstanding amount of Committed Loans under the Revolver Facility prior to the Committed Borrowing requested herein: $

(b)	Principal amount of Committed Loans under the Facility available to be borrowed: $

2.	Amount of Committed Borrowing: $

3.	Requested date of Committed Borrowing: , 20 .

4.	Requested Type of Committed Loan and applicable Dollar amount:

(a)	Base Rate Loan for $ .

(b)	Eurodollar Rate Loan with Interest Period of:

(i)	one month for	$

(ii)	two months for	$

(iii)	three months for	$

(iv)	six months for	$

(v)	nine months for	$

(vi)	twelve months for	$

Exhibit A-1 - Page 1

5.	Purpose of Loan: is the purpose of the Loan to fund Quarterly Distributions?

Yes

No

The undersigned hereby certifies that the following statements will be true on the date of the proposed Committed Borrowing after giving effect thereto and to the application of the proceeds therefrom:

(a) the representations and warranties of the Borrower, the MLP, each other Guarantor executing a Guaranty, and to the extent applicable, the other Subsidiaries, contained in Article V of the Agreement are true and correct in all material respects as though made on and as of such date (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date); and

(b) no Default or Event of Default has occurred and is continuing, or would result from such proposed Committed Borrowing.

Exhibit A-1 — Page 2

The Committed Borrowing requested herein complies with Section 2.01 of the Agreement.

MARTIN OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership, as Borrower

By:	MARTIN OPERATING GP LLC,
its General Partner

By:	MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

	By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By:
Name:
Title:

Signature Page to

Committed Loan Notice

EXHIBIT A-2

FORM OF CONVERSION/CONTINUATION NOTICE

Date:                     ,

To:	Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), Martin Midstream Partners L.P., a Delaware limited partnership (the “MLP”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

The undersigned hereby requests:

1.	Amount of [conversion] [continuation]: $

2.	Existing rate (check applicable blank):

(a)	Base Rate:

(b)	Eurodollar Rate with

Interest Period of:

(i)	one month

(ii)	two months

(iii)	three months

(iv)	six months

(v)	nine months

(vi)	twelve months

3.	If a Eurodollar Rate Loan, date of the last day of the Interest Period for such Loan: , 20 .

4.	The Loan described above is to be [converted] [continued] as follows:

(a)	Requested date of [conversion] [continuation]: , 20 .

Exhibit A-2 - Page 1

(b)	Requested Type of Loan and applicable Dollar amount:

(i)	Base Rate Loan for $

(ii)	Eurodollar Rate Loan with Interest Period of:

(A)	one month for $

(B)	two months for $

(C)	three months for $

(D)	six months for $

(E)	nine months for $

(F)	twelve months for $

Exhibit A-2 - Page 2

The [conversion] [continuation] requested herein complies with Section 2.02 of the Agreement.

MARTIN OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership, as Borrower

By:	MARTIN OPERATING GP LLC,
its General Partner

By:	MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

	By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By:
Name:
Title:

Signature Page to

Conversion/Continuation Notice

EXHIBIT B

FORM OF NOTE

$	[ ], 20

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the order of             (the “Lender”) on the Maturity Date the principal amount of             Dollars ($            ), or such lesser principal amount of Loans made by the Lender and due and payable by the Borrower to the Lender on the Maturity Date under that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among the Borrower, Martin Midstream Partners L.P., a Delaware limited partnership, Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

The Borrower promises to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as are specified in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in immediately available funds to the account designated by the Administrative Agent in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment thereof (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

This Note is one of the Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of each Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.

This Note is a Loan Document and is subject to Section 10.10 of the Credit Agreement, which is incorporated herein by reference the same as if set forth herein verbatim.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, notice of intent to accelerate, and notice of acceleration, demand, dishonor and non-payment of this Note.

Exhibit B - Page 1

[This Note is executed in renewal, rearrangement and extension of (but not a cancellation, extinguishment or novation of) that certain Note dated [            ] executed by Borrower and payable to the order of Lender pursuant to the Existing Credit Agreement.]

Exhibit B - Page 2

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership, as Borrower

By:	MARTIN OPERATING GP LLC,
its General Partner

By:	MARTIN MIDSTREAM PARTNERS L.P., its Sole Member

By: MARTIN MIDSTREAM GP LLC, its General Partner

By:
Name:
Title:

Exhibit B - Page 3

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Revolver Principal Debt This Date	Notation Made By

Exhibit B - Page 4

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

(Pursuant to Section 6.02 of the Credit Agreement)

Financial Statement Date:             ,

To: Royal Bank of Canada, as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), Martin Midstream Partners L.P., a Delaware limited partnership (the “MLP”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto. Capitalized terms used herein but not defined herein shall have the meanings set forth in the Credit Agreement.

The undersigned Responsible Officer hereby certifies as of the date hereof that he is the             of the MLP General Partner, and that, as such, he is authorized to execute and deliver this Compliance Certificate (this “Certificate”) to the Administrative Agent on the behalf of the MLP and the Borrower, and that:

[Use the following for fiscal year-end financial statements]

Attached hereto as Schedule 1 are the year-end audited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(a) of the Credit Agreement for the fiscal year of the MLP ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use the following for fiscal quarter-end financial statements]

Attached hereto as Schedule 1 are the unaudited consolidated financial statements of the MLP and its Subsidiaries required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the MLP ended as of the above date, together with a certificate of a Responsible Officer of the MLP stating that such financial statements fairly present the financial condition, results of operations and cash flows of the MLP and each of its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use the following for both fiscal year-end and quarter-end financial statements]

Exhibit C - Page 1

1. The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his supervision, a detailed review of the transactions and condition (financial or otherwise) of the MLP and the Borrower during the accounting period covered by the attached financial statements.

2. A review of the activities of the MLP and the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the MLP and the Borrower performed and observed all of their respective Obligations under the Loan Documents, and no Default or Event of Default has occurred and is continuing, except as follows (list of each such Default or Event of Default and include the information required by Section 6.03 of the Credit Agreement):

3. The covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

4. Each of the MLP, the Borrower and the Restricted Subsidiaries are in compliance with the notice and reporting obligations under Section 6(d) of the Security Agreements executed by each of the MLP, the Borrower and the Restricted Subsidiaries.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of             ,             .

MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership, as Borrower

By: MARTIN OPERATING GP LLC, its General Partner

By: MARTIN MIDSTREAM PARTNERS L.P., its Sole Member

By:	MARTIN MIDSTREAM GP LLC, its General Partner

By:
Name:
Title:

Exhibit C - Page 2

MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership

By:	MARTIN MIDSTREAM GP LLC, its General Partner

By:
Name:
Title:

Exhibit C - Page 3

SCHEDULE 1

to the Compliance Certificate

Financial Statements

Exhibit C - Page 4

For the Quarter/Year ended

            (“Statement Date”)

SCHEDULE 2

to the Compliance Certificate

($ in 000’s)

I. Section 7.15(a) – Interest Coverage Ratio

A. Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”) (see Credit Agreement definition of “Consolidated EBITDA”):

1. Consolidated EBITDA (prior to pro forma adjustments for permitted asset acquisitions and sales, and Material Project EBITDA Adjustments) (from Worksheet A):	$

2. Pro forma adjustments for permitted asset acquisitions and sales, and Material Project EBITDA Adjustments calculated pursuant to Section 7.15(d):	$

3. Consolidated EBITDA, including pro forma adjustments for permitted asset acquisitions and sales, and Material Project EBITDA Adjustments (Lines I.A.1 + I.A.2):	$

B. Consolidated Interest Charges for Subject Period:

1. Consolidated Interest Charges for the four consecutive fiscal quarters ending on the Statement Date:	$

2. Pro forma adjustment for Consolidated Interest Charges during the four consecutive fiscal quarters ending on the Statement Date (Section 7.15(d)):	$

Exhibit C - Page 5

3. Consolidated Interest Charges, including pro forma adjustments (Lines I.B.1 + I.B.2):	$

C. Interest Coverage Ratio:

1. Consolidated EBITDA for Subject Period, adjusted for permitted asset acquisitions and sales, and Material Project EBITDA Adjustments (Line I.A.3):	$

2. Consolidated Interest Charges for Subject Period, adjusted for permitted asset acquisitions and sales, and Material Project EBITDA Adjustments (Line I.B.3):	$

3. Imputed interest charges on Synthetic Leases of the MLP and its Subsidiaries for Subject Period:	$

4. Interest Coverage Ratio (Line I.C.1 ÷ (Lines I.C.2 + I.C.3)):		to 1.0

Minimum required: 2.5:1.0

II. Section 7.15(b) – Leverage Ratio

A. Consolidated Funded Debt:	$

B. Consolidated EBITDA (including pro forma adjustments for permitted asset acquisitions and sales, and Material Project EBITDA Adjustments) (Line I.A.3 above):	$

C. Leverage Ratio (Line II.A ÷ II.B):

Maximum permitted:
5.25:1.0		to 1.0

III. Section 7.15(c) – Senior Leverage Ratio

A. Consolidated Secured Funded Debt:	$

Exhibit C - Page 6

B. Consolidated EBITDA (including pro forma adjustments for permitted asset acquisitions and sales, and Material Project EBITDA Adjustments) (Line I.A.3 above):	$

C. Senior Leverage Ratio (Line III.A ÷ III.B):

Maximum permitted:

3.50:1.00		to 1.0

IV. Calculation of Compliance with Sections 7.07(c) and Section 2.03(b)(i) (Dispositions and Mandatory Prepayments)

A.     Section 2.03(b)(i) and Section 7.07(c): Attach a report showing each Disposition of property for fair market value for cash and otherwise permitted under Section 7.07(c) during the four (4) fiscal quarters ending on the Statement Date. For each such Disposition show:

1. The date that Net Cash Proceeds from such Disposition were received (the “Receipt Date”):		_________

2. The amount of Net Cash Proceeds received from such Disposition:	$

3. The total amount of Net Cash Proceeds from Dispositions for fair market value for cash during the period from the Closing Date to such Receipt Date:	$

4. The value of 10% of the Borrower’s consolidated assets as of the end of the fiscal quarter immediately prior to such Receipt Date (“Threshold Amount”):	$

5. The Reduction Amount, as of the Receipt Date (Line IV.A.3 – IV.A.4):	$

Exhibit C - Page 7

6.      (a) If the Reduction Amount in Line IV.A.5 is a positive number, have the Net Cash Proceeds of such Disposition been Reinvested? If so, give amounts and date(s) of Reinvestment. (b) If not, has 365 days (in the case of a Casualty or Condemnation Disposition) or 180 days (in the case of any other type of Disposition) passed since the Receipt Date for such Disposition? (c) If yes, did the applicable Loan Party begin construction or enter into a purchase agreement for the applicable replacement asset prior to such date? (d) If yes, has 120 days passed since such date for such Disposition?

(a) Yes/No Amount: Date: (b) Yes/No (c) Yes/No (d) Yes/No

7.      If any portion of the Reduction Amount in Line IV.A.5 has not been reinvested within 365 or 180 days (or 485 or 300 days if the applicable Loan Party has begun construction or entered into a purchase agreement), as applicable, of the Receipt Date, specify amount not Reinvested.

$

8. Amount of Loans to be prepaid (Line IV.A.7):	$

V. Section 7.08 – Calculation of Available Cash and Quarterly Distributions

A. Available Cash of the MLP for the fiscal quarter ending on the Statement Date (from Worksheet C):	$

B. Available Cash of the Borrower for the fiscal quarter ending on the Statement Date (from Worksheet C):	$

C. Borrower Distributions of Available Cash made for the fiscal quarter ending on the Statement Date (attach a schedule showing date(s) and amount(s))

Exhibit C - Page 8

D. MLP Distributions of Available Cash made for the fiscal quarter ending on the Statement Date (attach a schedule showing date(s) and amount(s))

[END OF SCHEDULE 2—WORKSHEETS A AND B FOLLOW]

Exhibit C - Page 9

WORKSHEET A

CONSOLIDATED EBITDA CALCULATION

Consolidated EBITDA for four consecutive fiscal quarters ending on the Statement Date (“Subject Period”) (see Credit Agreement

definition of “Consolidated EBITDA”):

1. Consolidated Net Income for Subject Period:	$

2. Consolidated Interest Charges for Subject Period:	$

3. Provision for income taxes for Subject Period:	$

4. Depreciation expenses for Subject Period:	$

5. Depletion expenses for Subject Period:	$

6. Amortization expenses for Subject Period:	$

7. Other non-cash charges and expenses:	$

8.      Consolidated EBITDA (prior to pro forma adjustments for permitted asset acquisitions and sales, and Material Project EBITDA Adjustments pursuant to Section 7.15(d)) (Lines A.1 + A.2 + A.3 + A.4 + A.5 + A.6 + A.7) (to be entered as Line I.A.1 on Schedule 2):

$

Exhibit C - Page 10

WORKSHEET B

CALCULATION OF AVAILABLE CASH

Available Cash of the MLP (calculated pursuant to the Limited Partnership Agreement (MLP))

A. Cash and cash equivalents of the MLP, the Borrower, and the Restricted Subsidiaries (the “Partnership Group”) on hand at the end of the quarter:	$

B. All additional cash and cash equivalents of the Partnership Group on hand on the date of determination resulting from working capital borrowings made after the end of the quarter:	$

C.     Cash reserves to provide for the proper conduct of the business of the Partnership Group (including reserves for future capital expenditures and for future credit needs of the MLP and the Restricted Subsidiaries) after the quarter:*

$

D.     Cash reserves to comply with applicable law, or any loan agreement, security agreement, mortgage, or any debt instrument or other agreement or obligation to which the Partnership Group is a party or its assets are subject:*

$

E. Cash reserves to provide funds for distributions under Section 6.4 or 6.5 of the MLP’s Partnership Agreement for any one or more of the next four quarters:*	$

F. Available Cash of the MLP (Line A + B – C – D – E) (to be entered as Line VII.A on Schedule 2):	$

*	If there is an amount entered in C, D, or E above, attach a general description of purpose/reason for such reserves.

Exhibit C - Page 11

Available Cash of the Borrower (calculated pursuant to the Limited Partnership Agreement (Borrower))

A. All cash and cash equivalents of the Borrower on hand at the end of the quarter:	$

B.     All additional cash and cash equivalents of the Borrower on hand on the date of determination of Available Cash with respect to such quarter resulting from working capital borrowings made subsequent to the end of such quarter:

$

C.     Cash reserves to provide for the proper conduct of the business of the Borrower (including reserves for future capital expenditures and for anticipated future credit needs of the Borrower) subsequent to such quarter:*

$

D.     Cash reserves to comply with applicable law or any loan agreement, security agreement, mortgage, debt instrument or other agreement or obligation to which any member of the Partnership Group is a party or by which it is bound or its assets are subject:*

$

E. Cash reserves to provide funds for distributions under Section 6.4 or 6.5 of the MLP’s Partnership Agreement in respect of any one or more of the next four quarters:*	$

F. Available Cash of the Borrower (Line A + B – C – D – E) (to be entered as Line VII.B on Schedule 2):	$

*	If there is an amount entered in C, D, or E above, attach a general description of purpose/reason for such reserves.

Exhibit C - Page 12

EXHIBIT D

FORM OF ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Third Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the][each] Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including without limitation any letters of credit, guarantees, and swingline loans included in such facilities), and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as, [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

[1]	For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
[2]	For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.

Exhibit D - Page 1

1.	Assignor[s]:

[Assignor [is] [is not] a Defaulting Lender]

2. Assignee[s]:

[for each Assignee, indicate [Affiliate] [Approved Fund] of [identify Lender]

3. Borrower(s):	Martin Operating Partnership L.P.

4. Administrative Agent:	Royal Bank of Canada, as Administrative Agent under the Credit Agreement

5. Credit Agreement:	Third Amended and Restated Credit Agreement dated as of March 28, 2013, among Martin Operating Partnership L.P., Martin Midstream Partners L.P., Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders party thereto

6. Assigned Interest:

Assignor[s][5]	Assignee[s][6]	Aggregate Amount of Commitment/Loans for all Lenders[7]	Amount of Commitment/Loans Assigned[8]	Percentage Assigned of Commitment/Loans[8]		CUSIP Number
1.	2.	$	$		%
3.	4.	$	$		%
5.	6.	$	$		%

[5]	List each Assignor, as appropriate.
[6]	List each Assignee, as appropriate.
[7]	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.
[8]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

Exhibit D - Page 2

[7.	Trade Date: ][9]

Effective Date:                          , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S][10] [NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S][11] [NAME OF ASSIGNEE]

By:
Title:

Consented to and Accepted: ROYAL BANK OF CANADA, as Administrative Agent

By
Title:

[Consented to:]12

[9]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the date specified in paragraph 7 (the “Trade Date”).
[10]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[11]	Add additional signature blocks as needed. Include both Fund/Pension Plan and manager making the trade (if applicable).
[12]	To be added only if the consent of the Borrower is required by the terms of the Credit Agreement.

Exhibit D - Page 3

MARTIN OPERATING PARTNERSHIP L.P.,

a Delaware limited partnership, as Borrower

By:	MARTIN OPERATING GP LLC,
its General Partner

	By:	MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

		By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By:
Name:
Title:

Exhibit D - Page 4

ANNEX 1

TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.	Representations and Warranties.

1.1 Assignor[s]. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document, or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee[s]. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements of an Eligible Assignee under the Credit Agreement (subject to such consents, if any, as may be required under Section 10.07(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit D - Annex

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.13 Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

[13]	The Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate:

“From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignee whether such amounts have accrued prior to, on or after the Effective Date. The Assignor[s] and the Assignee[s] shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

Exhibit D - Annex

EXHIBIT E-1

FORM OF AMENDED AND RESTATED GUARANTY

(Subsidiary)

THIS AMENDED AND RESTATED GUARANTY (this “Guaranty”) dated as of March 28, 2013, is made by each of the Persons now or hereafter signatories hereto (each a “Guarantor”, and collectively, the “Guarantors”), in favor of Royal Bank of Canada, as Administrative Agent for the Lenders (defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated of even date herewith (as the same may hereafter be amended, restated, extended supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), Martin Midstream Partners L.P., the various financial institutions that are, or may from time to time become, parties thereto (individually a “Lender” and collectively, the “Lenders”), and Royal Bank of Canada, as Administrative Agent and Collateral Agent, the Lenders have agreed to extend credit to or for the account of the Borrower;

WHEREAS, pursuant to the Credit Agreement, the Lenders have appointed Royal Bank of Canada as their administrative agent for purposes of administration and enforcement (in such capacity, the “Administrative Agent”);

WHEREAS, as a condition precedent to the making of Credit Extensions under and as defined in the Credit Agreement, each Guarantor is required to execute and deliver this Guaranty;

WHEREAS, each Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, it is in the best interests of each Guarantor to execute this Guaranty inasmuch as such Guarantor will derive substantial direct and indirect benefits from the extensions of credit made from time to time to or for the account of the Borrower.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrower pursuant to the Credit Agreement, each Guarantor agrees, for the benefit of each Lender and each Lender Swap Party, as follows:

Exhibit E-1 – Page 1

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following capitalized terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower” is defined in the first recital.

“Guarantor” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Lenders” is defined in the first recital.

“Obligor” means the Borrower or any other Person (other than the Administrative Agent, the Collateral Agent or any Lender) obligated under any Loan Document.

“Taxes” is defined in Section 2.7 hereof.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of New York.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the meanings provided therefor in the Credit Agreement.

SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1 Guaranty. Each Guarantor hereby, jointly and severally, absolutely, unconditionally, and irrevocably (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing under each of the Credit Agreement, the Notes and each other Loan Document to which the Borrower or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such

Exhibit E-1 – Page 2

amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and (b) indemnifies and holds harmless each Lender and each holder of a Note for any and all costs and expenses (including attorneys’ fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty; provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount and each of the foregoing obligations shall exclude the Excluded Swap Obligations. This Guaranty constitutes a guaranty of payment when due and not of collection, and each Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of such Guarantor hereunder.

SECTION 2.2 Acceleration of Guaranty. Each Guarantor agrees that, in the event of the occurrence of any Event of Default of the type described in Section 8.01(f) or Section 8.01(g) of the Credit Agreement, with respect to the Borrower, any other Obligor or such Guarantor, and if such event shall occur at a time when any of the Obligations may not then be due and payable, such Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by such Guarantor if all such Obligations were then due and payable.

SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of each Guarantor hereunder shall have been paid in full, all Commitments shall have terminated and except as provided in Section 10.01(e) of the Credit Agreement, all Lender Hedging Agreements have terminated. No Guarantor may rescind or revoke its obligations hereunder. Each Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of: (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document; (b) the failure of any Lender or any holder of any Note (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligations of the Borrower or any other Obligor; (d) any reduction,

Exhibit E-1 – Page 3

limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and such Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; (g) the insolvency or bankruptcy of, or similar event affecting, the Borrower or any other Obligor; or (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor. Each Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and each Guarantor waives any right to revoke this Guaranty with respect to future indebtedness.

SECTION 2.4 Reinstatement. Each Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

SECTION 2.5 Waiver, etc. Each Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Administrative Agent, any Lender or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

SECTION 2.6 Waiver of Subrogation. Until the Obligations are paid in full, all Commitments have terminated and all Lender Hedging Agreements have terminated, no Guarantor shall enforce or exercise any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Lenders against the Borrower or any other Obligor or any collateral which the Collateral Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or

Exhibit E-1 – Page 4

security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 2.7 Payments Free and Clear of Taxes, etc. Each Guarantor hereby agrees that:

(a) All payments by each Guarantor hereunder shall be made in accordance with Section 3.01 of the Credit Agreement free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment to be made by any Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Guarantor will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted, (ii) promptly forward to such Lender an official receipt or other documentation satisfactory to such Lender evidencing such payment to such authority, and (iii) pay to such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Lender with respect to any payment received by such Lender hereunder, such Lender may pay such Taxes and each Guarantor will promptly pay, jointly and severally, such additional amounts (including, if incurred as a result of any Guarantor’s or the Borrower’s action, omission or delay, any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had such Taxes not been asserted.

(b) If any Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Lender the required receipts or other required documentary evidence, each Guarantor shall, jointly and severally, indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by such Lender as a result of any such failure.

(c) Without prejudice to the survival of any other agreement of each Guarantor hereunder, the agreements and obligations of such Guarantor contained in this Section 2.7 shall survive the payment in full of the principal of and interest on the Loans.

SECTION 2.8 Joint and Several Obligations. Each Guarantor acknowledges that (a) this Guaranty is a master Guaranty pursuant to which other Restricted Subsidiaries now or hereafter may become parties, and (b) the guaranty obligations of each of the Guarantors hereunder are joint and several.

Exhibit E-1 – Page 5

SECTION 2.9 Contribution Agreement. Upon full and final payment of the Obligations, each Guarantor which has made payments upon all or any part of the Obligations shall be entitled to contribution from all of the other Guarantors, to the end that all such payments upon the Obligations shall be shared among all Guarantors who guaranteed such Obligations in proportion to their respective Net Worths (defined below), provided that the contribution obligations of each of the Guarantors shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. As used in this subsection, the “Net Worth” of each of the Guarantors means, at any time, the remainder of (a) the fair value of such Guarantor’s assets (other than such right of contribution), minus (b) the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Obligations).

SECTION 2.10 Subordination. Each Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by the Borrower or other Obligor to such Guarantor. Each Guarantor agrees that after the occurrence and during the continuance of any Event of Default under the Credit Agreement, it will not permit the Borrower or any other Obligor to repay such indebtedness or any part thereof and it will not accept payment from the Borrower or any other Obligor of such indebtedness or any part thereof without the prior written consent of the Required Lenders. If any Guarantor receives any such payment without the prior required written consent, the amount so paid shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as the Administrative Agent shall elect.

SECTION 2.11 Swap Obligations.

(a) Notwithstanding anything to the contrary set forth in this Guaranty, no Guarantor shall be deemed under this Guaranty to be a guarantor of any Swap Obligations to the extent that the providing of such guaranty by such Guarantor would violate applicable law or regulation.

(b) Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by another Loan Party to honor all of such Loan Party’s obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.11, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Each Qualified ECP Guarantor intends that this Section 2.11 constitute, and this Section 2.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of such other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Exhibit E-1 – Page 6

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations, Warranties and Covenants. By execution hereof, each Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Credit Agreement and other Loan Documents are applicable to such Guarantor and shall be imposed upon such Guarantor, and such Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, each Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Credit Agreement in favor of the Administrative Agent and the Lenders. In the event that the Credit Agreement shall cease to remain in full force and effect for any reason whatsoever during any period when any part of the obligations hereby guaranteed remains unpaid, the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of each Guarantor under this Guaranty.

SECTION 3.2 Swap Obligations. Each Guarantor represents and warrants to the Lenders, the Administrative Agent, and each Lender Swap Party that it is a Qualified ECP Guarantor. This representation and warranty shall be deemed repeated each time that a Swap Obligation of any Loan Party is created.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 4.2 Releases. At such time as the Loans shall have been paid in full, the Commitments have been terminated, all Letters of Credit have terminated, and, subject to Section 10.01(e) of the Credit Agreement, no Lender Hedging Agreements are outstanding, the Administrative Agent shall, at the request and expense of each Guarantor following such termination, promptly execute and deliver to such Guarantor such documents and instruments as such Guarantor shall reasonably request to evidence termination and release of this Guaranty.

Exhibit E-1 – Page 7

SECTION 4.3 Administrative Agent and Lenders; Successors and Assigns.

(a) The Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender’s ratable benefit. The Administrative Agent may, without the joinder of any Lender, exercise any rights in Administrative Agent’s or Lenders’ favor under or in connection with this Guaranty. The Administrative Agent’s and each Lender’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, no Guarantor is required to inquire about any such agreement and is not subject to any terms thereof unless such Guarantor specifically enters into such agreement. Therefore, no Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of any such agreement.

(b) This Guaranty benefits the Administrative Agent, the Lenders, and their respective successors and assigns and binds each Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of Administrative Agent under this Guaranty automatically vests in that new Administrative Agent, as successor Administrative Agent on behalf of Lenders, without any further act, deed, conveyance, or other formality, other than that appointment. The rights of the Administrative Agent and the Lenders under this Guaranty may be transferred with any assignment of the obligations hereby guaranteed pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the obligations guaranteed under this Guaranty.

SECTION 4.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom it is sought to be enforced and is in conformity with the requirements of Section 10.01 of the Credit Agreement. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.5 Addresses for Notices to the Guarantors. All notices and other communications hereunder to any Guarantor shall be in writing and delivered pursuant to the procedures set forth in Section 10.02 of the Credit Agreement and shall be effective as set forth therein.

SECTION 4.6 Addition of Guarantors. The initial Guarantors hereunder shall be each of the Restricted Subsidiaries that are signatories hereto and that are listed on Schedule 1 attached hereto. From time to time subsequent to the time hereof, additional Restricted Subsidiaries may become parties hereto as additional Guarantors (each an “Additional Guarantor”) by executing a counterpart of this Guaranty Agreement in the form of Exhibit A attached hereto. Upon delivery of any such counterpart to Administrative Agent, notice of which is hereby waived by each Guarantor, each such Additional Guarantor shall be a Guarantor and shall be a party hereto as if such Additional Guarantor were an

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original signatory hereof. Each Guarantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Guarantor hereunder, or by any election by Administrative Agent not to cause any Restricted Subsidiary to become an Additional Guarantor hereunder. This Guaranty Agreement shall be fully effective as to any Guarantor that is or becomes a party hereto regardless of whether any such person becomes or fails to become or ceases to be a Guarantor hereunder. Notwithstanding anything contained herein, any Guarantor that ceases to be a Restricted Subsidiary in accordance with the terms of the Credit Agreement shall automatically cease to be a Guarantor hereunder.

SECTION 4.7 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5 hereof, no failure on the part of any Lender or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.8 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 4.9 Setoff. In addition to, and not in limitation of, any rights of any Lender or any holder of a Note under applicable law, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, each Lender and each such holder shall be entitled to exercise (for the benefit of all Lenders pursuant to Section 10.09 of the Credit Agreement) any right of offset or banker’s lien against each and every account and other property or interest that each Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, any such Lender, to the extent of the full amount of the Obligations.

SECTION 4.10 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 4.11 Amendment and Restatement of Guaranty. This Guaranty amends and restates all Guaranties under and as defined by the Existing Credit Agreement executed by the signatories hereto (the “Existing Credit Agreement Guaranties”). This Guaranty is in renewal, extension, and modification, but not discharge of, the Existing Credit Agreement Guaranties.

SECTION 4.12 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Exhibit E-1 – Page 9

SECTION 4.13 Forum Selection and Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE STATE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR FEDERAL COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AND HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 (THE “NEW YORK PROCESS AGENT”) AS PROCESS AGENT IN ITS NAME, PLACE AND STEAD TO RECEIVE AND FORWARD SERVICE OF ANY AND ALL WRITS, SUMMONSES AND OTHER LEGAL PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK, AGREES THAT SUCH SERVICE IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE UPON THE NEW YORK PROCESS AGENT, AND AGREES TO TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY GUARANTOR IN ANY OTHER JURISDICTION. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.

SECTION 4.14 Waiver of Jury Trial. EACH GUARANTOR HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

Exhibit E-1 – Page 10

SECTION 4.16 Entire Agreement. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Exhibit E-1 – Page 11

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

as a Guarantor

By:
Name:
Title:

[INSERT SIGNATURES BLOCKS FOR OTHER GUARANTORS]

SIGNATURE PAGE TO AMENDED AND RESTATED GUARANTY

SCHEDULE 1

INITIAL GUARANTORS

Redbird Gas Storage LLC, a Delaware limited liability company

MOP Midstream Holdings LLC, a Delaware limited liability company

Talen’s Marine & Fuel, LLC, a Louisiana limited liability company

Martin Midstream Finance Corp., a Delaware corporation

Exhibit E-1 – Schedule 1

EXHIBIT A

COUNTERPART TO CONTINUING GUARANTY

In witness whereof, the undersigned Additional Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of             , 20            .

[NAME OF ADDITIONAL GUARANTOR]

By:
Name:
Title:

Exhibit E-1 – Page 14

EXHIBIT E-2

FORM OF THIRD AMENDED AND RESTATED GUARANTY

(MLP)

THIS THIRD AMENDED AND RESTATED GUARANTY (this “Guaranty”) dated as of March 28, 2013, is made by MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership (the “Guarantor”), in favor of ROYAL BANK OF CANADA, as Administrative Agent for the Lenders (defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated of even date herewith (as the same may hereafter be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), the Guarantor, the various financial institutions that are, or may from time to time become, parties thereto (individually a “Lender” and collectively, the “Lenders”), and Royal Bank of Canada, as Administrative Agent and Collateral Agent, the Lenders have agreed to extend credit to or for the account of the Borrower;

WHEREAS, pursuant to the Credit Agreement, the Lenders have appointed Royal Bank of Canada as their administrative agent for purposes of administration and enforcement (in such capacity, the “Administrative Agent”);

WHEREAS, the Guarantor owns all of the membership interests in Martin Operating GP LLC, the general partner of the Borrower, and is the sole limited partner of the Borrower;

WHEREAS, as a condition precedent to the making of Credit Extensions under and as defined in the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the extensions of credit made from time to time to or for the account of the Borrower.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender and each Lender Swap Party, as follows:

Exhibit E-2 – Page 1

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following capitalized terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower” is defined in the first recital.

“Guarantor” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Lenders” is defined in the first recital.

“Obligor” means the Borrower or any other Person (other than the Administrative Agent, the Collateral Agent or any Lender) obligated under any Loan Document.

“Taxes” is defined in Section 2.7 hereof.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of New York.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the meanings provided therefor in the Credit Agreement.

SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1 Guaranty. The Guarantor hereby absolutely, unconditionally, and irrevocably (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing under each of the Credit Agreement, the Notes and each other Loan Document to which the Borrower or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code,

Exhibit E-2 – Page 2

11 U.S.C. §502(b) and §506(b)), and (b) indemnifies and holds harmless each Lender and each holder of a Note for any and all costs and expenses (including attorneys’ fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty; provided, however, that each Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount and each of the foregoing obligations shall exclude the Excluded Swap Obligations. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, in the event of the occurrence of any Event of Default of the type described in Section 8.01(f) or Section 8.01(g) of the Credit Agreement, with respect to the Borrower, any other Obligor or the Guarantor, and if such event shall occur at a time when any of the Obligations may not then be due and payable, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full, all Commitments shall have terminated and except as provided in Section 10.01(e) of the Credit Agreement, all Lender Hedging Agreements have terminated. The Guarantor may not rescind or revoke its obligations hereunder. The Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of: (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document; (b) the failure of any Lender or any holder of any Note (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Obligations of the Borrower or any other Obligor; (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be

Exhibit E-2 – Page 3

subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; (g) the insolvency or bankruptcy of, or similar event affecting, the Borrower or any other Obligor; or (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor. The Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and the Guarantor waives any right to revoke this Guaranty with respect to future indebtedness.

SECTION 2.4 Reinstatement. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

SECTION 2.5 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Administrative Agent, any Lender or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

SECTION 2.6 Waiver of Subrogation. Until the Obligations are paid in full, all Commitments have terminated and all Lender Hedging Agreements have terminated, the Guarantor shall not enforce or exercise any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Lenders against the Borrower or any other Obligor or any collateral which the Collateral Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Administrative

Exhibit E-2 – Page 4

Agent to be credited and applied upon the Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 2.7 Payments Free and Clear of Taxes, etc. The Guarantor hereby agrees that:

(a) All payments by the Guarantor hereunder shall be made in accordance with Section 3.01 of the Credit Agreement free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment to be made by the Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Guarantor will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted, (ii) promptly forward to such Lender an official receipt or other documentation satisfactory to such Lender evidencing such payment to such authority, and (iii) pay to such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Lender with respect to any payment received by such Lender hereunder, such Lender may pay such Taxes and the Guarantor will promptly pay such additional amounts (including, if incurred as a result of the Guarantor’s or the Borrower’s action, omission or delay, any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had such Taxes not been asserted.

(b) If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Lender the required receipts or other required documentary evidence, the Guarantor shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by such Lender as a result of any such failure.

(c) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 2.7 shall survive the payment in full of the principal of and interest on the Loans.

SECTION 2.8 Subordination. The Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by the Borrower or other Obligor to the Guarantor. The Guarantor agrees that after the occurrence and during the continuance of any Event of Default under the Credit Agreement, it will not permit the Borrower or any other Obligor to repay such indebtedness or any part thereof and it will not accept payment from the Borrower or any other Obligor of such indebtedness or any part thereof without the prior written consent of the

Exhibit E-2 – Page 5

Required Lenders. If the Guarantor receives any such payment without the prior required written consent, the amount so paid shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as the Administrative Agent shall elect.

SECTION 2.9 Swap Obligations.

(a) Notwithstanding anything to the contrary set forth in this Guaranty, the Guarantor shall not be deemed under this Guaranty to be a guarantor of any Swap Obligations to the extent that the providing of such guaranty by the Guarantor would violate applicable law or regulation.

(b) If the Guarantor is a Qualified ECP Guarantor, Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by another Loan Party to honor all of such Loan Party’s obligations under this Guaranty in respect of Swap Obligations (provided, however, that Qualified ECP Guarantor shall only be liable under this Section 2.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.11, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Qualified ECP Guarantor intends that this Section 2.11 constitute, and this Section 2.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations, Warranties and Covenants. By execution hereof, the Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Credit Agreement and other Loan Documents are applicable to the Guarantor and shall be imposed upon the Guarantor, and the Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, the Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Credit Agreement in favor of the Administrative Agent and the Lenders. In the event that the Credit Agreement shall cease to remain in full force and effect for any reason whatsoever during any period when any part of the obligations hereby guaranteed remains unpaid, the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of the Guarantor under this Guaranty.

Exhibit E-2 – Page 6

SECTION 3.2 Swap Obligations. Guarantor represents and warrants to the Lenders, the Administrative Agent, and each Lender Swap Party that it is a Qualified ECP Guarantor. This representation and warranty shall be deemed repeated each time that a Swap Obligation of any Loan Party is created.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 4.2 Releases. At such time as the Loans shall have been paid in full, the Commitments have been terminated, all Letters of Credit have terminated, and, subject to Section 10.01(e) of the Credit Agreement, no Lender Hedging Agreements are outstanding, the Administrative Agent shall, at the request and expense of the Guarantor following such termination, promptly execute and deliver to the Guarantor such documents and instruments as the Guarantor shall reasonably request to evidence termination and release of this Guaranty.

SECTION 4.3 Administrative Agent and Lenders; Successors and Assigns.

(a) The Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender’s ratable benefit. The Administrative Agent may, without the joinder of any Lender, exercise any rights in Administrative Agent’s or Lenders’ favor under or in connection with this Guaranty. The Administrative Agent’s and each Lender’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, the Guarantor is not required to inquire about any such agreement and is not subject to any terms thereof unless the Guarantor specifically enters into such agreement. Therefore, neither the Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of any such agreement.

(b) This Guaranty benefits the Administrative Agent, the Lenders, and their respective successors and assigns and binds the Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of Administrative Agent under this Guaranty automatically vests in that new Administrative Agent, as successor Administrative Agent on behalf of Lenders, without any further act, deed, conveyance, or other formality, other than that appointment. The rights of the Administrative Agent and the Lenders under this Guaranty may be transferred with any assignment of the obligations hereby guaranteed pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the obligations guaranteed under this Guaranty.

Exhibit E-2 – Page 7

SECTION 4.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom it is sought to be enforced and is in conformity with the requirements of Section 10.01 of the Credit Agreement. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.5 Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing and delivered pursuant to the procedures set forth in Section 10.02 of the Credit Agreement and shall be effective as set forth therein.

SECTION 4.6 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5 hereof, no failure on the part of any Lender or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.7 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

SECTION 4.8 Setoff. In addition to, and not in limitation of, any rights of any Lender or any holder of a Note under applicable law, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, each Lender and each such holder shall be entitled to exercise (for the benefit of all Lenders pursuant to Section 10.09 of the Credit Agreement) any right of offset or banker’s lien against each and every account and other property or interest that the Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, any such Lender, to the extent of the full amount of the Obligations.

SECTION 4.9 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 4.10 Amendment and Restatement of Guaranty. This Guaranty is in renewal, extension, and modification, but not discharge or novation, of that certain Second Amended and Restated Guaranty dated as of November 10, 2005, executed by Guarantor in favor of Royal Bank of Canada, in its capacity as administrative agent, which was in renewal, extension, and modification, of

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that certain Amended and Restated Guaranty dated as of October 29, 2004, executed by Guarantor in favor of Royal Bank of Canada, in its capacity as administrative agent, which was in renewal, extension, and modification, but not discharge or novation, of that certain Guaranty dated as of November 6, 2002, executed by Guarantor in favor of Royal Bank of Canada, in its capacity as administrative agent.

SECTION 4.11 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 4.12 Forum Selection and Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE STATE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR FEDERAL COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AND HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 (THE “NEW YORK PROCESS AGENT”) AS PROCESS AGENT IN ITS NAME, PLACE AND STEAD TO RECEIVE AND FORWARD SERVICE OF ANY AND ALL WRITS, SUMMONSES AND OTHER LEGAL PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK, AGREES THAT SUCH SERVICE IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE UPON THE NEW YORK PROCESS AGENT, AND AGREES TO TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.

SECTION 4.13 Waiver of Jury Trial. THE GUARANTOR HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM,

Exhibit E-2 – Page 9

DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

SECTION 4.14 Entire Agreement. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Exhibit E-2 – Page 10

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MARTIN MIDSTREAM PARTNERS L.P.,
a Delaware limited partnership, as the Guarantor

By: MARTIN MIDSTREAM GP LLC, its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED GUARANTY

(MLP)

EXHIBIT E-3

THIRD AMENDED AND RESTATED GUARANTY

(Borrower General Partner)

THIS THIRD AMENDED AND RESTATED GUARANTY (this “Guaranty”) dated as of March 28, 2013, is made by MARTIN OPERATING GP LLC, a Delaware limited liability company (the “Guarantor”), in favor of ROYAL BANK OF CANADA, as Administrative Agent for the Lenders (defined below).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Third Amended and Restated Credit Agreement dated of even date herewith (as the same may hereafter be amended, restated, extended supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), Martin Midstream Partners L.P., the various financial institutions that are, or may from time to time become, parties thereto (individually a “Lender” and collectively, the “Lenders”), and Royal Bank of Canada, as Administrative Agent and Collateral Agent, the Lenders have agreed to extend credit to or for the account of the Borrower;

WHEREAS, pursuant to the Credit Agreement, the Lenders have appointed Royal Bank of Canada as their administrative agent for purposes of administration and enforcement (in such capacity, the “Administrative Agent”);

WHEREAS, as a condition precedent to the making of Credit Extensions under and as defined in the Credit Agreement, the Guarantor is required to execute and deliver this Guaranty;

WHEREAS, the Guarantor has duly authorized the execution, delivery and performance of this Guaranty; and

WHEREAS, it is in the best interests of the Guarantor to execute this Guaranty inasmuch as the Guarantor will derive substantial direct and indirect benefits from the extensions of credit made from time to time to or for the account of the Borrower.

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and in order to induce the Lenders to make Credit Extensions to the Borrower pursuant to the Credit Agreement, the Guarantor agrees, for the benefit of each Lender and each Lender Swap Party, as follows:

Exhibit E-3 – Page 1

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Terms. The following capitalized terms when used in this Guaranty, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Borrower” is defined in the first recital.

“Guarantor” is defined in the preamble.

“Guaranty” is defined in the preamble.

“Lenders” is defined in the first recital.

“Obligor” means the Borrower or any other Person (other than the Administrative Agent, the Collateral Agent or any Lender) obligated under any Loan Document.

“Subsidiary Guarantors” means Subsidiaries of Borrower that have guaranteed all or any part of the Obligations.

“Taxes” is defined in Section 2.7 hereof.

“U.C.C.” means the Uniform Commercial Code as in effect in the State of New York.

SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty, including its preamble and recitals, have the meanings provided therefor in the Credit Agreement.

SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty, including its preamble and recitals, with such meanings.

ARTICLE II

GUARANTY PROVISIONS

SECTION 2.1 Guaranty. The Guarantor hereby absolutely, unconditionally, and irrevocably (a) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations of the Borrower and each other Obligor now or hereafter existing under each of the Credit Agreement, the Notes and each

Exhibit E-3 – Page 2

other Loan Document to which the Borrower or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and (b) indemnifies and holds harmless each Lender and each holder of a Note for any and all costs and expenses (including attorneys’ fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty; provided, however, that the Guarantor shall be liable under this Guaranty for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount and each of the foregoing obligations shall exclude the Excluded Swap Obligations. This Guaranty constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.

SECTION 2.2 Acceleration of Guaranty. The Guarantor agrees that, in the event of the occurrence of any Event of Default of the type described in Section 8.01(f) or Section 8.01(g) of the Credit Agreement, with respect to the Borrower, any other Obligor or the Guarantor, and if such event shall occur at a time when any of the Obligations may not then be due and payable, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

SECTION 2.3 Guaranty Absolute, etc. This Guaranty shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Obligations of the Borrower and each other Obligor have been paid in full, all obligations of the Guarantor hereunder shall have been paid in full, all Commitments shall have terminated and except as provided in Section 10.01(e) of the Credit Agreement, all Lender Hedging Agreements have terminated. The Guarantor may not rescind or revoke its obligations hereunder. The Guarantor guarantees that the Obligations of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty shall be absolute, unconditional and irrevocable irrespective of: (a) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document; (b) the failure of any Lender or any holder of any Note (i) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor of, or collateral securing, any Obligations of the Borrower or any other Obligor; (c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower or any other Obligor, or any other extension,

Exhibit E-3 – Page 3

compromise or renewal of any Obligations of the Borrower or any other Obligor; (d) any reduction, limitation, impairment or termination of any Obligations of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations of the Borrower, any other Obligor or otherwise; (e) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document; (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or any holder of any Note securing any of the Obligations of the Borrower or any other Obligor; (g) the insolvency or bankruptcy of, or similar event affecting, the Borrower or any other Obligor; or (h) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor. The Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and the Guarantor waives any right to revoke this Guaranty with respect to future indebtedness.

SECTION 2.4 Reinstatement. The Guarantor agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.

SECTION 2.5 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations of the Borrower or any other Obligor and this Guaranty and any requirement that the Administrative Agent, any Lender or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations of the Borrower or any other Obligor, as the case may be.

SECTION 2.6 Waiver of Subrogation. Until the Obligations are paid in full, all Commitments have terminated and all Lender Hedging Agreements have terminated, the Guarantor shall not enforce or exercise any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty or any other Loan Document, including any right of subrogation, reimbursement, contribution, exoneration, or indemnification, any right to participate in any claim or remedy of the Lenders against the Borrower or any other Obligor or any collateral which the Collateral Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or

Exhibit E-3 – Page 4

security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Administrative Agent to be credited and applied upon the Obligations, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.

SECTION 2.7 Payments Free and Clear of Taxes, etc. The Guarantor hereby agrees that:

(a) All payments by the Guarantor hereunder shall be made in accordance with Section 3.01 of the Credit Agreement free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment to be made by the Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Guarantor will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted, (ii) promptly forward to such Lender an official receipt or other documentation satisfactory to such Lender evidencing such payment to such authority, and (iii) pay to such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Lender with respect to any payment received by such Lender hereunder, such Lender may pay such Taxes and the Guarantor will promptly pay such additional amounts (including, if incurred as a result of the Guarantor’s or the Borrower’s action, omission or delay, any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had such Taxes not been asserted.

(b) If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Lender the required receipts or other required documentary evidence, the Guarantor shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by such Lender as a result of any such failure.

(c) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 2.7 shall survive the payment in full of the principal of and interest on the Loans.

SECTION 2.8 Contribution Agreement. Upon full and final payment of the Obligations, the Guarantor and all other Subsidiary Guarantors which have made payments upon all or any part of the Obligations shall be entitled to contribution from all of the Subsidiary Guarantors, to the end that all

Exhibit E-3 – Page 5

such payments upon the Obligations shall be shared among all Subsidiary Guarantors who guaranteed such Obligations in proportion to their respective Net Worths (defined below), provided that the contribution obligations of each of the Subsidiary Guarantors shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. As used in this subsection, the “Net Worth” of each of the Subsidiary Guarantors means, at any time, the remainder of (a) the fair value of such Subsidiary Guarantor’s assets (other than such right of contribution), minus (b) the fair value of such Subsidiary Guarantor’s liabilities (other than its liabilities under its guaranty of the Obligations).

SECTION 2.9 Subordination. The Guarantor hereby subordinates and makes inferior to the Obligations any and all indebtedness now or at any time hereafter owed by the Borrower or other Obligor to the Guarantor. The Guarantor agrees that after the occurrence and during the continuance of any Event of Default under the Credit Agreement, it will not permit the Borrower or any other Obligor to repay such indebtedness or any part thereof and it will not accept payment from the Borrower or any other Obligor of such indebtedness or any part thereof without the prior written consent of the Required Lenders. If the Guarantor receives any such payment without the prior required written consent, the amount so paid shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Obligations, whether matured or unmatured, in such order as the Administrative Agent shall elect.

SECTION 2.10 Swap Obligations.

(a) Notwithstanding anything to the contrary set forth in this Guaranty, the Guarantor shall not be deemed under this Guaranty to be a guarantor of any Swap Obligations to the extent that the providing of such guaranty by such Guarantor would violate applicable law or regulation.

(b) If the Guarantor is a Qualified ECP Guarantor, Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by another Loan Party to honor all of such Loan Party’s obligations under this Guaranty in respect of Swap Obligations (provided, however, that Qualified ECP Guarantor shall only be liable under this Section 2.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.11, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). Qualified ECP Guarantor intends that this Section 2.11 constitute, and this Section 2.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Exhibit E-3 – Page 6

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.1 Representations, Warranties and Covenants. By execution hereof, the Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Credit Agreement and other Loan Documents are applicable to the Guarantor and shall be imposed upon the Guarantor, and the Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, the Guarantor acknowledges and agrees that this Guaranty is subject to the offset provisions of the Credit Agreement in favor of the Administrative Agent and the Lenders. In the event that the Credit Agreement shall cease to remain in full force and effect for any reason whatsoever during any period when any part of the obligations hereby guaranteed remains unpaid, the terms, covenants, and agreements incorporated herein by reference shall nevertheless continue in full force and effect as obligations of the Guarantor under this Guaranty.

SECTION 3.2 Swap Obligations. Guarantor represents and warrants to the Lenders, the Administrative Agent, and each Lender Swap Party that it is a Qualified ECP Guarantor. This representation and warranty shall be deemed repeated each time that a Swap Obligation of any Loan Party is created.

ARTICLE IV

MISCELLANEOUS PROVISIONS

SECTION 4.1 Loan Document. This Guaranty is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

SECTION 4.2 Releases. At such time as the Loans shall have been paid in full, the Commitments have been terminated, all Letters of Credit have terminated, and, subject to Section 10.01(e) of the Credit Agreement, no Lender Hedging Agreements are outstanding, the Administrative Agent shall, at the request and expense of the Guarantor following such termination, promptly execute and deliver to the Guarantor such documents and instruments as the Guarantor shall reasonably request to evidence termination and release of this Guaranty.

SECTION 4.3 Administrative Agent and Lenders; Successors and Assigns.

(a) The Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guaranty are for each Lender’s ratable benefit. The Administrative Agent may, without the joinder of any Lender,

Exhibit E-3 – Page 7

exercise any rights in Administrative Agent’s or Lenders’ favor under or in connection with this Guaranty. The Administrative Agent’s and each Lender’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, the Guarantor is not required to inquire about any such agreement and is not subject to any terms thereof unless the Guarantor specifically enters into such agreement. Therefore, neither the Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement or entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of any such agreement.

(b) This Guaranty benefits the Administrative Agent, the Lenders, and their respective successors and assigns and binds the Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of Administrative Agent under this Guaranty automatically vests in that new Administrative Agent, as successor Administrative Agent on behalf of Lenders, without any further act, deed, conveyance, or other formality, other than that appointment. The rights of the Administrative Agent and the Lenders under this Guaranty may be transferred with any assignment of the obligations hereby guaranteed pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the obligations guaranteed under this Guaranty.

SECTION 4.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom it is sought to be enforced and is in conformity with the requirements of Section 10.01 of the Credit Agreement. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 4.5 Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing and delivered pursuant to the procedures set forth in Section 10.02 of the Credit Agreement and shall be effective as set forth therein.

SECTION 4.6 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5 hereof, no failure on the part of any Lender or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 4.7 Section Captions. Section captions used in this Guaranty are for convenience of reference only, and shall not affect the construction of this Guaranty.

Exhibit E-3 – Page 8

SECTION 4.8 Setoff. In addition to, and not in limitation of, any rights of any Lender or any holder of a Note under applicable law, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement, each Lender and each such holder shall be entitled to exercise (for the benefit of all Lenders pursuant to Section 10.09 of the Credit Agreement) any right of offset or banker’s lien against each and every account and other property or interest that the Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, any such Lender, to the extent of the full amount of the Obligations.

SECTION 4.9 Severability. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

SECTION 4.10 Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

SECTION 4.11 Forum Selection and Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE STATE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR FEDERAL COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AND HEREBY IRREVOCABLY APPOINTS CT CORPORATION SYSTEM, WITH AN ADDRESS AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011 (THE “NEW YORK PROCESS AGENT”) AS PROCESS AGENT IN ITS NAME, PLACE AND STEAD TO RECEIVE AND FORWARD SERVICE OF ANY AND ALL WRITS, SUMMONSES AND OTHER LEGAL PROCESS IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE STATE OF NEW YORK, AGREES THAT SUCH SERVICE IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE UPON THE NEW YORK PROCESS AGENT, AND AGREES TO TAKE ALL SUCH ACTION AS MAY BE NECESSARY TO CONTINUE SAID APPOINTMENT IN FULL FORCE AND EFFECT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE GUARANTOR IN ANY OTHER JURISDICTION. THE GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW. THE GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY OR ANY DOCUMENT RELATED HERETO.

Exhibit E-3 – Page 9

SECTION 4.12 Waiver of Jury Trial. THE GUARANTOR HEREBY (a) EXPRESSLY AND IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES TO THE LOAN DOCUMENTS OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE COMPANIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY; AND (b) EXPRESSLY AND IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH ACTION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.

SECTION 4.13 Continuation of Guaranty. This Guaranty is in renewal, extension, and modification, but not discharge or novation, of that certain Second Amended and Restated Guaranty dated as of November 10, 2005, executed by Guarantor in favor of Royal Bank of Canada, in its capacity as administrative agent, which was in renewal, extension, and modification, of that certain Amended and Restated Guaranty dated as of October 29, 2004, executed by Guarantor in favor of Royal Bank of Canada, in its capacity as administrative agent, which was in renewal, extension, and modification, but not discharge or novation, of that certain Guaranty dated as of November 6, 2002, executed by Guarantor in favor of Royal Bank of Canada, in its capacity as administrative agent.

SECTION 4.14 Entire Agreement. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Exhibit E-3 – Page 10

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MARTIN OPERATING GP LLC,
a Delaware limited liability company, as Guarantor

By:	MARTIN MIDSTREAM PARTNERS L.P.,
its Sole Member

	By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED GUARANTY

(Borrower GP)

EXHIBIT F-1

FORM OF THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

(Borrower)

THIS THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as renewed, extended, amended or restated from time to time, this “Security Agreement”) is executed as of March 28, 2013, by MARTIN OPERATING PARTNERSHIP L.P., a Delaware limited partnership (“Debtor”), whose address is 4200 Stone Road, Kilgore, Texas 75662, for the benefit of ROYAL BANK OF CANADA (in its capacity as “Collateral Agent” for the Lenders and the Lender Swap Parties), as “Secured Party,” whose address is 4th Floor, 20 King Street West, Toronto, Ontario M5H 1C4.

1. RECITALS. Pursuant to that certain Third Amended and Restated Credit Agreement dated of even date herewith (as the same may hereafter be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Debtor, as borrower, Martin Midstream Partners L.P., the various financial institutions that are, or may from time to time become, parties thereto (each individually a “Lender,” and collectively, the “Lenders”), and Royal Bank of Canada, as Administrative Agent and Collateral Agent, the Lenders have agreed to make Loans for the account of Debtor. Debtor has duly authorized the execution, delivery and performance of this Security Agreement, and this Security Agreement is integral to the transactions contemplated by the Loan Documents, and the execution and delivery thereof is a condition precedent to the Lenders’ obligations to extend credit under the Loan Documents. Therefore, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as herein set forth.

2. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided, that if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the definition in the Credit Agreement shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

“Collateral” has the meaning set forth in Paragraph 4 hereof.

“Collateral Agent” has the meaning set forth in the introductory paragraph hereof.

“Collateral Note Security” has the meaning set forth in Paragraph 4 hereof.

“Collateral Notes” has the meaning set forth in Paragraph 4 hereof.

Exhibit F-1 – Page 1

“Commodity Account” means any “commodity account,” as such term is defined in Section 9.102(a)(14) of the UCC, and all sub-accounts thereof.

“Control Agreement” means, with respect to any Collateral consisting of investment property, Commodity Accounts, Deposit Accounts, Security Accounts, electronic chattel paper, and letter-of-credit rights, an agreement evidencing that Secured Party has “control” (as defined in the UCC) of such Collateral which agreement shall be in form and substance satisfactory to the Secured Party.

“Copyrights” has the meaning set forth in Paragraph 4 hereof.

“Credit Agreement” has the meaning set forth in the first recital hereof.

“Deposit Accounts” has the meaning set forth in Paragraph 4 hereof.

“Intellectual Property” has the meaning set forth in Paragraph 4 hereof.

“Lender” is defined in the first recital hereof.

“Material Agreements” means, collectively, current and future “Material Agreements” (as defined in the Credit Agreement) to which Debtor is a party.

“Obligations” means, collectively, (a) the Obligations as such term is defined in the Credit Agreement, and (b) all indebtedness, liabilities, and obligations of Debtor arising under this Security Agreement or any Guaranty assuring payment of all or any part of the Obligations; it being the intention and contemplation of Debtor and Secured Party that future advances will be made by one or more Lenders to Debtor under the Credit Agreement.

“Obligor” means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

“Partnerships/Limited Liability Companies” means (a) those partnerships and limited liability companies listed on Annex B-1 attached hereto and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restated, amended, or restructured, (b) any partnership, joint venture, or limited liability company in which Debtor shall, at any time, become a limited or general partner, venturer, or member, or (c) any partnership, joint venture, or limited liability company formed as a result of the restructure, reorganization, or amendment of the Partnerships/Limited Liability Companies described in clause (a) herein.

“Partnership/Limited Liability Company Agreements” means the partnership agreements, joint venture agreements, or organizational agreements for the Partnerships/Limited Liability Companies (together with any modifications, amendments or restatements thereof), and “Partnership/Limited Liability Company Agreement” means any one of the Partnership/Limited Liability Company Agreements.

Exhibit F-1 – Page 2

“Partnership/Limited Liability Company Interests” means all of Debtor’s Right, title and interest in the Partnership/Limited Liability Companies now or hereafter accruing under the Partnership/Limited Liability Company Agreements, including, without limitation, all rights with respect to distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which Debtor now is or may hereafter become entitled to receive with respect to such interests in the Partnerships/Limited Liability Companies and with respect to the repayment of all loans now or hereafter made by Debtor to the Partnerships/Limited Liability Companies.

“Patents” has the meaning set forth in Paragraph 4 hereof.

“Pledged Securities” means, collectively, the Pledged Shares and any other Collateral constituting securities.

“Pledged Shares” has the meaning set forth in Paragraph 4 hereof.

“Rights” means rights, remedies, powers, privileges and benefits.

“Securities Account” means any “securities account”, as such term is defined in Section 8.501(a) of the UCC, and all sub-accounts thereof.

“Security Interest” means the security interest granted and the pledge and assignment made under Paragraph 3 hereof.

“Trademarks” has the meaning set forth in Paragraph 4 hereof.

“UCC” means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.

“Vessel Charters” has the meaning set forth in Paragraph 4 hereof.

“Vessels” means collectively, all vessels owned by Debtor from time to time, including without limitation those vessels listed on Annex B-4 hereto, and including any of such vessels.

3. SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other applicable Laws), Debtor hereby grants to Secured Party a security interest in all of Debtor’s Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and collaterally assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of

Exhibit F-1 – Page 3

this Security Agreement. Such Security Interest is granted and pledge and collateral assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or collateral assignment of any specific item of the Collateral is expressly prohibited by, or would cause a default under or termination, avoidance or forfeiture of, any contract, license, law or regulation, then the Security Interest created hereby nonetheless remains effective to the extent allowed by the UCC, such contract, license, regulation or other applicable Law, but is otherwise limited by that prohibition.

4. COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by Debtor, and all proceeds and products thereof, and any substitutes or replacements therefor:

(a) All personal property and fixture property of every kind and nature including, without limitation, all accounts, chattel paper (whether tangible or electronic), goods (including inventory, equipment, and any accessions thereto), software (specifically including, but not limited to, accounting software), instruments, investment property, documents, deposit accounts, money, commercial tort claims set forth on Annex B-1, letters of credit or letter-of-credit rights, supporting obligations, tax refunds, and general intangibles (including payment intangibles);

(b) All Rights, titles, and interests of Debtor in and to all outstanding stock, equity, or other investment securities owned by Debtor, including, without limitation, all capital stock of each Subsidiary of Debtor set forth on Annex B-1 (such capital stock and equity interests in each Subsidiary of Debtor being hereinafter referred to as “Pledged Shares”);

(c) All Rights, titles, and interests of Debtor in and to all promissory notes and other instruments payable to Debtor, including, without limitation, all inter-company notes from Subsidiaries and those set forth on Annex B-1 (“Collateral Notes”) and all Rights, titles, interests, and Liens Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes, including, without limitation, those set forth on Annex B-1 (“Collateral Note Security”);

(d) (i) The Partnership/Limited Liability Company Interests and all Rights of Debtor with respect thereto, including, without limitation, all Partnership/Limited Liability Company Interests set forth on Annex B-1 and all of Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Partnership/Limited Liability Company Interests;

(e) (i) All United States and foreign copyrights (including community designs), including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), copyright registrations, copyright licenses, and copyright applications of Debtor, and also including, without limitation, the copyrights set forth on Annex B-2; (ii) all renewals, extensions, and

Exhibit F-1 – Page 4

modifications thereof; (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Copyrights”);

(f) (i) All patents, patent applications, patent licenses, and patentable inventions of Debtor, including, without limitation, registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Annex B-2, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part, or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Patents”);

(g) (i) All trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, internet domain names, service marks, certification marks, collective marks, logos, other business identifiers, designs and general intangibles of a like nature, all registrations, recordings, and applications thereof, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Annex B-2; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by Debtor (“Trademarks”, and collectively with the Copyrights and the Patents, the “Intellectual Property”);

(h) (i) All of Debtor’s Rights, titles, and interests in and to all Material Agreements and other contracts and agreements of Debtor (together with the Material Agreements, “Agreements”), including, without limitation, all Rights of Debtor to receive moneys due and to become due under or pursuant to the Agreements, (ii) all rights of Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Agreements, (iii) all claims of Debtor for damages arising out of or for breach of or default under the Agreements, and (iv) all rights of Debtor to compel performance and otherwise exercise all rights and remedies under the Agreements;

(i) All of Debtor’s rights under contracts for the use of Vessels and all charters of all Vessels (such management agreements, contracts and charters, collectively, the “Vessel Charters”), including rights to terminate Vessel Charters pursuant to the terms thereof and to compel performance of terms

Exhibit F-1 – Page 5

thereof, whether in effect as of the date hereof or entered into at any time hereafter), rights to the payment of money, rights to compel payment of hire and other monies due under the Vessel Charters, including, but not limited to, all freight, hire, earnings and charter payments, and all claims for damages arising out of the breach or termination thereof;

(j) All personal and fixture property of every kind and nature arising out of, resulting from the operation of, or related to the Vessels which are presently or may hereafter be subject to a U.S. Vessel Mortgage (collectively, the “Mortgaged Vessels”), including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, goods, all insurance, including without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs in respect of the Mortgaged Vessels, or any of them, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurance, all other rights of Debtor under or in respect of said insurance, and any proceeds of any of the foregoing, including, without limitation, those arising from the actual or constructive loss of, or the requisition (whether of title or use), condemnation, sequestration, seizure, forfeiture or other taking of, the Mortgaged Vessels, tort claims and all vessels (including all offshore service vessels), barges and tugs, together with all engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, spare parts, furniture, equipment and gear and all other appurtenances thereto, appertaining or belonging, whether on board or not, and any and all additions, improvements and replacements thereof hereafter made;

(k) All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by such Debtor (collectively, the “Vehicles”);

(l) Any and all deposit accounts, bank accounts, Commodity Accounts, investment accounts, or Securities Accounts, now owned or hereafter acquired or opened by Debtor, including, without limitation, any such accounts set forth on Annex B-1, and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein (the “Deposit Accounts”);

(m) All permits, licenses and other authorizations (“Authorizations”) issued by any governmental authority, to the extent and only to the extent that the grant of a security interest in any such Authorization does not result in the forfeiture of, or default under, any such Authorization;

(n) All present and future distributions, income, increases, and profits with respect to, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;

(o) All present and future accounts, contract Rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise; and

Exhibit F-1 – Page 6

(p) All present and future security for the payment to Debtor or any Subsidiary of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby.

Notwithstanding anything to the contrary contained herein, Debtor shall not be required to take any action with respect to the perfection of security interests in cash or assets in Deposit Accounts, and Debtor shall not be required to enter into any Control Agreement with respect to cash or assets in Deposit Accounts.

The description of the Collateral contained in this Paragraph 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

(a) General. The representations and warranties in the Credit Agreement applicable to it or its assets or operations are true and correct in all material respects.

(b) Binding Obligation/ Perfection. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements pursuant to Article 9 of the UCC, once those Financing Statements have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected. Such Security Interest will constitute a first-priority Lien on such Collateral (other than fixtures), subject only to Permitted Liens. With respect to Collateral consisting of investment property (other than Pledged Securities covered by Paragraph 5(j) hereof), Deposit Accounts, electronic chattel paper, letter-of-credit rights, and instruments, upon the delivery of such Collateral to Secured Party or delivery of an executed Control Agreement with respect to such Collateral, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to Permitted Liens. None of the Collateral has been delivered nor control with respect thereto given to any Person, other than the Collateral Agent. Other than the Financing Statements and Control Agreements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens and control agreements and Liens with respect to indebtedness being satisfied in full on the date hereof. Except as set forth in Paragraph 3 hereof, the creation of the Security Interest does not require the consent of any Person that has not been obtained.

(c) Debtor Information. Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Annex A hereto.

Exhibit F-1 – Page 7

(d) Location. As of the Closing Date (i) Debtor’s principal place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present and foreseeable location of Debtor’s books and records concerning any of the Collateral that is accounts is as set forth on Annex A hereto; (ii) the location of Debtor’s inventory with a fair market value in excess of $1,000,000 in the aggregate and equipment with an orderly liquation value in excess of $1,000,000 in the aggregate is as set forth on Annex A hereto; (iii) each such location of inventory and collateral listed on Annex A is owned by Debtor or, if not owned by Debtor, is leased or otherwise used by Debtor pursuant to a lease, storage contract or other contract with the Person named on Annex A; and (iv) except as noted on Annex A hereto, all such books, records, equipment and inventory are in Debtor’s possession.

(e) Governmental Authority. Other than the filing of Financing Statements contemplated hereby and appropriate filings to perfect the Security Interest in the Intellectual Property, Vessels and Vehicles, no Authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally).

(f) Maintenance of Collateral. All Vessels are in the condition required by Section 6.14 of the Credit Agreement and all assets necessary to Debtor’s business are in the repair and condition required by Section 6.06 of the Credit Agreement.

(g) Ownership of Property; Liens. Debtor owns, leases or has valid rights to use all presently existing Collateral, and will acquire or lease all hereafter-acquired Collateral, free and clear of all Liens, except Permitted Liens.

(h) Collateral. As of the Closing Date, Annex B-1 accurately lists all Collateral Notes, Collateral Note Security, Pledged Shares, Partnership/Limited Liability Company Interests, commercial tort claims, and Deposit Accounts, and Schedule 1.01(c) of the Credit Agreement accurately lists all Material Agreements in which Debtor has any Rights, titles, or interest (but such failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral).

(i) Instruments, Chattel Paper, Collateral Notes and Collateral Note Security. As of the Closing Date, all instruments and chattel paper with a principal amount in excess of $1,000,000, including, without limitation, the Collateral Notes, have been delivered to Secured Party, together with corresponding endorsements duly executed by Debtor in favor of Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms.

(j) Pledged Securities; Pledged Shares. All Pledged Shares are duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed hereunder and by applicable securities and corporate Laws. As of the Closing Date,

Exhibit F-1 – Page 8

the Pledged Shares securing the Obligations constitute 100% of the issued and outstanding common stock or other equity interests of each Subsidiary. Debtor has good title to the Pledged Securities, free and clear of all Liens and encumbrances thereon (except for the Security Interest created hereby), and has delivered to Secured Party (i) all stock certificates, or other instruments or documents representing or evidencing the Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms, or (ii) to the extent such Pledged Securities are uncertificated, an executed Acknowledgment of Pledge with respect to such Pledged Securities. The pledge of the Pledged Securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the Pledged Securities securing payment of the Obligations. Debtor is the record and beneficial owner of the Pledged Shares and Pledged Securities owned by it free of all Liens, rights, or claims of other Persons other than Permitted Liens, and there are no outstanding warrants, options, or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Pledged Shares or Pledged Securities. No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder, or any other trust beneficiary is necessary or desirable in connection with the creation, perfection, or first priority status of the Security Interest in any Pledged Share or any Pledged Securities or the exercise by Collateral Agent of the voting or other rights provided for in this Security Agreement or the exercise of remedies in respect thereof, other than such as have been obtained and are in full force and effect. None of the Pledged Shares or Pledged Securities are or represent interests in issuers that (a) are registered as investment companies, or (b) are dealt in or traded on securities exchanges or markets.

(k) Partnership/Limited Liability Company Interests. Each Partnership/Limited Liability Company issuing a Partnership/Limited Liability Company Interest is currently existing and in good standing under all applicable Laws; there have been no amendments to any Partnership/Limited Liability Company Agreement, of which Secured Party has not been advised in writing; as of the Closing Date, no event of default, default, breach or potential default has occurred and is continuing under any Partnership/Limited Liability Company Agreement; and no approval or consent of the partners of any Partnership/Limited Liability Company is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by Debtor. Debtor has good title to the Partnership/Limited Liability Company Interests free and clear of all Liens and encumbrances (except for the Security Interest granted hereby). The Partnership/Limited Liability Company Interests are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable Partnership/Limited Liability Company Agreements or applicable securities Laws. All capital contributions required to be made by Debtor by the terms of the Partnership/Limited Liability Company Agreements for each Partnership/Limited Liability Company have been made. No limited liability company interests are evidenced by certificates.

Exhibit F-1 – Page 9

(l) Material Agreements. As of the Closing Date: (i) each Material Agreement is in full force and effect, (ii) there have been no amendments, modifications, or supplements to any Material Agreement of which Secured Party has not been advised in writing, and (iii) no material event of default, default, breach or potential default by Debtor or, to Debtor’s knowledge, by any other party thereto has occurred and is continuing under any Material Agreement, except as disclosed on Annex B-3 hereto. As used in this clause (l), “material” means could reasonably be expected to have a Material Adverse Effect.

(m) Deposit Accounts. With respect to the Deposit Accounts, (i) Debtor maintains each Deposit Account with the banks listed on Annex B-1 hereto, (ii) Debtor has the legal Right to pledge and assign to Secured Party the funds deposited and to be deposited in each such Deposit Account, and (iii) the Deposit Accounts set forth on Annex B-1 represent all of the Deposit Accounts of Debtor.

(n) Intellectual Property.

(i) All of the Intellectual Property is subsisting, valid, and enforceable, except to the extent that such failure could not be reasonably expected to have a Material Adverse Effect. The information contained on Annex B-2 hereto is true, correct, and complete. As of the Closing Date, all issued Patents, Patent applications, registered Trademarks, Trademark applications, registered Copyrights, and Copyright applications of Debtor material to the operation of Debtor’s business are identified on Annex B-2 hereto.

(ii) Debtor is the sole and exclusive owner of the entire and unencumbered Right, title, and interest in and to the Intellectual Property material to the operation of Debtor’s business free and clear of any Liens, including, without limitation, any pledges, assignments, licenses, user agreements, and covenants by Debtor not to sue third Persons, other than Permitted Liens or licenses permitted by Paragraph 8(c).

(iii) Each of the Patents and Trademarks identified on Annex B-2 hereto has been properly registered with the United States Patent and Trademark Office and in corresponding offices throughout the world (where appropriate) and each of the Copyrights identified on Annex B-2 hereto has been properly registered with the United States Copyright Office and in corresponding offices throughout the world (where appropriate). Debtor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and Taxes to maintain each and every item of the Intellectual Property material to such Debtor’s business in full force and effect throughout the world, as applicable.

(iv) To Debtor’s knowledge, no claims with respect to the Intellectual Property material to the operation of Debtor’s business have been asserted and are pending (i) to the effect that the sale, licensing, pledge, or use of any of the products of Debtor’s business infringes any other party’s valid copyright, trademark, service mark, trade secret, or other intellectual property Right, (ii) against the use by Debtor of such Intellectual Property, or (iii) challenging the ownership or use by Debtor of any of the Intellectual Property that Debtor purports to own or use, nor, to Debtor’s knowledge, is there a valid basis for such a claim described in this Paragraph 5(n)(iv).

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The foregoing representations and warranties will be true and correct in all material respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the Security Interest in any such Collateral.

6. COVENANTS. So long as any Lenders are committed to make Credit Extensions under the Credit Agreement, and until the Obligations are paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:

(a) Credit Agreement. (i) Comply with, perform, and be bound by all covenants and agreements in the Credit Agreement applicable to it, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 10.05 OF THE CREDIT AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTIONS 10.15 and 10.16 OF THE CREDIT AGREEMENT.

(b) Information/Record of Collateral. Maintain, at the place where Debtor is entitled to receive notices under the Loan Documents, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records in accordance with Section 6.10 of the Credit Agreement, and furnish to Secured Party, at such intervals as Secured Party may reasonably request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral. In addition, from time to time at the request of Secured Party, deliver to Secured Party such information regarding Debtor as Secured Party may reasonably request.

(c) Perform Obligations. Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its Rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (iii) Secured Party shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Exhibit F-1 – Page 11

(d) Notices. (i) Promptly notify Secured Party (A) of any material claim, action, or proceeding affecting title to all or any of the Collateral, (B) of any material damage to or loss of Collateral, (C) of the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could reasonably be expected to have a material adverse effect on the Collateral (taken as a whole) or the Security Interest created hereunder, or (D) of the commencement and termination of any period during which any Vessel is requisitioned.

(ii) Give Secured Party five (5) days written notice before any proposed (A) relocation of its principal place of business or chief executive office, (B) except as otherwise permitted in the Credit Agreement, change of its name or identity or conversion into another form of legal entity, (C) relocation of the place where its books and records concerning its accounts are kept, or (D) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in clause (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral, and will not make any of such changes unless all amendments to lien filings have been made that are necessary to continue and maintain the existence and priority of such Security Interests.

(iii) Together with each Compliance Certificate delivered pursuant to Section 6.02(a) of the Credit Agreement, deliver to Secured Party updated Annexes, if any of the information on the Annexes hereto is no longer correct in any material respect.

Debtor’s failure to give to Secured Party notices as required herein, or to fully describe the Collateral on any annex hereto, shall not impair Secured Party’s interest in the Collateral.

(e) Collateral in Trust. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that is chattel paper, instruments, Collateral Notes, Pledged Securities, or documents at any time received by Debtor and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any chattel paper, instruments, Collateral Notes, Pledged Securities, or documents so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

(f) Control. Execute all documents and take any action required by Secured Party in order for Secured Party to obtain “control” (as defined in the UCC) with respect to Collateral consisting of investment property, uncertificated Pledged Securities (with respect to which the execution of an Acknowledgement of Pledge shall be sufficient), and letter-of-credit rights. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify Secured Party thereof and, at the request of Secured Party, take such action as Secured Party may reasonably request to vest in Secured Party control under the UCC of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

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(g) Further Assurances. At Debtor’s expense and Secured Party’s request, (i) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (ii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests.

(h) Encumbrances. Not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral, other than Permitted Liens, and shall defend Debtor’s Rights in the Collateral and Secured Party’s Security Interest in, the Collateral against the claims and demands of all Persons except those holding or claiming Permitted Liens.

(i) Estoppel and Other Agreements and Matters. Upon the request of Secured Party, use commercially reasonable efforts to cause the landlord or lessor for each location where any of its inventory or equipment is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in such form as may be reasonably acceptable to Secured Party and its counsel.

(j) Fixtures. For any Collateral that is a fixture or an accession which has been attached to real estate or other goods prior to the perfection of the Security Interest, use commercially reasonable efforts to furnish to Secured Party, upon reasonable demand, a disclaimer of interest in each such fixture or accession and a consent in writing to the Security Interest of Secured Party therein, signed by all Persons having any interest in such fixture or accession by virtue of any interest in the real estate or other goods to which such fixture or accession has been attached.

(k) Certificates of Title. Upon the request of Secured Party, if certificates of title are issued or outstanding with respect to any of the Vehicles or other Collateral, cause the Security Interest to be properly noted thereon.

(l) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, agree that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC), unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.

(m) Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner inconsistent with the provisions or requirements of any policy of insurance thereon or in any manner contrary to the standard of care typical in the industry for the operation and maintenance of such Collateral.

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(n) Collateral Notes and Collateral Note Security. Without the prior written consent of Secured Party, after the occurrence of and during the continuation of an Event of Default, not (i) modify or substitute, or permit the modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security, or (ii) release any Collateral Note Security unless paid in full or otherwise specifically required by the terms thereof. Debtor shall promptly notify Secured Party of any extensions of or material amendments to any Collateral Notes.

(o) Securities. Except as otherwise permitted by the Credit Agreement, not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Securities; to the extent any issuer of any Pledged Securities is controlled by Debtor and/or its Affiliates, not permit such issuer to issue any additional shares of stock or other securities in addition to or in substitution for the Pledged Securities, except issuances to Debtor on terms acceptable to Secured Party; pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Securities, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(p) Partnerships/Limited Liability Companies and Partnership/Limited Liability Company Interests. (i) Comply in all material respects with each material requirement and condition set forth in the contracts and agreements creating or relating to any Partnership/Limited Liability Company, (ii) do or cause to be done all things necessary or appropriate to keep the Partnerships/Limited Liability Companies in full force and effect (except as otherwise permitted by the Credit Agreement) and the Rights of Debtor and Secured Party thereunder unimpaired, (iii) pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional Partnership/Limited Liability Company Interests of any Partnership/Limited Liability Company granted to Debtor as required pursuant to Section 6.17(a) of the Credit Agreement, (iv) deliver to Secured Party a fully-executed Acknowledgment of Pledge, substantially in the form of Annex C, for each Partnership/Limited Liability Company Interest constituting Collateral, if such Partnership/Limited Liability Company Interest represents an interest in a Subsidiary of Debtor, and (v) take any action requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Partnership/Limited Liability Company Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(q) Marking of Chattel Paper. At the request of Secured Party, place a legend acceptable to Secured Party on all chattel paper, indicating that Secured Party has a security interest in the chattel paper.

(r) Modification of Accounts. In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts. Except in the ordinary course of business consistent with prudent business practices and industry standards, without the prior written consent of Secured Party, Debtor shall not, (i) grant any extension of time for any payment with respect to any such account, (ii)

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compromise, compound, or settle any such account for less than the full amount thereof, (iii) release, in whole or in part, any Person liable for payment of any such account, (iv) allow any credit or discount for payment with respect to any such account, other than trade discounts granted in the ordinary course of business, (v) release any Lien or guaranty securing any such account, or (vi) modify or substitute, or permit the modification or substitution of, any contract to which any of the Collateral which is any such account relates.

(s) Intellectual Property. Except to the extent not required in Debtor’s reasonable business judgment, (i) make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered Copyrights and Trademarks, (ii) preserve and maintain its material rights in the Intellectual Property and protect the Intellectual Property from infringement, unfair competition, cancellation, or dilution by appropriate action necessary in Debtor’s reasonable business judgment, including, without limitation, the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property, (iii) not abandon any of the Intellectual Property necessary to the conduct of its business in the exercise of Debtor’s reasonable business judgment, (iv) give Secured Party prompt written notice if Debtor shall obtain Rights to or become entitled to the benefit of any Intellectual Property material to its business and not identified on Annex B-2 hereto, and (v) if a Default or Event of Default exists, use its commercially reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Secured Party to exercise its rights and remedies with respect to the Intellectual Property.

(t) Control of Third Parties. Debtor shall not grant “control” (as defined in the UCC) with respect to any Deposit Account to any Person other than Secured Party and the bank with which the Deposit Account is maintained.

7. DEFAULT; REMEDIES. If an Event of Default exists, Secured Party may, at its election, exercise any and all Rights available to a secured party under the UCC and other applicable law, in addition to any and all other Rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligations, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligations any cash held by Secured Party under this Security Agreement, including, without limitation, any cash in the Cash Collateral Account (defined in Paragraph 8(h) hereof).

(a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten (10) Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this clause.

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(b) Condition of Collateral; Warranties. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered affect adversely the commercial reasonableness of any sale of the Collateral.

(c) Compliance with Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) Sales of Pledged Securities.

(i) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this Paragraph 7(d) hereof shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

(ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be

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made in compliance with applicable Law. Upon any such sale Secured Party shall have the Right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of Debtor of whatsoever kind, including any equity or Right of redemption of Debtor. Debtor, to the extent permitted by applicable Law, hereby specifically waives all Rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

(iii) Debtor agrees that ten (10) days’ written notice from Secured Party to Debtor of Secured Party’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(iv) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at Law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(v) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable Law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding Debtor and its Subsidiaries available in the files of Secured Party at the

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time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

(e) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral in accordance with the terms and conditions of the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, Debtor shall remain liable for any deficiency.

(f) Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

8. OTHER RIGHTS OF SECURED PARTY.

(a) Performance. If Debtor fails to keep the Collateral in good repair, working order, and condition, as required by the Loan Documents, or fails to pay when due all Taxes on any of the Collateral in the manner required by the Loan Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the Loan Documents, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligations.

(b) Collection. If an Event of Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to the Pledged Securities and Partnership/Limited Liability Company Interests, payments on Collateral Notes, insurance proceeds payable by reason of loss or damage to any of the Collateral, or payments or distributions with respect to Deposit Accounts) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon; provided, that as between Debtor and Secured Party, insurance proceeds or other amounts payable by reason of casualty or condemnation shall be subject to the requirements of the Credit Agreement applicable to Dispositions, including Section 2.03(b) thereof. Subject to Paragraph 8(f) hereof, until such notice is given, Debtor is authorized to retain and expend all

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payments made on Collateral. If an Event of Default exists, Secured Party shall have the Right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If an Event of Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.

(c) Intellectual Property. For purposes of enabling Secured Party to exercise its Rights and remedies under this Security Agreement and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license, or sublicense any of the Intellectual Property. Debtor shall provide Secured Party with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Secured Party. Upon the occurrence and during the continuation of an Event of Default, Secured Party may require that Debtor assign all of its Right, title, and interest in and to the Intellectual Property or any part thereof to Secured Party or such other Person as Secured Party may designate pursuant to documents satisfactory to Secured Party. If no Default or Event of Default exists, Debtor shall have the exclusive, non-transferable Right and license to use the Intellectual Property in the ordinary course of business and the exclusive Right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

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(d) Record Ownership of Securities. If an Event of Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement.

(e) Voting of Securities. As long as no Event of Default exists, Debtor is entitled to exercise all voting Rights pertaining to any Pledged Securities and Partnership/Limited Liability Company Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Security Agreement or any other Loan Document, or (y) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral, to the extent any such amendment, modification or a waiver results in a material adverse effect on the value of the Collateral or any part thereof; and provided further, that Debtor shall give Secured Party at least five (5) Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual Rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If an Event of Default exists and if Secured Party elects to exercise such Right, the Right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

(f) Certain Proceeds. Notwithstanding any contrary provision herein, any and all:

(i) dividends, interest, or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral;

(ii) dividends, interest, or other distributions hereafter paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution, or in connection with a reduction of capital, capital surplus, or paid-in-surplus;

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(iii) cash paid, payable, or otherwise distributed in redemption of, or in exchange for, any Collateral; and

(iv) dividends, interest, or other distributions paid or payable in violation of the Loan Documents;

shall be part of the Collateral hereunder, and shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party’s instructions) to be held subject to the terms of this Security Agreement (provided, that insurance proceeds or any other amounts payable as a result of casualty or condemnation shall be governed by the terms of the Credit Agreement applicable to Dispositions, including Section 2.03(b) thereof). Any cash Collateral in the possession of Secured Party may be invested by Secured Party in time deposits or certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody’s and S&P of P-1 and A-1+, respectively, or in Cash Equivalents, as Secured Party may choose. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral.

(g) Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not an Event of Default exists.

(h) Cash Collateral Account. If an Event of Default exists and is continuing, Secured Party shall have, and Debtor hereby grants to Secured Party, the Right and authority to transfer all funds on deposit in the Deposit Accounts subject to a Control Agreement delivered in connection with the Existing Credit Agreement to a Cash Collateral Account (herein so called) maintained with Secured Party or with a

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depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by Debtor from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the Security Interest and Liens in favor of Secured Party herein created, and Debtor hereby grants a security interest to Secured Party on behalf of Lenders in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Debtor for deposit therein. Furthermore, if an Event of Default exists, Secured Party shall have the Right, at any time in its discretion without notice to Debtor, (i) to transfer to or to register in the name of Secured Party or any Lender or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the Right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations, and (ii) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.

(i) Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and Right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of Debtor:

(i) to transfer any and all funds on deposit in the Deposit Accounts to the Cash Collateral Account as set forth herein;

(ii) to receive, endorse, and collect any drafts or other instruments or documents in connection with clause (b) above and this clause (ii);

(iii) to use the Intellectual Property or to grant or issue any exclusive or non-exclusive license under the Intellectual Property to anyone else, and to perform any act necessary for the Secured Party to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property to any other Person;

(iv) to demand, sue for, collect, or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(v) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;

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(vi) to notify post office authorities to change the address for delivery of Debtor to an address designated by Secured Party and to receive, open, and dispose of mail addressed to Debtor; and

(vii) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct, (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral, (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral, (D) to commence and prosecute any suit, action, or proceeding at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other Right in respect of any Collateral, (E) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral, (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate, (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine, (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral, (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral, (J) to endorse Debtor’s name on all applications, documents, papers, and instruments necessary or desirable in order for Secured Party to use or maintain any of the Intellectual Property, (K) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance), (L) to execute on behalf of Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all Rights included in the Collateral, and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the Rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or Law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

Exhibit F-1 – Page 23

(j) Purchase Money Collateral. To the extent that Secured Party or any Lender has advanced or will advance funds pursuant to the Credit Agreement to or for the account of Debtor to enable Debtor to purchase or otherwise acquire Rights in Collateral, Secured Party or such Lender, at its option, may pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such Rights, or (ii) to Debtor, in which case Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

(k) Subrogation. If any of the Obligations are given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

(l) INDEMNIFICATION. DEBTOR HEREBY ASSUMES ALL LIABILITY FOR THE COLLATERAL, FOR THE SECURITY INTEREST, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL OR ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREIN, AND AGREES TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY, HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT, WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF DEBTOR OR OF THIRD PARTIES, OR SUCH DAMAGE BE TO PROPERTY OF DEBTOR OR OF OTHERS. DEBTOR AGREES TO INDEMNIFY, SAVE, AND HOLD SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST, AND COVENANTS TO DEFEND SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER AGAINST, ANY AND ALL LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES (COLLECTIVELY, “CLAIMS”), INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS’ FEES, AND ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF SECURED PARTY, THE ADMINISTRATIVE AGENT OR ANY LENDER, OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, HOWSOEVER ARISING OR INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO COLLATERAL OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT THEREOF; PROVIDED, HOWEVER, THAT THE INDEMNITY SET FORTH IN THIS PARAGRAPH 8(l) WILL NOT APPLY TO CLAIMS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY, THE ADMINISTRATIVE AGENT OR ANY LENDER.

9. MISCELLANEOUS.

(a) Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Lenders and the L/C Issuer to make Credit Extensions under the Loan Documents, termination of all

Exhibit F-1 – Page 24

Letters of Credit and the payment in full of the Obligations (except as otherwise provided in Section 10.01(e) of the Credit Agreement with respect to Obligations under Lender Hedging Agreements), and (ii) inure to the benefit of and be enforceable by Secured Party, Lenders, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (ii), Secured Party and Lenders may assign or otherwise transfer any of their respective Rights under this Security Agreement to any other Person in accordance with the terms and provisions of Section 10.07 of the Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the Rights and benefits in respect thereof granted herein or otherwise to Secured Party or Lenders, as the case may be. Upon payment in full of the Obligations, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

(b) Reference to Miscellaneous Provisions. This Security Agreement is one of the “Loan Documents” referred to in the Credit Agreement, and all provisions relating to Loan Documents set forth in Article X of the Credit Agreement (including, without limitation, Section 10.10 therein) are incorporated herein by reference, the same as if set forth herein verbatim.

(c) Term; Release of Liens. Upon the satisfaction of the conditions set forth in Section 10.01(e) of the Credit Agreement, the Collateral Agent shall release the liens created by this Security Agreement in accordance with Section 10.01(d) of the Credit Agreement; provided that no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligations is received by such Obligor. At such time as the Liens created by this Security Agreement are to be released pursuant to this paragraph, Secured Party shall, at the request and expense of Debtor following such termination, promptly deliver to Debtor any Collateral held by the Secured Party hereunder, and promptly execute and deliver to such Debtor such documents and instruments as Debtor shall reasonably request to evidence such termination and release as provided in the Credit Agreement. In addition, if any of the Collateral shall be sold, transferred, assigned or otherwise disposed of by Debtor in a transaction permitted by the Credit Agreement, then the Secured Party, at the request and expense of Debtor, shall promptly execute and deliver releases as provided in the Credit Agreement.

(d) Actions Not Releases. The Security Interest and Debtor’s obligations and Secured Party’s Rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of Debtor, except as required therein (the Right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Debtor, or

Exhibit F-1 – Page 25

any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party or any Lender to notify Debtor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party or any Lender against Debtor or any new agreement between or among Secured Party or one or more Lenders and Debtor, it being understood that except as expressly provided herein, neither Secured Party nor any Lender shall be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Lender is required to refund such payment or pay the amount thereof to someone else.

(e) Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable Law, Debtor waives (i) any Right to require Secured Party or any Lender to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party or any Lender may have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and (iii) all Rights of marshaling in respect of any and all of the Collateral.

(f) Financing Statement; Authorization. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial or other financing statements and amendments thereto (without the requirement for Debtor’s signature thereon) that (i) indicate the Collateral (A) as “all assets of Debtor”; or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral hereunder, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization, and any organization identification number issued to Debtor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request.

Exhibit F-1 – Page 26

(g) Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

(h) Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

(i) Parties Bound; Assignment. This Security Agreement shall be binding on Debtor and Debtor’s heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party’s successors and assigns.

(i) Secured Party is the agent for each Lender under the Credit Agreement, the Security Interest and all Rights granted to Secured Party hereunder or in connection herewith are for the ratable benefit of each Lender, and Secured Party may, without the joinder of any Lender, exercise any and all Rights in favor of Secured Party or Lenders hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The Rights of each Lender vis-a-vis Secured Party and each other Lender may be subject to one or more separate agreements between or among such parties, but Debtor need not inquire about any such agreement or be subject to any terms thereof unless Debtor specifically joins therein; and consequently, neither Debtor nor Debtor’s heirs, personal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.

(ii) Debtor may not, without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.

(j) GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE SECURED PARTY AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Exhibit F-1 – Page 27

(k) All notices given pursuant hereto shall be given in the manner set forth in the Credit Agreement, if to Secured Party, to the address of Secured Party therein set forth and if to Debtor, to the following address:

Martin Operating Partnership L.P.
4200 Stone Road
Kilgore, TX 75662
Attn:	Robert D. Bondurant
Chief Financial Officer
Telephone: (903) 983-6250
Facsimile: (903) 983-6403

(l) Amendment and Restatement. Debtor and Secured Party acknowledge that this Security Agreement amends and restates that certain Second Amended and Restated Pledge and Security Agreement dated as of November 10, 2005, executed by Debtor in favor of Royal Bank of Canada, as collateral agent, as amended by First Amendment to Second Amended and Restated Pledge and Security Agreement dated as of September 7, 2011, and Second Amendment to Second Amended and Restated Pledge and Security Agreement dated as of February 4, 2013 (as amended, the “Existing Security Agreement”), which amended and restated that certain Amended and Restated Pledge and Security Agreement dated as of October 29, 2004, executed by Debtor in favor of Royal Bank of Canada, as collateral agent, which amended and restated that certain Pledge and Security Agreement dated as of November 6, 2002, executed by Debtor in favor of Royal Bank of Canada, as collateral agent. All liens, claims, rights, titles, interests and benefits created and granted by the Existing Security Agreement shall continue to exist, remain valid and subsisting, shall not be impaired or released hereby, shall remain in full force and effect and are hereby renewed, extended, carried forward and conveyed as security for the Obligations.

(m) Non-Liability of Secured Parties. Secured Party shall not have any fiduciary responsibilities to Debtor; and no provision in this Security Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Secured Party to Debtor, or any Subsidiary of any Debtor. Secured Party undertakes no responsibility to Debtor to review or inform Debtor of any matter in connection with any phase of any Debtor’s business or operations.

(n) Severability of Provisions. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

(o) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Exhibit F-1 – Page 28

EXECUTED as of the date first stated in this Security Agreement.

MARTIN OPERATING PARTNERSHIP L.P.,
a Delaware limited partnership, as Debtor

By:	MARTIN OPERATING GP LLC ,
its General Partner

By:	MARTIN MIDSTREAM PARTNERS L.P .,
its Sole Member

By: MARTIN MIDSTREAM GP LLC, its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (BORROWER)

ANNEX A TO SECURITY AGREEMENT

DEBTOR INFORMATION AND LOCATION OF COLLATERAL

(To be Provided)

Exact Legal Name of Debtor:	Martin Operating Partnership L.P.

Mailing Address of Debtor:	4200 Stone Road, Kilgore, Texas 75662

Type of Entity:	Limited Partnership

Jurisdiction of Organization:	Delaware

State Issued Organizational Identification Number:	3539954

Tax ID Number:

Location of Books and Records:

Location of Inventory with Fair Market Value in Excess of $1,000,000:

Location of Equipment with Fair Market Value in Excess of $1,000,000:

Location of Real Property:

Jurisdiction for Filing Financing Statements:

Delaware

Exhibit F-1 – Annex A

ANNEX B-1 TO SECURITY AGREEMENT

Article I COLLATERAL DESCRIPTIONS

[To be Provided]

A.	Collateral Notes and Collateral Note Security:

B.	Pledged Shares:

C.	Partnerships and Limited Liability Companies and Partnership/Limited Liability Company Agreements:

D.	Commercial Tort Claims:

E.	Deposit Accounts (including name of bank, address and account number):

F.	Commodity Accounts (including name of bank, address and account number):

G.	Securities Accounts (including name of bank, address and account number):

Exhibit F-1 – Annex B-1

ANNEX B-2 TO SECURITY AGREEMENT

Article II INTELLECTUAL PROPERTY

[To be Provided]

1.	Registered Copyrights and Copyright Applications:

2.	Issued Patents and Patent Applications:

3.	Registered Trademarks and Trademark Applications:

Exhibit F-1 – Annex B-2

Article III ANNEX B-3 TO SECURITY AGREEMENT

Article IV MATERIAL AGREEMENTS; DEFAULTS

[To be Provided]

Defaults or Potential Defaults under Material Agreements

Exhibit F-1 – Annex B-3

Article V ANNEX B-4 TO SECURITY AGREEMENT

Article VI VESSELS

[To be Provided]

Exhibit F-1 – Annex B-4

ANNEX C TO SECURITY AGREEMENT

ACKNOWLEDGMENT OF PLEDGE

PARTNERSHIP/LIMITED LIABILITY COMPANY:                     (the “Company”)

INTEREST OWNER: Martin Operating Partnership L.P. (the “Interest Owner”)

SECURITY AGREEMENT: Third Amended and Restated Pledge and Security Agreement dated as of March 28, 2013 (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”)

DATE:

BY THIS ACKNOWLEDGMENT OF PLEDGE dated as of the date first above written, the Company hereby acknowledges the pledge in favor of Royal Bank of Canada (“Pledgee”), in its capacity as Collateral Agent for certain Lenders (as defined in the Security Agreement) and as Secured Party under the Security Agreement, against, and a security interest in favor of Pledgee in, all of the Interest Owner’s rights in connection with any equity interest in the Company now and hereafter owned by the Interest Owner (“Company Interest”).

A. Pledge Records. The Company has identified Pledgee’s interest in all of the Interest Owner’s right, title, and interest in and to all of the Interest Owner’s Company Interest as subject to a pledge and security interest in favor of Pledgee in the Company’s books and records.

B. Company Distributions, Accounts, and Correspondence. The Company hereby acknowledges that (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including, without limitation, upon the termination, liquidation, and dissolution of the Company, shall be paid and remitted to the Pledgee upon demand, (ii) all funds in deposit accounts held for the account of, or otherwise payable to, the Interest Owner shall be held for the benefit of Pledgee, and (iii) all future correspondence, accountings of distributions, and tax returns of the Company shall be provided to the Pledgee. The Company acknowledges and accepts such direction and hereby agrees that it shall, upon the written demand by the Pledgee, pay directly to the Pledgee to its offices as shall be specified by the Pledgee any and all distributions, income, and cash flow arising from the Company Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the organizational documents of the Company. The Pledgee may from time to time notify the Company of any change of address to which such amounts are to be paid.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Exhibit F-1 – Annex C

EXECUTED as of the date first stated in this Acknowledgment of Pledge.

[PARTNERSHIP/LIMITED LIABILITY COMPANY]

By: ,
as [General Partner] [Manager]

By:
Name:
Title:

Exhibit F-1 – Annex C

EXHIBIT F-2

FORM OF THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

(MLP)

THIS THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as renewed, extended, amended or restated from time to time, this “Security Agreement”) is executed as of March 28, 2013, by MARTIN MIDSTREAM PARTNERS L.P., a Delaware limited partnership (“Debtor”), whose address is 4200 Stone Road, Kilgore, Texas 75662, for the benefit of ROYAL BANK OF CANADA (in its capacity as “Collateral Agent” for the Lenders and the Lender Swap Parties), as “Secured Party,” whose address is 4th Floor, 20 King Street West, Toronto, Ontario M5H 1C4.

1. RECITALS. Pursuant to that certain Third Amended and Restated Credit Agreement dated of even date herewith (as the same may hereafter be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Martin Operating Partnership L.P., a Delaware limited partnership, as borrower (the “Borrower”), Debtor, as guarantor, the various financial institutions that are, or may from time to time become, parties thereto (each individually a “Lender,” and collectively, the “Lenders”), and Royal Bank of Canada, as Administrative Agent and Collateral Agent, the Lenders have agreed to make Loans for the account of Borrower.

Debtor indirectly owns all of the general partnership interests and directly owns all of the limited partnership interests in the Borrower and controls the management of the Borrower. Debtor has agreed to guarantee the obligations of the Borrower under the Credit Agreement and to secure its guaranteed obligations by the pledge of its assets hereunder. It is in the best interests of Debtor to guarantee the obligations of the Borrower under the Credit Agreement and to secure such guaranty by executing this Security Agreement inasmuch as Debtor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement.

Debtor has duly authorized the execution, delivery and performance of this Security Agreement, and this Security Agreement is integral to the transactions contemplated by the Loan Documents, and the execution and delivery thereof is a condition precedent to the Lenders’ obligations to extend credit under the Loan Documents. Therefore, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as herein set forth.

2. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided, that if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the definition in the Credit Agreement shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

Exhibit F-2 – Page 1

“Borrower” is defined in the recitals hereof.

“Collateral” has the meaning set forth in Paragraph 4 hereof.

“Collateral Agent” has the meaning set forth in the introductory paragraph hereof.

“Collateral Note Security” has the meaning set forth in Paragraph 4 hereof.

“Collateral Notes” has the meaning set forth in Paragraph 4 hereof.

“Commodity Account” means any “commodity account,” as such term is defined in Section 9.102(a)(14) of the UCC, and all sub-accounts thereof.

“Control Agreement” means, with respect to any Collateral consisting of investment property, Commodity Accounts, Deposit Accounts, Security Accounts, electronic chattel paper, and letter-of-credit rights, an agreement evidencing that Secured Party has “control” (as defined in the UCC) of such Collateral which agreement shall be in form and substance satisfactory to the Secured Party.

“Copyrights” has the meaning set forth in Paragraph 4 hereof.

“Credit Agreement” has the meaning set forth in the first recital hereof.

“Deposit Accounts” has the meaning set forth in Paragraph 4 hereof.

“Intellectual Property” has the meaning set forth in Paragraph 4 hereof.

“Lender” is defined in the first recital hereof.

“Material Agreements” means, collectively, current and future “Material Agreements” (as defined in the Credit Agreement) to which Debtor is a party.

“Obligations” means, collectively, (a) the Obligations as such term is defined in the Credit Agreement, and (b) all indebtedness, liabilities, and obligations of Debtor arising under this Security Agreement or any Guaranty assuring payment of all or any part of the Obligations; it being the intention and contemplation of Debtor and Secured Party that future advances will be made by one or more Lenders to Borrower under the Credit Agreement.

“Obligor” means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

Exhibit F-2 – Page 2

“Partnerships/Limited Liability Companies” means (a) those partnerships and limited liability companies listed on Annex B-1 attached hereto and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restated, amended, or restructured, (b) any partnership, joint venture, or limited liability company in which Debtor shall, at any time, become a limited or general partner, venturer, or member, or (c) any partnership, joint venture, or limited liability company formed as a result of the restructure, reorganization, or amendment of the Partnerships/Limited Liability Companies described in clause (a) herein.

“Partnership/Limited Liability Company Agreements” means the partnership agreements, joint venture agreements, or organizational agreements for the Partnerships/Limited Liability Companies (together with any modifications, amendments or restatements thereof), and “Partnership/Limited Liability Company Agreement” means any one of the Partnership/Limited Liability Company Agreements.

“Partnership/Limited Liability Company Interests” means all of Debtor’s Right, title and interest in the Partnership/Limited Liability Companies now or hereafter accruing under the Partnership/Limited Liability Company Agreements, including, without limitation, all rights with respect to distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which Debtor now is or may hereafter become entitled to receive with respect to such interests in the Partnerships/Limited Liability Companies and with respect to the repayment of all loans now or hereafter made by Debtor to the Partnerships/Limited Liability Companies.

“Patents” has the meaning set forth in Paragraph 4 hereof.

“Pledged Securities” means, collectively, the Pledged Shares and any other Collateral constituting securities.

“Pledged Shares” has the meaning set forth in Paragraph 4 hereof.

“Rights” means rights, remedies, powers, privileges and benefits.

“Securities Account” means any “securities account”, as such term is defined in Section 8.501(a) of the UCC, and all sub-accounts thereof.

“Security Interest” means the security interest granted and the pledge and assignment made under Paragraph 3 hereof.

“Trademarks” has the meaning set forth in Paragraph 4 hereof.

“UCC” means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.

Exhibit F-2 – Page 3

“Vessel Charters” has the meaning set forth in Paragraph 4 hereof.

“Vessels” means collectively, all vessels owned by Debtor from time to time, including without limitation those vessels listed on Annex B-4 hereto, and including any of such vessels.

3. SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other applicable Laws), Debtor hereby grants to Secured Party a security interest in all of Debtor’s Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and collaterally assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and collateral assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or collateral assignment of any specific item of the Collateral is expressly prohibited by, or would cause a default under or termination, avoidance or forfeiture of, any contract, license, law or regulation, then the Security Interest created hereby nonetheless remains effective to the extent allowed by the UCC, such contract, license, regulation or other applicable Law, but is otherwise limited by that prohibition.

4. COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by Debtor, and all proceeds and products thereof, and any substitutes or replacements therefor:

(a) All personal property and fixture property of every kind and nature including, without limitation, all accounts, chattel paper (whether tangible or electronic), goods (including inventory, equipment, and any accessions thereto), software (specifically including, but not limited to, accounting software), instruments, investment property, documents, deposit accounts, money, commercial tort claims set forth on Annex B-1, letters of credit or letter-of-credit rights, supporting obligations, tax refunds, and general intangibles (including payment intangibles);

(b) All Rights, titles, and interests of Debtor in and to all outstanding stock, equity, or other investment securities owned by Debtor, including, without limitation, all capital stock of each Subsidiary of Debtor set forth on Annex B-1 (such capital stock and equity interests in each Subsidiary of Debtor being hereinafter referred to as “Pledged Shares”);

(c) All Rights, titles, and interests of Debtor in and to all promissory notes and other instruments payable to Debtor, including, without limitation, all inter-company notes from Subsidiaries and those set forth on Annex B-1 (“Collateral Notes”) and all Rights, titles, interests, and Liens Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes, including, without limitation, those set forth on Annex B-1 (“Collateral Note Security”);

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(d) The Partnership/Limited Liability Company Interests and all Rights of Debtor with respect thereto, including, without limitation, all Partnership/Limited Liability Company Interests set forth on Annex B-1 and all of Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Partnership/Limited Liability Company Interests;

(e) (i) All United States and foreign copyrights (including community designs), including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), copyright registrations, copyright licenses, and copyright applications of Debtor and also including, without limitation, the copyrights set forth on Annex B-2; (ii) all renewals, extensions, and modifications thereof; (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Copyrights”);

(f) (i) All patents, patent applications, patent licenses, and patentable inventions of Debtor, including, without limitation, registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Annex B-2, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part, or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Patents”);

(g) (i) All trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, internet domain names, service marks, certification marks, collective marks, logos, other business identifiers, designs and general intangibles of a like nature, all registrations, recordings, and applications thereof, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Annex B-2; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by Debtor (“Trademarks”, and collectively with the Copyrights and the Patents, the “Intellectual Property”);

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(h) (i) All of Debtor’s Rights, titles, and interests in and to all Material Agreements and other contracts and agreements of Debtor (together with the Material Agreements, “Agreements”), including, without limitation, all Rights of Debtor to receive moneys due and to become due under or pursuant to the Agreements, (ii) all rights of Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Agreements, (iii) all claims of Debtor for damages arising out of or for breach of or default under the Agreements, and (iv) all rights of Debtor to compel performance and otherwise exercise all rights and remedies under the Agreements;

(i) All of Debtor’s rights under contracts for the use of Vessels and all charters of all Vessels (such management agreements, contracts and charters, collectively, the “Vessel Charters”), including rights to terminate Vessel Charters pursuant to the terms thereof and to compel performance of terms thereof, whether in effect as of the date hereof or entered into at any time hereafter), rights to the payment of money, rights to compel payment of hire and other monies due under the Vessel Charters, including, but not limited to, all freight, hire, earnings and charter payments, and all claims for damages arising out of the breach or termination thereof;

(j) All personal and fixture property of every kind and nature arising out of, resulting from the operation of, or related to the Vessels which are presently or may hereafter be subject to a U.S. Vessel Mortgage (collectively, the “Mortgaged Vessels”), including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, goods, all insurance, including without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs in respect of the Mortgaged Vessels, or any of them, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurance, all other rights of Debtor under or in respect of said insurance, and any proceeds of any of the foregoing, including, without limitation, those arising from the actual or constructive loss of, or the requisition (whether of title or use), condemnation, sequestration, seizure, forfeiture or other taking of, the Mortgaged Vessels, tort claims and all vessels (including all offshore service vessels), barges and tugs, together with all engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, spare parts, furniture, equipment and gear and all other appurtenances thereto, appertaining or belonging, whether on board or not, and any and all additions, improvements and replacements thereof hereafter made;

(k) All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by such Debtor (collectively, the “Vehicles”);

(l) Any and all deposit accounts, bank accounts, Commodity Accounts, investment accounts, or Securities Accounts, now owned or hereafter acquired or opened by Debtor, including, without limitation, any such accounts set forth on Annex B-1, and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein (the “Deposit Accounts”);

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(m) All permits, licenses and other authorizations (“Authorizations”) issued by any governmental authority, to the extent and only to the extent that the grant of a security interest in any such Authorization does not result in the forfeiture of, or default under, any such Authorization;

(n) All present and future distributions, income, increases, and profits with respect to, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;

(o) All present and future accounts, contract Rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise; and

(p) All present and future security for the payment to Debtor or any Subsidiary of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby.

Notwithstanding any to the contrary contained herein, Debtor shall not be required to take any action with respect to the perfection of security interests in cash or assets in Deposit Accounts, and Debtor shall not be required to enter into any Control Agreement with respect to cash or assets in Deposit Accounts.

The description of the Collateral contained in this Paragraph 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

(a) General. Certain representations and warranties in the Credit Agreement are applicable to Debtor or its assets or operations, and each such representation and warranty is true and correct in all material respects.

(b) Binding Obligation/ Perfection. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements pursuant to Article 9 of the UCC, once those Financing Statements have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected. Such Security Interest will constitute a first-priority Lien on such Collateral (other than fixtures), subject only to Permitted Liens. With respect to Collateral consisting of investment property (other than Pledged Securities covered by

Exhibit F-2 – Page 7

Paragraph 5(j) hereof), Deposit Accounts, electronic chattel paper, letter-of-credit rights, and instruments, upon the delivery of such Collateral to Secured Party or delivery of an executed Control Agreement with respect to such Collateral, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to Permitted Liens. None of the Collateral has been delivered nor control with respect thereto given to any Person, other than the Collateral Agent. Other than the Financing Statements and Control Agreements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens and control agreements and Liens with respect to indebtedness being satisfied in full on the date hereof. Except as set forth in Paragraph 3 hereof, the creation of the Security Interest does not require the consent of any Person that has not been obtained.

(c) Debtor Information. Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Annex A hereto.

(d) Location. As of the Closing Date (i) Debtor’s principal place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present and foreseeable location of Debtor’s books and records concerning any of the Collateral that is accounts is as set forth on Annex A hereto; (ii) the location of Debtor’s inventory with a fair market value in excess of $1,000,000 in the aggregate and equipment with an orderly liquation value in excess of $1,000,000 in the aggregate is as set forth on Annex A hereto; (iii) each such location of inventory and collateral listed on Annex A is owned by Debtor or, if not owned by Debtor, is leased or otherwise used by Debtor pursuant to a lease, storage contract or other contract with the Person named on Annex A; and (iv) except as noted on Annex A hereto, all such books, records, equipment and inventory are in Debtor’s possession.

(e) Governmental Authority. Other than the filing of Financing Statements contemplated hereby and appropriate filings to perfect the Security Interest in the Intellectual Property, Vessels and Vehicles, no Authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally).

(f) Maintenance of Collateral. All Vessels are in the condition required by Section 6.14 of the Credit Agreement and all assets necessary to Debtor’s business are in the repair and condition required by Section 6.06 of the Credit Agreement.

(g) Ownership of Property; Liens. Debtor owns, leases or has valid rights to use all presently existing Collateral, and will acquire or lease all hereafter-acquired Collateral, free and clear of all Liens, except Permitted Liens.

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(h) Collateral. As of the Closing Date, Annex B-1 accurately lists all Collateral Notes, Collateral Note Security, Pledged Shares, Partnership/Limited Liability Company Interests, commercial tort claims, and Deposit Accounts, and Schedule 1.01(c) of the Credit Agreement accurately lists all Material Agreements in which Debtor has any Rights, titles, or interest (but such failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral).

(i) Instruments, Chattel Paper, Collateral Notes and Collateral Note Security. As of the Closing Date, all instruments and chattel paper with a principal amount in excess of $1,000,000, including, without limitation, the Collateral Notes, have been delivered to Secured Party, together with corresponding endorsements duly executed by Debtor in favor of Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms.

(j) Pledged Securities; Pledged Shares. All Pledged Shares are duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed hereunder and by applicable securities and corporate Laws. As of the Closing Date, the Pledged Shares securing the Obligations constitute 100% of the issued and outstanding common stock or other equity interests of each Subsidiary. Debtor has good title to the Pledged Securities, free and clear of all Liens and encumbrances thereon (except for the Security Interest created hereby), and has delivered to Secured Party (i) all stock certificates, or other instruments or documents representing or evidencing the Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms, or (ii) to the extent such Pledged Securities are uncertificated, an executed Acknowledgment of Pledge with respect to such Pledged Securities. The pledge of the Pledged Securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the Pledged Securities securing payment of the Obligations. Debtor is the record and beneficial owner of the Pledged Shares and Pledged Securities owned by it free of all Liens, rights, or claims of other Persons other than Permitted Liens, and there are no outstanding warrants, options, or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Pledged Shares or Pledged Securities. No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder, or any other trust beneficiary is necessary or desirable in connection with the creation, perfection, or first priority status of the Security Interest in any Pledged Share or any Pledged Securities or the exercise by Secured Party of the voting or other rights provided for in this Security Agreement or the exercise of remedies in respect thereof, other than such as have been obtained and are in full force and effect. None of the Pledged Shares or Pledged Securities are or represent interests in issuers that (a) are registered as investment companies, or (b) are dealt in or traded on securities exchanges or markets.

(k) Partnership/Limited Liability Company Interests. Each Partnership/Limited Liability Company issuing a Partnership/Limited Liability Company Interest is currently existing and in good standing under all applicable Laws; there have been no amendments to any Partnership/Limited Liability Company Agreement, of which Secured Party has not been advised in writing; as of the Closing Date, no event of

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default, default, breach or potential default has occurred and is continuing under any Partnership/Limited Liability Company Agreement; and no approval or consent of the partners of any Partnership/Limited Liability Company is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by Debtor. Debtor has good title to the Partnership/Limited Liability Company Interests free and clear of all Liens and encumbrances (except for the Security Interest granted hereby). The Partnership/Limited Liability Company Interests are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable Partnership/Limited Liability Company Agreements or applicable securities Laws. All capital contributions required to be made by Debtor by the terms of the Partnership/Limited Liability Company Agreements for each Partnership/Limited Liability Company have been made. No limited liability company interests are evidenced by certificates.

(l) Material Agreements. As of the Closing Date: (i) each Material Agreement is in full force and effect, (ii) there have been no amendments, modifications, or supplements to any Material Agreement of which Secured Party has not been advised in writing, and (iii) no material event of default, default, breach or potential default by Debtor or, to Debtor’s knowledge, by any other party thereto has occurred and is continuing under any Material Agreement, except as disclosed on Annex B-3 hereto. As used in this clause (l), “material” means could reasonably be expected to have a Material Adverse Effect.

(m) Deposit Accounts. With respect to the Deposit Accounts, (i) Debtor maintains each Deposit Account with the banks listed on Annex B-1 hereto, (ii) Debtor has the legal Right to pledge and assign to Secured Party the funds deposited and to be deposited in each such Deposit Account, and (iii) the Deposit Accounts set forth on Annex B-1 represent all of the Deposit Accounts of Debtor.

(n) Intellectual Property.

(i) All of the Intellectual Property is subsisting, valid, and enforceable, except to the extent that such failure could not be reasonably expected to have a Material Adverse Effect. The information contained on Annex B-2 hereto is true, correct, and complete. As of the Closing Date, all issued Patents, Patent applications, registered Trademarks, Trademark applications, registered Copyrights, and Copyright applications of Debtor material to the operation of Debtor’s business are identified on Annex B-2 hereto.

(ii) Debtor is the sole and exclusive owner of the entire and unencumbered Right, title, and interest in and to the Intellectual Property material to the operation of Debtor’s business free and clear of any Liens, including, without limitation, any pledges, assignments, licenses, user agreements, and covenants by Debtor not to sue third Persons, other than Permitted Liens or licenses permitted by Paragraph 8(c) hereof.

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(iii) Each of the Patents and Trademarks identified on Annex B-2 hereto has been properly registered with the United States Patent and Trademark Office and in corresponding offices throughout the world (where appropriate) and each of the Copyrights identified on Annex B-2 hereto has been properly registered with the United States Copyright Office and in corresponding offices throughout the world (where appropriate). Debtor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and Taxes to maintain each and every item of the Intellectual Property material to such Debtor’s business in full force and effect throughout the world, as applicable.

(iv) To Debtor’s knowledge, no claims with respect to the Intellectual Property material to the operation of Debtor’s business have been asserted and are pending (i) to the effect that the sale, licensing, pledge, or use of any of the products of Debtor’s business infringes any other party’s valid copyright, trademark, service mark, trade secret, or other intellectual property Right, (ii) against the use by Debtor of such Intellectual Property, or (iii) challenging the ownership or use by Debtor of any of the Intellectual Property that Debtor purports to own or use, nor, to Debtor’s knowledge, is there a valid basis for such a claim described in this Paragraph 5(n)(iv).

The foregoing representations and warranties will be true and correct in all material respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the Security Interest in any such Collateral.

6. COVENANTS. So long as any Lenders are committed to make Credit Extensions under the Credit Agreement, and until the Obligations are paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:

(a) Credit Agreement. (i) Comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 10.05 OF THE CREDIT AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTIONS 10.15 and 10.16 OF THE CREDIT AGREEMENT.

(b) Information/Record of Collateral. Maintain, at the place where Debtor is entitled to receive notices under the Loan Documents, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records in accordance with Section 6.10 of the Credit Agreement, and furnish to Secured Party, at such intervals as Secured Party may reasonably request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral. In addition, from time to time at the request of Secured Party, deliver to Secured Party such information regarding Debtor as Secured Party may reasonably request.

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(c) Perform Obligations. Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its Rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (iii) Secured Party shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d) Notices. (i) Promptly notify Secured Party (A) of any material claim, action, or proceeding affecting title to all or any of the Collateral, (B) of any material damage to or loss of Collateral, (C) of the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could reasonably be expected to have a material adverse effect on the Collateral (taken as a whole) or the Security Interest created hereunder, or (D) of the commencement and termination of any period during which any Vessel is requisitioned.

(ii) Give Secured Party five (5) days written notice before any proposed (A) relocation of its principal place of business or chief executive office, (B) except as otherwise permitted in the Credit Agreement, change of its name or identity or conversion into another form of legal entity, (C) relocation of the place where its books and records concerning its accounts are kept, or (D) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in clause (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral, and will not make any of such changes unless all amendments to lien filings have been made that are necessary to continue and maintain the existence and priority of such Security Interests.

(iii) Together with each Compliance Certificate delivered pursuant to Section 6.02(a) of the Credit Agreement, deliver to Secured Party updated Annexes, if any of the information on the Annexes hereto is no longer correct in any material respect.

Debtor’s failure to give to Secured Party notices as required herein, or to fully describe the Collateral on any annex hereto, shall not impair Secured Party’s interest in the Collateral.

(e) Collateral in Trust. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that is chattel paper, instruments, Collateral Notes, Pledged Securities, or documents at any time received by Debtor and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any chattel paper, instruments, Collateral Notes, Pledged Securities, or documents so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

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(f) Control. Execute all documents and take any action required by Secured Party in order for Secured Party to obtain “control” (as defined in the UCC) with respect to Collateral consisting of investment property, uncertificated Pledged Securities (with respect to which the execution of an Acknowledgement of Pledge shall be sufficient), and letter-of-credit rights. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify Secured Party thereof and, at the request of Secured Party, take such action as Secured Party may reasonably request to vest in Secured Party control under the UCC of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(g) Further Assurances. At Debtor’s expense and Secured Party’s request, (i) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (ii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests.

(h) Encumbrances. Not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral, other than Permitted Liens, and shall defend Debtor’s Rights in the Collateral and Secured Party’s Security Interest in, the Collateral against the claims and demands of all Persons except those holding or claiming Permitted Liens.

(i) Estoppel and Other Agreements and Matters. Upon the request of Secured Party, use commercially reasonable efforts to cause the landlord or lessor for each location where any of its inventory or equipment is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in such form as may be reasonably acceptable to Secured Party and its counsel.

(j) Fixtures. For any Collateral that is a fixture or an accession which has been attached to real estate or other goods prior to the perfection of the Security Interest, use commercially reasonable efforts to furnish to Secured Party, upon reasonable demand, a disclaimer of interest in each such fixture or accession and a consent in writing to the Security Interest of Secured Party therein, signed by all Persons having any interest in such fixture or accession by virtue of any interest in the real estate or other goods to which such fixture or accession has been attached.

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(k) Certificates of Title. Upon the request of Secured Party, if certificates of title are issued or outstanding with respect to any of the Vehicles or other Collateral, cause the Security Interest to be properly noted thereon.

(l) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, agree that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC), unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.

(m) Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner inconsistent with the provisions or requirements of any policy of insurance thereon or in any manner contrary to the standard of care typical in the industry for the operation and maintenance of such Collateral.

(n) Collateral Notes and Collateral Note Security. Without the prior written consent of Secured Party, after the occurrence of and during the continuation of an Event of Default, not (i) modify or substitute, or permit the modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security, or (ii) release any Collateral Note Security unless paid in full or otherwise specifically required by the terms thereof. Debtor shall promptly notify Secured Party of any extensions of or material amendments to any Collateral Notes.

(o) Securities. Except as otherwise permitted by the Credit Agreement, not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Securities; to the extent any issuer of any Pledged Securities is controlled by Debtor and/or its Affiliates, not permit such issuer to issue any additional shares of stock or other securities in addition to or in substitution for the Pledged Securities, except issuances to Debtor on terms acceptable to Secured Party; pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Securities, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(p) Partnerships/Limited Liability Companies and Partnership/Limited Liability Company Interests. (i) Comply in all material respects with each material requirement and condition set forth in the contracts and agreements creating or relating to any Partnership/Limited Liability Company, (ii) do or cause to be done all things necessary or appropriate to keep the Partnerships/Limited Liability Companies in full force and effect (except as otherwise permitted by the Credit Agreement) and the Rights of Debtor and Secured Party thereunder unimpaired, (iii) pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional Partnership/Limited Liability Company Interests of any Partnership/Limited Liability Company granted to Debtor as required pursuant to Section 6.17(a) of the Credit Agreement, (iv) deliver to Secured Party a fully-executed Acknowledgment of Pledge, substantially in the form of Annex C, for each Partnership/Limited Liability Company Interest constituting Collateral, if such Partnership/Limited Liability Company Interest

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represents an interest in a Subsidiary of Debtor, and (v) take any action requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Partnership/Limited Liability Company Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(q) Marking of Chattel Paper. At the request of Secured Party, place a legend acceptable to Secured Party on all chattel paper, indicating that Secured Party has a security interest in the chattel paper.

(r) Modification of Accounts. In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts. Except in the ordinary course of business consistent with prudent business practices and industry standards, without the prior written consent of Secured Party, Debtor shall not, (i) grant any extension of time for any payment with respect to any such account, (ii) compromise, compound, or settle any such account for less than the full amount thereof, (iii) release, in whole or in part, any Person liable for payment of any such account, (iv) allow any credit or discount for payment with respect to any such account, other than trade discounts granted in the ordinary course of business, (v) release any Lien or guaranty securing any such account, or (vi) modify or substitute, or permit the modification or substitution of, any contract to which any of the Collateral which is any such account relates.

(s) Intellectual Property. Except to the extent not required in Debtor’s reasonable business judgment, (i) make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered Copyrights and Trademarks, (ii) preserve and maintain its material rights in the Intellectual Property and protect the Intellectual Property from infringement, unfair competition, cancellation, or dilution by appropriate action necessary in Debtor’s reasonable business judgment, including, without limitation, the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property, (iii) not abandon any of the Intellectual Property necessary to the conduct of its business in the exercise of Debtor’s reasonable business judgment, (iv) give Secured Party prompt written notice if Debtor shall obtain Rights to or become entitled to the benefit of any Intellectual Property material to its business and not identified on Annex B-2 hereto, and (v) if a Default or Event of Default exists, use its commercially reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Secured Party to exercise its rights and remedies with respect to the Intellectual Property.

(t) Control of Third Parties. Debtor shall not grant “control” (as defined in the UCC) with respect to any Deposit Account to any Person other than Secured Party and the bank with which the Deposit Account is maintained.

7. DEFAULT; REMEDIES. If an Event of Default exists, Secured Party may, at its election, exercise any and all Rights available to a secured party under the UCC and other applicable law, in addition to any and all other Rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it

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available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligations, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligations any cash held by Secured Party under this Security Agreement, including, without limitation, any cash in the Cash Collateral Account (defined in Paragraph 8(h) hereof).

(a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten (10) Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this clause.

(b) Condition of Collateral; Warranties. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered affect adversely the commercial reasonableness of any sale of the Collateral.

(c) Compliance with Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) Sales of Pledged Securities.

(i) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered

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under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this Paragraph 7(d) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

(ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale Secured Party shall have the Right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of Debtor of whatsoever kind, including any equity or Right of redemption of Debtor. Debtor, to the extent permitted by applicable Law, hereby specifically waives all Rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

(iii) Debtor agrees that ten (10) days’ written notice from Secured Party to Debtor of Secured Party’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(iv) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party,

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instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at Law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

(v) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable Law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding Debtor and its Subsidiaries available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

(e) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral in accordance with the terms and conditions of the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, Debtor shall remain liable for any deficiency.

(f) Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

8. OTHER RIGHTS OF SECURED PARTY.

(a) Performance. If Debtor fails to keep the Collateral in good repair, working order, and condition, as required by the Loan Documents, or fails to pay when due all Taxes on any of the Collateral in the manner required by the Loan Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the Loan Documents, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligations.

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(b) Collection. If an Event of Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to the Pledged Securities and Partnership/Limited Liability Company Interests, payments on Collateral Notes, insurance proceeds payable by reason of loss or damage to any of the Collateral, or payments or distributions with respect to Deposit Accounts) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon; provided, that as between Debtor and Secured Party, insurance proceeds or other amounts payable by reason of casualty or condemnation shall be subject to the requirements of the Credit Agreement applicable to Dispositions, including Section 2.03(b) thereof. Subject to Paragraph 8(f) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. If an Event of Default exists, Secured Party shall have the Right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If an Event of Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.

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(c) Intellectual Property. For purposes of enabling Secured Party to exercise its Rights and remedies under this Security Agreement and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license, or sublicense any of the Intellectual Property. Debtor shall provide Secured Party with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Secured Party. Upon the occurrence and during the continuation of an Event of Default, Secured Party may require that Debtor assign all of its Right, title, and interest in and to the Intellectual Property or any part thereof to Secured Party or such other Person as Secured Party may designate pursuant to documents satisfactory to Secured Party. If no Default or Event of Default exists, Debtor shall have the exclusive, non-transferable Right and license to use the Intellectual Property in the ordinary course of business and the exclusive Right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

(d) Record Ownership of Securities. If an Event of Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement.

(e) Voting of Securities. As long as no Event of Default exists, Debtor is entitled to exercise all voting Rights pertaining to any Pledged Securities and Partnership/Limited Liability Company Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Security Agreement or any other Loan Document, or (y) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral, to the extent any such amendment, modification or a waiver results in a material adverse effect on the value of the Collateral or any part thereof; and provided further, that Debtor shall give Secured Party at least five (5) Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual Rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If an Event of Default exists and if Secured Party elects to exercise such Right, the Right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

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(f) Certain Proceeds. Notwithstanding any contrary provision herein, any and all:

(i) dividends, interest, or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral;

(ii) dividends, interest, or other distributions hereafter paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution, or in connection with a reduction of capital, capital surplus, or paid-in-surplus;

(iii) cash paid, payable, or otherwise distributed in redemption of, or in exchange for, any Collateral; and

(iv) dividends, interest, or other distributions paid or payable in violation of the Loan Documents;

shall be part of the Collateral hereunder, and shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party’s instructions) to be held subject to the terms of this Security Agreement (provided, that insurance proceeds or any other amounts payable as a result of casualty or condemnation shall be governed by the terms of the Credit Agreement applicable to Dispositions, including Section 2.03(b) thereof). Any cash Collateral in the possession of Secured Party may be invested by Secured Party in time deposits or certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody’s and S&P of P-1 and A-1+, respectively, or in Cash Equivalents, as Secured Party may choose. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral.

(g) Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall

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have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not an Event of Default exists.

(h) Cash Collateral Account. If an Event of Default exists and is continuing, Secured Party shall have, and Debtor hereby grants to Secured Party, the Right and authority to transfer all funds on deposit in the Deposit Accounts subject to a Control Agreement delivered in connection with the Existing Credit Agreement to a Cash Collateral Account (herein so called) maintained with Secured Party or with a depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by Debtor from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the Security Interest and Liens in favor of Secured Party herein created, and Debtor hereby grants a security interest to Secured Party on behalf of Lenders in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Debtor for deposit therein. Furthermore, if an Event of Default exists, Secured Party shall have the Right, at any time in its discretion without notice to Debtor, (i) to transfer to or to register in the name of Secured Party or any Lender or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the Right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations, and (ii) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.

(i) Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and Right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of Debtor:

(i) to transfer any and all funds on deposit in the Deposit Accounts to the Cash Collateral Account as set forth herein;

(ii) to receive, endorse, and collect any drafts or other instruments or documents in connection with clause (b) above and this clause (ii);

(iii) to use the Intellectual Property or to grant or issue any exclusive or non-exclusive license under the Intellectual Property to anyone else, and to perform any act necessary for the Secured Party to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property to any other Person;

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(iv) to demand, sue for, collect, or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(v) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;

(vi) to notify post office authorities to change the address for delivery of Debtor to an address designated by Secured Party and to receive, open, and dispose of mail addressed to Debtor; and

(vii) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct, (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral, (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral, (D) to commence and prosecute any suit, action, or proceeding at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other Right in respect of any Collateral, (E) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral, (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate, (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine, (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral, (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral, (J) to endorse Debtor’s name on all applications, documents, papers, and instruments necessary or desirable in order for Secured Party to use or maintain any of the Intellectual Property, (K) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance), (L) to execute on behalf of Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all Rights included in the Collateral, and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though

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Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the Rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or Law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

(j) Purchase Money Collateral. To the extent that Secured Party or any Lender has advanced or will advance funds pursuant to the Credit Agreement to or for the account of Debtor to enable Debtor to purchase or otherwise acquire Rights in Collateral, Secured Party or such Lender, at its option, may pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such Rights, or (ii) to Debtor, in which case Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

(k) Subrogation. If any of the Obligations are given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

(l) INDEMNIFICATION. DEBTOR HEREBY ASSUMES ALL LIABILITY FOR THE COLLATERAL, FOR THE SECURITY INTEREST, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL OR ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREIN, AND AGREES TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY, HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT, WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF DEBTOR OR OF THIRD PARTIES, OR SUCH DAMAGE BE TO PROPERTY OF DEBTOR OR OF OTHERS. DEBTOR AGREES TO INDEMNIFY, SAVE, AND HOLD SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST, AND COVENANTS TO DEFEND SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER AGAINST, ANY AND ALL LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES (COLLECTIVELY, “CLAIMS”), INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS’ FEES, AND ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF SECURED PARTY, THE ADMINISTRATIVE AGENT OR ANY LENDER, OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES,

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AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, HOWSOEVER ARISING OR INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO COLLATERAL OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT THEREOF; PROVIDED, HOWEVER, THAT THE INDEMNITY SET FORTH IN THIS PARAGRAPH 8(l) WILL NOT APPLY TO CLAIMS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY, THE ADMINISTRATIVE AGENT OR ANY LENDER.

9. MISCELLANEOUS.

(a) Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Lenders and the L/C Issuer to make Credit Extensions under the Loan Documents, termination of all Letters of Credit and the payment in full of the Obligations (except as otherwise provided in Section 10.01(e) of the Credit Agreement with respect to Obligations under Lender Hedging Agreements); and (ii) inure to the benefit of and be enforceable by Secured Party, Lenders, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (ii), Secured Party and Lenders may assign or otherwise transfer any of their respective Rights under this Security Agreement to any other Person in accordance with the terms and provisions of Section 10.07 of the Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the Rights and benefits in respect thereof granted herein or otherwise to Secured Party or Lenders, as the case may be. Upon payment in full of the Obligations, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

(b) Reference to Miscellaneous Provisions. This Security Agreement is one of the “Loan Documents” referred to in the Credit Agreement, and all provisions relating to Loan Documents set forth in Article X of the Credit Agreement (including, without limitation, Section 10.10 therein) are incorporated herein by reference, the same as if set forth herein verbatim.

(c) Term; Release of Liens. Upon the satisfaction of the conditions set forth in Section 10.01(e) of the Credit Agreement, the Collateral Agent shall release the liens created by this Security Agreement in accordance with Section 10.01(d) of the Credit Agreement; provided that no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligations is received by such Obligor. At such time as the Liens created by this Security Agreement are to be released pursuant to this paragraph, Secured Party shall, at the request and expense of Debtor following such termination, promptly deliver to Debtor any Collateral held by the Secured Party hereunder, and promptly execute and deliver to such Debtor such documents and instruments as Debtor shall reasonably request to evidence such termination and release as provided in the Credit Agreement. In addition, if any of the Collateral shall be sold, transferred, assigned or otherwise disposed of by Debtor in a transaction permitted by the Credit Agreement, then the Secured Party, at the request and expense of Debtor, shall promptly execute and deliver releases as provided in the Credit Agreement.

Exhibit F-2 – Page 25

(d) Actions Not Releases. The Security Interest and Debtor’s obligations and Secured Party’s Rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of Debtor, except as required therein (the Right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party or any Lender to notify Debtor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party or any Lender against Debtor or any new agreement between or among Secured Party or one or more Lenders and Debtor, it being understood that except as expressly provided herein, neither Secured Party nor any Lender shall be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Lender is required to refund such payment or pay the amount thereof to someone else.

(e) Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable Law, Debtor waives (i) any Right to require Secured Party or any Lender to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party or any Lender may have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and (iii) all Rights of marshaling in respect of any and all of the Collateral.

Exhibit F-2 – Page 26

(f) Financing Statement; Authorization. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial or other financing statements and amendments thereto (without the requirement for Debtor’s signature thereon) that (i) indicate the Collateral (A) as “all assets of Debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral hereunder, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization, and any organization identification number issued to Debtor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request.

(g) Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

(h) Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

(i) Parties Bound; Assignment. This Security Agreement shall be binding on Debtor and Debtor’s heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party’s successors and assigns.

(i) Secured Party is the agent for each Lender under the Credit Agreement, the Security Interest and all Rights granted to Secured Party hereunder or in connection herewith are for the ratable benefit of each Lender, and Secured Party may, without the joinder of any Lender, exercise any and all Rights in favor of Secured Party or Lenders hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The Rights of each Lender vis-a-vis Secured Party and each other Lender may be subject to one or more separate agreements between or among such parties, but Debtor need not inquire about any such agreement or be subject to any terms thereof unless Debtor specifically joins therein; and consequently, neither Debtor nor Debtor’s heirs, personal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.

(ii) Debtor may not, without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.

Exhibit F-2 – Page 27

(j) GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE ADMINISTRATIVE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(k) All notices given pursuant hereto shall be given in the manner set forth in the Credit Agreement, if to Secured Party, to the address of Secured Party therein set forth and if to Debtor, to the following address:

Martin Midstream Partners L.P.
4200 Stone Road
Kilgore, TX 75662
Attn:	Robert D. Bondurant
Chief Financial Officer
Telephone: (903) 983-6250
Facsimile: (903) 983-6403

(l) Amendment and Restatement. Debtor and Secured Party acknowledge that this Security Agreement amends and restates that certain Second Amended and Restated Pledge and Security Agreement dated as of November 10, 2005, executed by Debtor in favor of Royal Bank of Canada, as Collateral Agent (the “Existing Security Agreement”), which amended and restated that certain Amended and Restated Pledge and Security Agreement dated as of October 29, 2004, executed by Debtor in favor of Royal Bank of Canada, as collateral agent, which amended and restated that certain Pledge and Security Agreement dated as of November 6, 2002, executed by Debtor in favor of Royal Bank of Canada, as collateral agent. All liens, claims, rights, titles, interests and benefits created and granted by the Existing Security Agreement shall continue to exist, remain valid and subsisting, shall not be impaired or released hereby, shall remain in full force and effect and are hereby renewed, extended, carried forward and conveyed as security for the Obligations.

(m) Non-Liability of Secured Parties. Secured Party shall not have any fiduciary responsibilities to Debtor; and no provision in this Security Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Secured Party to Debtor, or any Subsidiary of any Debtor. Secured Party undertakes no responsibility to Debtor to review or inform Debtor of any matter in connection with any phase of any Debtor’s business or operations.

(n) Severability of Provisions. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

Exhibit F-2 – Page 28

(o) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Exhibit F-2 – Page 29

EXECUTED as of the date first stated in this Security Agreement.

MARTIN MIDSTREAM PARTNERS, L.P.,
a Delaware limited partnership, as Debtor

By:	MARTIN MIDSTREAM GP LLC,
its General Partner

By:
Name:
Title:

SIGNATURE PAGE TO

MLP THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

ANNEX A TO SECURITY AGREEMENT

DEBTOR INFORMATION AND LOCATION OF COLLATERAL

(To be Provided)

Exact Legal Name of Debtor:	Martin Midstream Partners L.P.

Mailing Address of Debtor:	4200 Stone Road, Kilgore, Texas 75662

Type of Entity:	Limited Partnership

Jurisdiction of Organization:	Delaware

State Issued Organizational Identification Number: 3521376

Tax ID Number:

Location of Books and Records:

Location of Inventory with Fair Market Value in Excess of $1,000,000:

Location of Equipment with Fair Market Value in Excess of $1,000,000:

Location of Real Property:

Jurisdiction for Filing Financing Statements:

Delaware

Exhibit F-2 – Annex A

ANNEX B-1 TO SECURITY AGREEMENT

Article VII COLLATERAL DESCRIPTIONS

[To be Provided]

A.	Collateral Notes and Collateral Note Security:

B.	Pledged Shares:

C.	Partnerships and Limited Liability Companies and Partnership/Limited Liability Company Agreements:

D.	Commercial Tort Claims:

E.	Deposit Accounts (including name of bank, address and account number):

F.	Commodity Accounts (including name of bank, address and account number):

G.	Securities Accounts (including name of bank, address and account number):

Exhibit F-2 – Annex B-1

ANNEX B-2 TO SECURITY AGREEMENT

Article VIII INTELLECTUAL PROPERTY

[To be Provided]

1.	Registered Copyrights and Copyright Applications:

2.	Issued Patents and Patent Applications:

3.	Registered Trademarks and Trademark Applications:

Exhibit F-2 – Annex B-2

Article IX ANNEX B-3 TO SECURITY AGREEMENT

Article X MATERIAL AGREEMENTS; DEFAULTS

[To be Provided]

Defaults or Potential Defaults under Material Agreements

Exhibit F-2 – Annex B-3

Article XI ANNEX B-4 TO SECURITY AGREEMENT

Article XII VESSELS

[To be Provided]

Exhibit F-2 – Annex B-4

ANNEX C TO SECURITY AGREEMENT

ACKNOWLEDGMENT OF PLEDGE

PARTNERSHIP/LIMITED LIABILITY COMPANY:                             (the “Company”)

INTEREST OWNER: Martin Midstream Partners L.P. (the “Interest Owner”)

SECURITY AGREEMENT: Third Amended and Restated Pledge and Security Agreement dated as of March 28, 2013 (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”)

DATE:

BY THIS ACKNOWLEDGMENT OF PLEDGE dated as of the date first above written, the Company hereby acknowledges the pledge in favor of Royal Bank of Canada (“Pledgee”), in its capacity as Collateral Agent for certain Lenders (as defined in the Security Agreement) and as Secured Party under the Security Agreement, against, and a security interest in favor of Pledgee in, all of the Interest Owner’s rights in connection with any equity interest in the Company now and hereafter owned by the Interest Owner (“Company Interest”).

A. Pledge Records. The Company has identified Pledgee’s interest in all of the Interest Owner’s right, title, and interest in and to all of the Interest Owner’s Company Interest as subject to a pledge and security interest in favor of Pledgee in the Company’s books and records.

B. Company Distributions, Accounts, and Correspondence. The Company hereby acknowledges that (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including, without limitation, upon the termination, liquidation, and dissolution of the Company, shall be paid and remitted to the Pledgee upon demand, (ii) all funds in deposit accounts held for the account of, or otherwise payable to, the Interest Owner shall be held for the benefit of Pledgee, and (iii) all future correspondence, accountings of distributions, and tax returns of the Company shall be provided to the Pledgee. The Company acknowledges and accepts such direction and hereby agrees that it shall, upon the written demand by the Pledgee, pay directly to the Pledgee to its offices as shall be specified by the Pledgee any and all distributions, income, and cash flow arising from the Company Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the organizational documents of the Company. The Pledgee may from time to time notify the Company of any change of address to which such amounts are to be paid.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Exhibit F-2 – Annex C

EXECUTED as of the date first stated in this Acknowledgment of Pledge.

[PARTNERSHIP/LIMITED LIABILITY COMPANY]

By:
as [General Partner] [Manager]

By:
Name:
Title:

Exhibit F-2 – Annex C

EXHIBIT F-3

FORM OF AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

(Subsidiary)

THIS AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT (as renewed, extended, amended or restated from time to time, this “Security Agreement”) is executed as of             , 2013, by             , a             (“Debtor”), whose address is 4200 Stone Road, Kilgore, Texas 75662, for the benefit of ROYAL BANK OF CANADA (in its capacity as “Collateral Agent” for the Lenders and the Lender Swap Parties), as “Secured Party,” whose address is 4th Floor, 20 King Street West, Toronto, Ontario M5H 1C4.

1. RECITALS. Pursuant to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as the same may hereafter be amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Martin Operating Partnership L.P., a Delaware limited partnership, as borrower (the “Borrower”), Martin Midstream Partners L.P., a Delaware limited partnership, as guarantor, the various financial institutions that are, or may from time to time become, parties thereto (each individually a “Lender,” and collectively, the “Lenders”), and Royal Bank of Canada, as Administrative Agent and Collateral Agent, the Lenders have agreed to make Loans for the account of Borrower.

Debtor is a subsidiary of the Borrower. Debtor has agreed to guarantee the obligations of the Borrower under the Credit Agreement and to secure its guaranteed obligations by the pledge of its assets hereunder. It is in the best interests of Debtor to guarantee the obligations of the Borrower under the Credit Agreement and to secure such guaranty by executing this Security Agreement inasmuch as Debtor will derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Lenders pursuant to the Credit Agreement.

Debtor has duly authorized the execution, delivery and performance of this Security Agreement, and this Security Agreement is integral to the transactions contemplated by the Loan Documents, and the execution and delivery thereof is a condition precedent to the Lenders’ obligations to extend credit under the Loan Documents. Therefore, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as herein set forth.

2. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided, that if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the definition in the Credit Agreement shall control to the extent legally allowable; and if any definition given to such term in Article 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Article 9 definition shall prevail. As used herein, the following terms have the meanings indicated:

Exhibit F-3 – Page 1

“Borrower” is defined in the recitals hereof.

“Collateral” has the meaning set forth in Paragraph 4 hereof.

“Collateral Agent” has the meaning set forth in the introductory paragraph hereof.

“Collateral Note Security” has the meaning set forth in Paragraph 4 hereof.

“Collateral Notes” has the meaning set forth in Paragraph 4 hereof.

“Commodity Account” means any “commodity account,” as such term is defined in Section 9.102(a)(14) of the UCC, and all sub-accounts thereof.

“Control Agreement” means, with respect to any Collateral consisting of investment property, Commodity Accounts, Deposit Accounts, Security Accounts, electronic chattel paper, and letter-of-credit rights, an agreement evidencing that Secured Party has “control” (as defined in the UCC) of such Collateral which agreement shall be in form and substance satisfactory to the Secured Party.

“Copyrights” has the meaning set forth in Paragraph 4 hereof.

“Credit Agreement” has the meaning set forth in the first recital hereof.

“Deposit Accounts” has the meaning set forth in Paragraph 4 hereof.

“Intellectual Property” has the meaning set forth in Paragraph 4 hereof.

“Lender” is defined in the first recital hereof.

“Material Agreements” means, collectively, current and future “Material Agreements” (as defined in the Credit Agreement) to which Debtor is a party.

“Obligations” means, collectively, (a) the Obligations as such term is defined in the Credit Agreement, and (b) all indebtedness, liabilities, and obligations of Debtor arising under this Security Agreement or any Guaranty assuring payment of all or any part of the Obligations; it being the intention and contemplation of Debtor and Secured Party that future advances will be made by one or more Lenders to Borrower under the Credit Agreement.

“Obligor” means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.

Exhibit F-3 – Page 2

“Partnerships/Limited Liability Companies” means (a) those partnerships and limited liability companies listed on Annex B-1 attached hereto and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restated, amended, or restructured, (b) any partnership, joint venture, or limited liability company in which Debtor shall, at any time, become a limited or general partner, venturer, or member, or (c) any partnership, joint venture, or limited liability company formed as a result of the restructure, reorganization, or amendment of the Partnerships/Limited Liability Companies described in clause (a) herein.

“Partnership/Limited Liability Company Agreements” means the partnership agreements, joint venture agreements, or organizational agreements for the Partnerships/Limited Liability Companies (together with any modifications, amendments or restatements thereof), and “Partnership/Limited Liability Company Agreement” means any one of the Partnership/Limited Liability Company Agreements.

“Partnership/Limited Liability Company Interests” means all of Debtor’s Right, title and interest in the Partnership/Limited Liability Companies now or hereafter accruing under the Partnership/Limited Liability Company Agreements, including, without limitation, all rights with respect to distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which Debtor now is or may hereafter become entitled to receive with respect to such interests in the Partnerships/Limited Liability Companies and with respect to the repayment of all loans now or hereafter made by Debtor to the Partnerships/Limited Liability Companies.

“Patents” has the meaning set forth in Paragraph 4 hereof.

“Pledged Securities” means, collectively, the Pledged Shares and any other Collateral constituting securities.

“Pledged Shares” has the meaning set forth in Paragraph 4 hereof.

“Rights” means rights, remedies, powers, privileges and benefits.

“Securities Account” means any “securities account”, as such term is defined in Section 8.501(a) of the UCC, and all sub-accounts thereof.

“Security Interest” means the security interest granted and the pledge and assignment made under Paragraph 3 hereof.

“Trademarks” has the meaning set forth in Paragraph 4 hereof.

“UCC” means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of New York or other applicable jurisdiction, as amended at the time in question.

“Vessel Charters” has the meaning set forth in Paragraph 4 hereof.

Exhibit F-3 – Page 3

“Vessels” means collectively, all vessels owned by Debtor from time to time, including without limitation those vessels listed on Annex B-4 hereto, and including any of such vessels.

3. SECURITY INTEREST. In order to secure the full and complete payment and performance of the Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code or any similar provisions of other applicable Laws), Debtor hereby grants to Secured Party a security interest in all of Debtor’s Rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and collaterally assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and collateral assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or collateral assignment of any specific item of the Collateral is expressly prohibited by, or would cause a default under or termination, avoidance or forfeiture of, any contract, license, law or regulation, then the Security Interest created hereby nonetheless remains effective to the extent allowed by the UCC, such contract, license, regulation or other applicable Law, but is otherwise limited by that prohibition.

4. COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by Debtor, and all proceeds and products thereof, and any substitutes or replacements therefor:

(a) All personal property and fixture property of every kind and nature including, without limitation, all accounts, chattel paper (whether tangible or electronic), goods (including inventory, equipment, and any accessions thereto), software (specifically including, but not limited to, accounting software), instruments, investment property, documents, deposit accounts, money, commercial tort claims set forth on Annex B-1, letters of credit or letter-of-credit rights, supporting obligations, tax refunds, and general intangibles (including payment intangibles);

(b) All Rights, titles, and interests of Debtor in and to all outstanding stock, equity, or other investment securities owned by Debtor, including, without limitation, all capital stock of each Subsidiary of Debtor set forth on Annex B-1 (such capital stock and equity interests in each Subsidiary of Debtor being hereinafter referred to as “Pledged Shares”);

(c) All Rights, titles, and interests of Debtor in and to all promissory notes and other instruments payable to Debtor, including, without limitation, all inter-company notes from Subsidiaries and those set forth on Annex B-1 (“Collateral Notes”) and all Rights, titles, interests, and Liens Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes, including, without limitation, those set forth on Annex B-1 (“Collateral Note Security”);

Exhibit F-3 – Page 4

(d) The Partnership/Limited Liability Company Interests and all Rights of Debtor with respect thereto, including, without limitation, all Partnership/Limited Liability Company Interests set forth on Annex B-1 and all of Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Partnership/Limited Liability Company Interests;

(e) (i) All United States and foreign copyrights (including community designs), including copyrights in software and databases, and all Mask Works (as defined under 17 U.S.C. 901 of the U.S. Copyright Act), whether registered or unregistered, including derivative works and also including, without limitation, the copyrights set forth on Annex B-2; (ii) all renewals, extensions, and modifications thereof; (iii) all income, licenses, royalties, damages, profits, and payments relating to or payable under any of the foregoing; (iv) the Right to sue for past, present, or future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Copyrights”);

(f) (i) All patents, patent applications, patent licenses, and patentable inventions of Debtor, including, without limitation, registrations, recordings, and applications thereof in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Annex B-2, and all of the inventions and improvements described and claimed therein; (ii) all continuations, divisions, renewals, extensions, modifications, substitutions, reexaminations, continuations-in-part, or reissues of any of the foregoing; (iii) all income, royalties, profits, damages, awards, and payments relating to or payable under any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; and (v) all other rights and benefits relating to any of the foregoing throughout the world; in each case, whether now owned or hereafter acquired by Debtor (“Patents”);

(g) (i) All trademarks, trademark licenses, trade names, corporate names, company names, business names, fictitious business names, trade styles, internet domain names, service marks, certification marks, collective marks, logos, other business identifiers, designs and general intangibles of a like nature, all registrations, recordings, and applications thereof, including, without limitation, registrations, recordings, and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any state thereof or any other country or any political subdivision thereof, including, without limitation, those set forth on Annex B-2; (ii) all reissues, extensions, and renewals thereof; (iii) all income, royalties, damages, and payments now or hereafter relating to or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements of any of the foregoing; (iv) the right to sue for past, present, and future infringements of any of the foregoing; (v) all rights corresponding to any of the foregoing throughout the world; and (vi) all goodwill associated with and symbolized by any of the foregoing, in each case, whether now owned or hereafter acquired by Debtor (“Trademarks”, and collectively with the Copyrights and the Patents, the “Intellectual Property”);

Exhibit F-3 – Page 5

(h) (i) All of Debtor’s Rights, titles, and interests in and to all Material Agreements and other contracts and agreements of Debtor (together with the Material Agreements, “Agreements”), including, without limitation, all Rights of Debtor to receive moneys due and to become due under or pursuant to the Agreements, (ii) all rights of Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Agreements, (iii) all claims of Debtor for damages arising out of or for breach of or default under the Agreements, and (iv) all rights of Debtor to compel performance and otherwise exercise all rights and remedies under the Agreements;

(i) All of Debtor’s rights under contracts for the use of Vessels and all charters of all Vessels (such management agreements, contracts and charters, collectively, the “Vessel Charters”), including rights to terminate Vessel Charters pursuant to the terms thereof and to compel performance of terms thereof, whether in effect as of the date hereof or entered into at any time hereafter), rights to the payment of money, rights to compel payment of hire and other monies due under the Vessel Charters, including, but not limited to, all freight, hire, earnings and charter payments, and all claims for damages arising out of the breach or termination thereof;

(j) All personal and fixture property of every kind and nature arising out of, resulting from the operation of, or related to the Vessels which are presently or may hereafter be subject to a U.S. Vessel Mortgage (collectively, the “Mortgaged Vessels”), including, without limitation, all furniture, fixtures, equipment, raw materials, inventory, goods, all insurance, including without limitation, all certificates of entry in protection and indemnity and war risks associations or clubs in respect of the Mortgaged Vessels, or any of them, whether heretofore, now or hereafter effected, and all renewals of or replacements for the same, all claims, returns of premium and other moneys and claims for moneys due and to become due under or in respect of said insurance, all other rights of Debtor under or in respect of said insurance, and any proceeds of any of the foregoing, including, without limitation, those arising from the actual or constructive loss of, or the requisition (whether of title or use), condemnation, sequestration, seizure, forfeiture or other taking of, the Mortgaged Vessels, tort claims and all vessels (including all offshore service vessels), barges and tugs, together with all engines, boilers, machinery, masts, boats, anchors, cables, chains, rigging, tackle, apparel, spare parts, furniture, equipment and gear and all other appurtenances thereto, appertaining or belonging, whether on board or not, and any and all additions, improvements and replacements thereof hereafter made;

(k) All present and future automobiles, trucks, truck tractors, trailers, semi-trailers, or other motor vehicles or rolling stock, now owned or hereafter acquired by such Debtor (collectively, the “Vehicles”);

(l) Any and all deposit accounts, bank accounts, Commodity Accounts, investment accounts, or Securities Accounts, now owned or hereafter acquired or opened by Debtor, including, without limitation, any such accounts set forth on Annex B-1, and any account which is a replacement or substitute for any of such accounts, together with all monies, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein (the “Deposit Accounts”);

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(m) All permits, licenses and other authorizations (“Authorizations”) issued by any governmental authority, to the extent and only to the extent that the grant of a security interest in any such Authorization does not result in the forfeiture of, or default under, any such Authorization;

(n) All present and future distributions, income, increases, and profits with respect to, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;

(o) All present and future accounts, contract Rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds, and other Rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise; and

(p) All present and future security for the payment to Debtor or any Subsidiary of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby.

Notwithstanding anything to the contrary contained herein, Debtor shall not be required to take any action with respect to the perfection of the security interests in cash or assets in Deposit Accounts, and Debtor shall not be required to enter into any Control Agreement with respect to cash or assets in Deposit Accounts.

The description of the Collateral contained in this Paragraph 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement.

5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:

(a) General. Certain representations and warranties in the Credit Agreement are applicable to Debtor or its assets or operations, and each such representation and warranty is true and correct in all material respects.

(b) Binding Obligation/ Perfection. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements pursuant to Article 9 of the UCC, once those Financing Statements have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected. Such Security Interest will constitute a first-priority Lien on such Collateral (other than fixtures), subject only to Permitted Liens. With respect to Collateral consisting of investment property (other than Pledged Securities covered by Paragraph 5(j) hereof), Deposit Accounts, electronic chattel paper, letter-of-credit rights, and instruments, upon the delivery of such Collateral to Secured Party or delivery of an executed Control

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Agreement with respect to such Collateral, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to Permitted Liens. None of the Collateral has been delivered nor control with respect thereto given to any Person, other than the Collateral Agent. Other than the Financing Statements and Control Agreements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens and control agreements and Liens with respect to indebtedness being satisfied in full on the date hereof. Except as set forth in Paragraph 3 hereof, the creation of the Security Interest does not require the consent of any Person that has not been obtained.

(c) Debtor Information. Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Annex A hereto.

(d) Location. As of the Closing Date (i) Debtor’s principal place of business and chief executive office is where Debtor is entitled to receive notices hereunder; the present and foreseeable location of Debtor’s books and records concerning any of the Collateral that is accounts is as set forth on Annex A hereto; (ii) the location of Debtor’s inventory with a fair market value in excess of $1,000,000 in the aggregate and equipment with an orderly liquation value in excess of $1,000,000 in the aggregate is as set forth on Annex A hereto; (iii) each such location of inventory and collateral listed on Annex A is owned by Debtor or, if not owned by Debtor, is leased or otherwise used by Debtor pursuant to a lease, storage contract or other contract with the Person named on Annex A; and (iv) except as noted on Annex A hereto, all such books, records, equipment and inventory are in Debtor’s possession.

(e) Governmental Authority. Other than the filing of Financing Statements contemplated hereby and appropriate filings to perfect the Security Interest in the Intellectual Property, Vessels and Vehicles, no Authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or (ii) for the exercise by Secured Party of the voting or other Rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Securities by Laws affecting the offering and sale of securities generally).

(f) Maintenance of Collateral. All Vessels are in the condition required by Section 6.14 of the Credit Agreement and all assets necessary to Debtor’s business are in the repair and condition required by Section 6.06 of the Credit Agreement.

(g) Ownership of Property; Liens. Debtor owns, leases or has valid rights to use all presently existing Collateral, and will acquire or lease all hereafter-acquired Collateral, free and clear of all Liens, except Permitted Liens.

(h) Collateral. As of the Closing Date, Annex B-1 accurately lists all Collateral Notes, Collateral Note Security, Pledged Shares, Partnership/Limited Liability Company Interests, commercial tort claims, and Deposit Accounts, and Schedule 1.01(c) of the Credit Agreement accurately lists all Material Agreements in which Debtor has any Rights, titles, or interest (but such failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral).

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(i) Instruments, Chattel Paper, Collateral Notes and Collateral Note Security. As of the Closing Date, all instruments and chattel paper with a principal amount in excess of $1,000,000, including, without limitation, the Collateral Notes, have been delivered to Secured Party, together with corresponding endorsements duly executed by Debtor in favor of Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms.

(j) Pledged Securities; Pledged Shares. All Pledged Shares are duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed hereunder and by applicable securities and corporate Laws. As of the Closing Date, the Pledged Shares securing the Obligations constitute 100% of the issued and outstanding common stock or other equity interests of each Subsidiary. Debtor has good title to the Pledged Securities, free and clear of all Liens and encumbrances thereon (except for the Security Interest created hereby), and has delivered to Secured Party (i) all stock certificates, or other instruments or documents representing or evidencing the Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms, or (ii) to the extent such Pledged Securities are uncertificated, an executed Acknowledgment of Pledge with respect to such Pledged Securities. The pledge of the Pledged Securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the Pledged Securities securing payment of the Obligations. Debtor is the record and beneficial owner of the Pledged Shares and Pledged Securities owned by it free of all Liens, rights, or claims of other Persons other than Permitted Liens, and there are no outstanding warrants, options, or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Pledged Shares or Pledged Securities. No consent of any Person including any other general or limited partner, any other member of a limited liability company, any other shareholder, or any other trust beneficiary is necessary or desirable in connection with the creation, perfection, or first priority status of the Security Interest in any Pledged Share or any Pledged Securities or the exercise by Secured Party of the voting or other rights provided for in this Security Agreement or the exercise of remedies in respect thereof, other than such as have been obtained and are in full force and effect. None of the Pledged Shares or Pledged Securities are or represent interests in issuers that (a) are registered as investment companies, or (b) are dealt in or traded on securities exchanges or markets.

(k) Partnership/Limited Liability Company Interests. Each Partnership/Limited Liability Company issuing a Partnership/Limited Liability Company Interest is currently existing and in good standing under all applicable Laws; there have been no amendments to any Partnership/Limited Liability Company Agreement, of which Secured Party has not been advised in writing; as of the Closing Date, no event of default, default, breach or potential default has occurred and is continuing under any Partnership/Limited Liability Company Agreement; and no approval or consent of the partners of any Partnership/Limited Liability Company is required as a condition to the validity and enforceability of the

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Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by Debtor. Debtor has good title to the Partnership/Limited Liability Company Interests free and clear of all Liens and encumbrances (except for the Security Interest granted hereby). The Partnership/Limited Liability Company Interests are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, except as set forth in the applicable Partnership/Limited Liability Company Agreements or applicable securities Laws. All capital contributions required to be made by Debtor by the terms of the Partnership/Limited Liability Company Agreements for each Partnership/Limited Liability Company have been made. No limited liability company interests are evidenced by certificates.

(l) Material Agreements. As of the Closing Date: (i) each Material Agreement is in full force and effect, (ii) there have been no amendments, modifications, or supplements to any Material Agreement of which Secured Party has not been advised in writing, and (iii) no material event of default, default, breach or potential default by Debtor or, to Debtor’s knowledge, by any other party thereto has occurred and is continuing under any Material Agreement, except as disclosed on Annex B-3 hereto. As used in this clause (l), “material” means could reasonably be expected to have a Material Adverse Effect.

(m) Deposit Accounts. With respect to the Deposit Accounts, (i) Debtor maintains each Deposit Account with the banks listed on Annex B-1 hereto, (ii) Debtor has the legal Right to pledge and assign to Secured Party the funds deposited and to be deposited in each such Deposit Account, and (iii) the Deposit Accounts set forth on Annex B-1 represent all of the Deposit Accounts of Debtor.

(n) Intellectual Property.

(i) All of the Intellectual Property is subsisting, valid, and enforceable, except to the extent that such failure could not be reasonably expected to have a Material Adverse Effect. The information contained on Annex B-2 hereto is true, correct, and complete. As of the Closing Date, all issued Patents, Patent applications, registered Trademarks, Trademark applications, registered Copyrights, and Copyright applications of Debtor material to the operation of Debtor’s business are identified on Annex B-2 hereto.

(ii) Debtor is the sole and exclusive owner of the entire and unencumbered Right, title, and interest in and to the Intellectual Property material to the operation of Debtor’s business free and clear of any Liens, including, without limitation, any pledges, assignments, licenses, user agreements, and covenants by Debtor not to sue third Persons, other than Permitted Liens or licenses permitted by Paragraph 8(c) hereof.

(iii) Each of the Patents and Trademarks identified on Annex B-2 hereto has been properly registered with the United States Patent and Trademark Office and in corresponding offices throughout the world (where appropriate) and each of the Copyrights identified on Annex B-2 hereto has been properly registered with the United States Copyright Office and in corresponding offices throughout the world (where appropriate). Debtor has performed and will continue to perform all acts and has paid and will continue to pay all required fees and Taxes to maintain each and every item of the Intellectual Property material to such Debtor’s business in full force and effect throughout the world, as applicable.

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(iv) To Debtor’s knowledge, no claims with respect to the Intellectual Property material to the operation of Debtor’s business have been asserted and are pending (i) to the effect that the sale, licensing, pledge, or use of any of the products of Debtor’s business infringes any other party’s valid copyright, trademark, service mark, trade secret, or other intellectual property Right, (ii) against the use by Debtor of such Intellectual Property, or (iii) challenging the ownership or use by Debtor of any of the Intellectual Property that Debtor purports to own or use, nor, to Debtor’s knowledge, is there a valid basis for such a claim described in this Paragraph 5(n)(iv).

The foregoing representations and warranties will be true and correct in all material respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the Security Interest in any such Collateral.

6. COVENANTS. So long as any Lenders are committed to make Credit Extensions under the Credit Agreement, and until the Obligations are paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:

(a) Credit Agreement. (i) Comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 10.05 OF THE CREDIT AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTIONS 10.15 and 10.16 OF THE CREDIT AGREEMENT.

(b) Information/Record of Collateral. Maintain, at the place where Debtor is entitled to receive notices under the Loan Documents, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records in accordance with Section 6.10 of the Credit Agreement, and furnish to Secured Party, at such intervals as Secured Party may reasonably request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral. In addition, from time to time at the request of Secured Party, deliver to Secured Party such information regarding Debtor as Secured Party may reasonably request.

(c) Perform Obligations. Notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of

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any of its Rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (iii) Secured Party shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

(d) Notices. (i) Promptly notify Secured Party (A) of any material claim, action, or proceeding affecting title to all or any of the Collateral, (B) of any material damage to or loss of Collateral, (C) of the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could reasonably be expected to have a material adverse effect on the Collateral (taken as a whole) or the Security Interest created hereunder, or (D) of the commencement and termination of any period during which any Vessel is requisitioned.

(ii) Give Secured Party five (5) days written notice before any proposed (A) relocation of its principal place of business or chief executive office, (B) except as otherwise permitted in the Credit Agreement, change of its name or identity or conversion into another form of legal entity, (C) relocation of the place where its books and records concerning its accounts are kept, or (D) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in clause (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral, and will not make any of such changes unless all amendments to lien filings have been made that are necessary to continue and maintain the existence and priority of such Security Interests.

(iii) Together with each Compliance Certificate delivered pursuant to Section 6.02(a) of the Credit Agreement, deliver to Secured Party updated Annexes, if any of the information on the Annexes hereto is no longer correct in any material respect.

Debtor’s failure to give to Secured Party notices as required herein, or to fully describe the Collateral on any annex hereto, shall not impair Secured Party’s interest in the Collateral.

(e) Collateral in Trust. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that is chattel paper, instruments, Collateral Notes, Pledged Securities, or documents at any time received by Debtor and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any chattel paper, instruments, Collateral Notes, Pledged Securities, or documents so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).

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(f) Control. Execute all documents and take any action required by Secured Party in order for Secured Party to obtain “control” (as defined in the UCC) with respect to Collateral consisting of investment property, uncertificated Pledged Securities (with respect to which the execution of an Acknowledgement of Pledge shall be sufficient), and letter-of-credit rights. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify Secured Party thereof and, at the request of Secured Party, take such action as Secured Party may reasonably request to vest in Secured Party control under the UCC of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(g) Further Assurances. At Debtor’s expense and Secured Party’s request, (i) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (ii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests.

(h) Encumbrances. Not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral, other than Permitted Liens, and shall defend Debtor’s Rights in the Collateral and Secured Party’s Security Interest in, the Collateral against the claims and demands of all Persons except those holding or claiming Permitted Liens.

(i) Estoppel and Other Agreements and Matters. Upon the request of Secured Party, use commercially reasonable efforts to cause the landlord or lessor for each location where any of its inventory or equipment is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in such form as may be reasonably acceptable to Secured Party and its counsel.

(j) Fixtures. For any Collateral that is a fixture or an accession which has been attached to real estate or other goods prior to the perfection of the Security Interest, use commercially reasonable efforts to furnish to Secured Party, upon reasonable demand, a disclaimer of interest in each such fixture or accession and a consent in writing to the Security Interest of Secured Party therein, signed by all Persons having any interest in such fixture or accession by virtue of any interest in the real estate or other goods to which such fixture or accession has been attached.

(k) Certificates of Title. Upon the request of Secured Party, if certificates of title are issued or outstanding with respect to any of the Vehicles or other Collateral, cause the Security Interest to be properly noted thereon.

(l) Warehouse Receipts Non-Negotiable. If any warehouse receipt or receipt in the nature of a warehouse receipt is issued in respect of any of the Collateral, agree that such warehouse receipt or receipt in the nature thereof shall not be “negotiable” (as such term is used in Section 7-104 of the UCC), unless such warehouse receipt or receipt in the nature thereof is delivered to Secured Party.

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(m) Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner inconsistent with the provisions or requirements of any policy of insurance thereon or in any manner contrary to the standard of care typical in the industry for the operation and maintenance of such Collateral.

(n) Collateral Notes and Collateral Note Security. Without the prior written consent of Secured Party, after the occurrence of and during the continuation of an Event of Default, not (i) modify or substitute, or permit the modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security, or (ii) release any Collateral Note Security unless paid in full or otherwise specifically required by the terms thereof. Debtor shall promptly notify Secured Party of any extensions of or material amendments to any Collateral Notes.

(o) Securities. Except as otherwise permitted by the Credit Agreement, not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other Right with respect to, any of the Pledged Securities; to the extent any issuer of any Pledged Securities is controlled by Debtor and/or its Affiliates, not permit such issuer to issue any additional shares of stock or other securities in addition to or in substitution for the Pledged Securities, except issuances to Debtor on terms acceptable to Secured Party; pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Securities, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

(p) Partnerships/Limited Liability Companies and Partnership/Limited Liability Company Interests. (i) Comply in all material respects with each material requirement and condition set forth in the contracts and agreements creating or relating to any Partnership/Limited Liability Company, (ii) do or cause to be done all things necessary or appropriate to keep the Partnerships/Limited Liability Companies in full force and effect (except as otherwise permitted by the Credit Agreement) and the Rights of Debtor and Secured Party thereunder unimpaired, (iii) pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional Partnership/Limited Liability Company Interests of any Partnership/Limited Liability Company granted to Debtor as required pursuant to Section 6.17(a) of the Credit Agreement, (iv) deliver to Secured Party a fully-executed Acknowledgment of Pledge, substantially in the form of Annex C, for each Partnership/Limited Liability Company Interest constituting Collateral, if such Partnership/Limited Liability Company Interest represents an interest in a Subsidiary of Debtor, and (v) take any action requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Partnership/Limited Liability Company Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.

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(q) Marking of Chattel Paper. At the request of Secured Party, place a legend acceptable to Secured Party on all chattel paper, indicating that Secured Party has a security interest in the chattel paper.

(r) Modification of Accounts. In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts. Except in the ordinary course of business consistent with prudent business practices and industry standards, without the prior written consent of Secured Party, Debtor shall not, (i) grant any extension of time for any payment with respect to any such account, (ii) compromise, compound, or settle any such account for less than the full amount thereof, (iii) release, in whole or in part, any Person liable for payment of any such account, (iv) allow any credit or discount for payment with respect to any such account, other than trade discounts granted in the ordinary course of business, (v) release any Lien or guaranty securing any such account, or (vi) modify or substitute, or permit the modification or substitution of, any contract to which any of the Collateral which is any such account relates.

(s) Intellectual Property. Except to the extent not required in Debtor’s reasonable business judgment, (i) make federal applications on all of its unpatented but patentable inventions and all of its registrable but unregistered Copyrights and Trademarks, (ii) preserve and maintain its material rights in the Intellectual Property and protect the Intellectual Property from infringement, unfair competition, cancellation, or dilution by appropriate action necessary in Debtor’s reasonable business judgment, including, without limitation, the commencement and prosecution of legal proceedings to recover damages for infringement and to defend and preserve its rights in the Intellectual Property, (iii) not abandon any of the Intellectual Property necessary to the conduct of its business in the exercise of Debtor’s reasonable business judgment, (iv) give Secured Party prompt written notice if Debtor shall obtain Rights to or become entitled to the benefit of any Intellectual Property material to its business and not identified on Annex B-2 hereto, and (v) if a Default or Event of Default exists, use its commercially reasonable efforts to obtain any consents, waivers, or agreements necessary to enable Secured Party to exercise its rights and remedies with respect to the Intellectual Property.

(t) Control of Third Parties. Debtor shall not grant “control” (as defined in the UCC) with respect to any Deposit Account to any Person other than Secured Party and the bank with which the Deposit Account is maintained.

7. DEFAULT; REMEDIES. If an Event of Default exists, Secured Party may, at its election, exercise any and all Rights available to a secured party under the UCC and other applicable law, in addition to any and all other Rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Obligations, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Obligations any cash held by Secured Party under this Security Agreement, including, without limitation, any cash in the Cash Collateral Account (defined in Paragraph 8(h) hereof).

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(a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten (10) Business Days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this clause.

(b) Condition of Collateral; Warranties. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered affect adversely the commercial reasonableness of any sale of the Collateral.

(c) Compliance with Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

(d) Sales of Pledged Securities.

(i) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other Laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its Rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other Laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this Paragraph 7(d) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities Laws.

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(ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable Law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable Law. Upon any such sale Secured Party shall have the Right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or Right of Debtor of whatsoever kind, including any equity or Right of redemption of Debtor. Debtor, to the extent permitted by applicable Law, hereby specifically waives all Rights of redemption, stay, or appraisal which it has or may have under any Law now existing or hereafter enacted.

(iii) Debtor agrees that ten (10) days’ written notice from Secured Party to Debtor of Secured Party’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered to sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.

(iv) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at Law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

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(v) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable Law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other Rights or remedies provided Secured Party hereunder or under applicable Law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding Debtor and its Subsidiaries available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.

(e) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral in accordance with the terms and conditions of the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligations in full, Debtor shall remain liable for any deficiency.

(f) Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

8. OTHER RIGHTS OF SECURED PARTY.

(a) Performance. If Debtor fails to keep the Collateral in good repair, working order, and condition, as required by the Loan Documents, or fails to pay when due all Taxes on any of the Collateral in the manner required by the Loan Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the Loan Documents, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Obligations.

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(b) Collection. If an Event of Default exists and upon notice from Secured Party, each Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other distributions with respect to the Pledged Securities and Partnership/Limited Liability Company Interests, payments on Collateral Notes, insurance proceeds payable by reason of loss or damage to any of the Collateral, or payments or distributions with respect to Deposit Accounts) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon; provided, that as between Debtor and Secured Party, insurance proceeds or other amounts payable by reason of casualty or condemnation shall be subject to the requirements of the Credit Agreement applicable to Dispositions, including Section 2.03(b) thereof. Subject to Paragraph 8(f) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. If an Event of Default exists, Secured Party shall have the Right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If an Event of Default exists and any Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Obligor shall be a full and complete release, discharge, and acquittance to such Obligor, to the extent of any amount so paid to Secured Party.

(c) Intellectual Property. For purposes of enabling Secured Party to exercise its Rights and remedies under this Security Agreement and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to use, license, or sublicense any of the Intellectual Property. Debtor shall provide Secured Party with reasonable access to all media in which any of the Intellectual Property may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Secured Party. Upon the occurrence and during the

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continuation of an Event of Default, Secured Party may require that Debtor assign all of its Right, title, and interest in and to the Intellectual Property or any part thereof to Secured Party or such other Person as Secured Party may designate pursuant to documents satisfactory to Secured Party. If no Default or Event of Default exists, Debtor shall have the exclusive, non-transferable Right and license to use the Intellectual Property in the ordinary course of business and the exclusive Right to grant to other Persons licenses and sublicenses with respect to the Intellectual Property for full and fair consideration.

(d) Record Ownership of Securities. If an Event of Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting Rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement.

(e) Voting of Securities. As long as no Event of Default exists, Debtor is entitled to exercise all voting Rights pertaining to any Pledged Securities and Partnership/Limited Liability Company Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Security Agreement or any other Loan Document, or (y) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral, to the extent any such amendment, modification or a waiver results in a material adverse effect on the value of the Collateral or any part thereof; and provided further, that Debtor shall give Secured Party at least five (5) Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual Rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If an Event of Default exists and if Secured Party elects to exercise such Right, the Right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full.

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(f) Certain Proceeds. Notwithstanding any contrary provision herein, any and all:

(i) dividends, interest, or other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral;

(ii) dividends, interest, or other distributions hereafter paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution, or in connection with a reduction of capital, capital surplus, or paid-in-surplus;

(iii) cash paid, payable, or otherwise distributed in redemption of, or in exchange for, any Collateral; and

(iv) dividends, interest, or other distributions paid or payable in violation of the Loan Documents;

shall be part of the Collateral hereunder, and shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party’s instructions) to be held subject to the terms of this Security Agreement (provided, that insurance proceeds or any other amounts payable as a result of casualty or condemnation shall be governed by the terms of the Credit Agreement applicable to Dispositions, including Section 2.03(b) thereof). Any cash Collateral in the possession of Secured Party may be invested by Secured Party in time deposits or certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody’s and S&P of P-1 and A-1+, respectively, or in Cash Equivalents, as Secured Party may choose. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral.

(g) Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other Rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Default Rate until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Obligations. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve Rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not an Event of Default exists.

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(h) Cash Collateral Account. If an Event of Default exists and is continuing, Secured Party shall have, and Debtor hereby grants to Secured Party, the Right and authority to transfer all funds on deposit in the Deposit Accounts subject to a Control Agreement delivered in connection with the Existing Credit Agreement to a Cash Collateral Account (herein so called) maintained with Secured Party or with a depository institution acceptable to Secured Party and subject to the exclusive direction, domain, and control of Secured Party, and no disbursements or withdrawals shall be permitted to be made by Debtor from such Cash Collateral Account. Such Cash Collateral Account shall be subject to the Security Interest and Liens in favor of Secured Party herein created, and Debtor hereby grants a security interest to Secured Party on behalf of Lenders in and to, such Cash Collateral Account and all checks, drafts, and other items ever received by Debtor for deposit therein. Furthermore, if an Event of Default exists, Secured Party shall have the Right, at any time in its discretion without notice to Debtor, (i) to transfer to or to register in the name of Secured Party or any Lender or nominee any certificates of deposit or deposit instruments constituting Deposit Accounts and shall have the Right to exchange such certificates or instruments representing Deposit Accounts for certificates or instruments of smaller or larger denominations, and (ii) to take and apply against the Obligations any and all funds then or thereafter on deposit in the Cash Collateral Account or otherwise constituting Deposit Accounts.

(i) Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and Right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default, without notice to or the consent of Debtor:

(i) to transfer any and all funds on deposit in the Deposit Accounts to the Cash Collateral Account as set forth herein;

(ii) to receive, endorse, and collect any drafts or other instruments or documents in connection with clause (b) above and this clause (ii);

(iii) to use the Intellectual Property or to grant or issue any exclusive or non-exclusive license under the Intellectual Property to anyone else, and to perform any act necessary for the Secured Party to assign, pledge, convey, or otherwise transfer title in or dispose of the Intellectual Property to any other Person;

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(iv) to demand, sue for, collect, or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;

(v) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;

(vi) to notify post office authorities to change the address for delivery of Debtor to an address designated by Secured Party and to receive, open, and dispose of mail addressed to Debtor; and

(vii) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct, (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral, (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral, (D) to commence and prosecute any suit, action, or proceeding at Law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other Right in respect of any Collateral, (E) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral, (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate, (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine, (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral, (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral, (J) to endorse Debtor’s name on all applications, documents, papers, and instruments necessary or desirable in order for Secured Party to use or maintain any of the Intellectual Property, (K) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance), (L) to execute on behalf of Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all Rights included in the Collateral, and (M) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s security interest therein.

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This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the Rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or Law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.

(j) Purchase Money Collateral. To the extent that Secured Party or any Lender has advanced or will advance funds pursuant to the Credit Agreement to or for the account of Debtor to enable Debtor to purchase or otherwise acquire Rights in Collateral, Secured Party or such Lender, at its option, may pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such Rights, or (ii) to Debtor, in which case Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.

(k) Subrogation. If any of the Obligations are given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the Rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.

(l) INDEMNIFICATION. DEBTOR HEREBY ASSUMES ALL LIABILITY FOR THE COLLATERAL, FOR THE SECURITY INTEREST, AND FOR ANY USE, POSSESSION, MAINTENANCE, AND MANAGEMENT OF, ALL OR ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY TAXES ARISING AS A RESULT OF, OR IN CONNECTION WITH, THE TRANSACTIONS CONTEMPLATED HEREIN, AND AGREES TO ASSUME LIABILITY FOR, AND TO INDEMNIFY AND HOLD SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST, ANY AND ALL CLAIMS, CAUSES OF ACTION, OR LIABILITY, FOR INJURIES TO OR DEATHS OF PERSONS AND DAMAGE TO PROPERTY, HOWSOEVER ARISING FROM OR INCIDENT TO SUCH USE, POSSESSION, MAINTENANCE, AND MANAGEMENT, WHETHER SUCH PERSONS BE AGENTS OR EMPLOYEES OF DEBTOR OR OF THIRD PARTIES, OR SUCH DAMAGE BE TO PROPERTY OF DEBTOR OR OF OTHERS. DEBTOR AGREES TO INDEMNIFY, SAVE, AND HOLD SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER HARMLESS FROM AND AGAINST, AND COVENANTS TO DEFEND SECURED PARTY, THE ADMINISTRATIVE AGENT AND EACH LENDER AGAINST, ANY AND ALL LOSSES, DAMAGES, CLAIMS, COSTS, PENALTIES, LIABILITIES, AND EXPENSES (COLLECTIVELY, “CLAIMS”), INCLUDING, WITHOUT LIMITATION, COURT COSTS AND ATTORNEYS’ FEES, AND ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF SECURED PARTY, THE ADMINISTRATIVE AGENT OR ANY LENDER, OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, HOWSOEVER ARISING OR INCURRED BECAUSE OF, INCIDENT TO, OR WITH RESPECT TO COLLATERAL OR ANY USE, POSSESSION, MAINTENANCE, OR MANAGEMENT THEREOF; PROVIDED, HOWEVER, THAT THE INDEMNITY SET FORTH IN THIS PARAGRAPH 8(l) WILL NOT APPLY TO CLAIMS CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SECURED PARTY, THE ADMINISTRATIVE AGENT OR ANY LENDER.

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9. MISCELLANEOUS.

(a) Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Lenders and the L/C Issuer to make Credit Extensions under the Loan Documents, termination of all Letters of Credit and the payment in full of the Obligations (except as otherwise provided in Section 10.01(e) of the Credit Agreement with respect to Obligations under Lender Hedging Agreements); and (ii) inure to the benefit of and be enforceable by Secured Party, Lenders, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (ii), Secured Party and Lenders may assign or otherwise transfer any of their respective Rights under this Security Agreement to any other Person in accordance with the terms and provisions of Section 10.07 of the Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the Rights and benefits in respect thereof granted herein or otherwise to Secured Party or Lenders, as the case may be. Upon payment in full of the Obligations, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.

(b) Reference to Miscellaneous Provisions. This Security Agreement is one of the “Loan Documents” referred to in the Credit Agreement, and all provisions relating to Loan Documents set forth in Article X of the Credit Agreement (including, without limitation, Section 10.10 therein) are incorporated herein by reference, the same as if set forth herein verbatim.

(c) Term; Release of Liens. Upon the satisfaction of the conditions set forth in Section 10.01(e) of the Credit Agreement, the Collateral Agent shall release the liens created by this Security Agreement in accordance with Section 10.01(d) of the Credit Agreement; provided that no Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Obligations is received by such Obligor. At such time as the Liens created by this Security Agreement are to be released pursuant to this paragraph, Secured Party shall, at the request and expense of Debtor following such termination, promptly deliver to Debtor any Collateral held by the Secured Party hereunder, and promptly execute and deliver to such Debtor such documents and instruments as Debtor shall reasonably request to evidence such termination and release as provided in the Credit Agreement. In addition, if any of the Collateral shall be sold, transferred, assigned or otherwise disposed of by Debtor in a transaction permitted by the Credit Agreement, then the Secured Party, at the request and expense of Debtor, shall promptly execute and deliver releases as provided in the Credit Agreement.

(d) Actions Not Releases. The Security Interest and Debtor’s obligations and Secured Party’s Rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Obligations; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Obligations; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan

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Documents without the notification or consent of Debtor, except as required therein (the Right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Obligations, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Obligations, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Obligations; (vii) any failure of Secured Party or any Lender to notify Debtor of any renewal, extension, or assignment of the Obligations or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party or any Lender against Debtor or any new agreement between or among Secured Party or one or more Lenders and Debtor, it being understood that except as expressly provided herein, neither Secured Party nor any Lender shall be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Obligations, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Obligations against any party obligated with respect thereto by reason of the fact that the Obligations, or the interest paid or payable with respect thereto, exceeds the amount permitted by Law, the act of creating the Obligations, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable Laws or for any other reason Secured Party or any Lender is required to refund such payment or pay the amount thereof to someone else.

(e) Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable Law, Debtor waives (i) any Right to require Secured Party or any Lender to proceed against any other Person, to exhaust its Rights in Collateral, or to pursue any other Right which Secured Party or any Lender may have, (ii) with respect to the Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate, and (iii) all Rights of marshaling in respect of any and all of the Collateral.

(f) Financing Statement; Authorization. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial or other financing statements and amendments thereto (without the requirement for Debtor’s signature thereon) that (i) indicate the Collateral (A) as “all assets of Debtor”, or words of similar effect; regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral hereunder, or (B) as being of an equal

Exhibit F-3 – Page 26

or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including (A) whether Debtor is an organization, the type of organization, and any organization identification number issued to Debtor, and (B) in the case of a financing statement filed as a fixture filing or indicating Collateral as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates. Debtor agrees to furnish any such information to Secured Party promptly upon request.

(g) Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.

(h) Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart.

(i) Parties Bound; Assignment. This Security Agreement shall be binding on Debtor and Debtor’s heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party’s successors and assigns.

(i) Secured Party is the agent for each Lender under the Credit Agreement, the Security Interest and all Rights granted to Secured Party hereunder or in connection herewith are for the ratable benefit of each Lender, and Secured Party may, without the joinder of any Lender, exercise any and all Rights in favor of Secured Party or Lenders hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The Rights of each Lender vis-a-vis Secured Party and each other Lender may be subject to one or more separate agreements between or among such parties, but Debtor need not inquire about any such agreement or be subject to any terms thereof unless Debtor specifically joins therein; and consequently, neither Debtor nor Debtor’s heirs, personal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.

(ii) Debtor may not, without the prior written consent of Secured Party, assign any Rights, duties, or obligations hereunder.

(j) GOVERNING LAW. THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAW RULES OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW) AND APPLICABLE FEDERAL LAW; AND THE SECURED PARTY AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

Exhibit F-3 – Page 27

(k) All notices given pursuant hereto shall be given in the manner set forth in the Credit Agreement, if to Secured Party, to the address of Secured Party therein set forth and if to Debtor, to the following address:

[Name of Subsidiary]

4200 Stone Road

Kilgore, TX 75662

Attn: Robert D. Bondurant

Chief Financial Officer

Telephone: (903) 983-6250

Facsimile: (903) 983-6403

(l) [Amendment and Restatement. Debtor and Secured Party acknowledge that this Security Agreement amends and restates that certain [Pledge and Security Agreement] dated as of [                    ], 20    , executed by Debtor in favor of Royal Bank of Canada, as Collateral Agent (the “Existing Security Agreement”)]. All liens, claims, rights, titles, interests and benefits created and granted by the Existing Security Agreement shall continue to exist, remain valid and subsisting, shall not be impaired or released hereby, shall remain in full force and effect and are hereby renewed, extended, carried forward and conveyed as security for the Obligations.

(m) Non-Liability of Secured Parties. Secured Party shall not have any fiduciary responsibilities to Debtor; and no provision in this Security Agreement or in any of the other Loan Documents, and no course of dealing between or among any of the parties hereto, shall be deemed to create any fiduciary duty owing by Secured Party to Debtor, or any Subsidiary of any Debtor. Secured Party undertakes no responsibility to Debtor to review or inform Debtor of any matter in connection with any phase of any Debtor’s business or operations.

(n) Severability of Provisions. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions or affecting the validity or enforceability of such provision in any other jurisdiction.

(o) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Exhibit F-3 – Page 28

EXECUTED as of the date first stated in this Security Agreement.

,
a , as Debtor

By:
Name:
Title:

SIGNATURE PAGE TO THIRD AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT

(Subsidiary)

ANNEX A TO SECURITY AGREEMENT

DEBTOR INFORMATION AND LOCATION OF COLLATERAL

[To be Provided]

Exact Legal Name of Debtor:

Mailing Address of Debtor:

Type of Entity:

Jurisdiction of Organization:

State Issued Organizational Identification Number:

Tax ID Number:

Location of Books and Records:

Location of Inventory with Fair Market Value in Excess of $1,000,000:

Location of Equipment with Fair Market Value in Excess of $1,000,000:

Location of Real Property:

Jurisdiction for Filing Financing Statements:

Exhibit F-3 – Annex A

ANNEX B-1 TO SECURITY AGREEMENT

Article XIII COLLATERAL DESCRIPTIONS

[To be Provided]

A.	Collateral Notes and Collateral Note Security:

B.	Pledged Shares:

C.	Partnerships and Limited Liability Companies and Partnership/Limited Liability Company Agreements:

D.	Commercial Tort Claims:

E.	Deposit Accounts (including name of bank, address and account number):

F.	Commodity Accounts (including name of bank, address and account number):

G.	Securities Accounts (including name of bank, address and account number):

Exhibit F-3 – Annex B-1

ANNEX B-2 TO SECURITY AGREEMENT

Article XIV INTELLECTUAL PROPERTY

[To be Provided]

1.	Registered Copyrights and Copyright Applications:

2.	Issued Patents and Patent Applications:

3.	Registered Trademarks and Trademark Applications:

Exhibit F-3 – Annex B-2

Article XV ANNEX B-3 TO SECURITY AGREEMENT

Article XVI MATERIAL AGREEMENTS; DEFAULTS

[To be Provided]

Defaults or Potential Defaults under Material Agreements

Exhibit F-3 – Annex B-3

Article XVII ANNEX B-4 TO SECURITY AGREEMENT

Article XVIII VESSELS

[To be Provided]

Exhibit F-3 – Annex B-4

ANNEX C TO SECURITY AGREEMENT

ACKNOWLEDGMENT OF PLEDGE

PARTNERSHIP/LIMITED LIABILITY COMPANY:                                 (the “Company”)

INTEREST OWNER:                                  (the “Interest Owner”)

SECURITY AGREEMENT: Amended and Restated Pledge and Security Agreement dated as of March 28, 2013 (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”)

DATE:

BY THIS ACKNOWLEDGMENT OF PLEDGE dated as of the date first above written, the Company hereby acknowledges the pledge in favor of Royal Bank of Canada (“Pledgee”), in its capacity as Collateral Agent for certain Lenders (as defined in the Security Agreement) and as Secured Party under the Security Agreement, against, and a security interest in favor of Pledgee in, all of the Interest Owner’s rights in connection with any equity interest in the Company now and hereafter owned by the Interest Owner (“Company Interest”).

A. Pledge Records. The Company has identified Pledgee’s interest in all of the Interest Owner’s right, title, and interest in and to all of the Interest Owner’s Company Interest as subject to a pledge and security interest in favor of Pledgee in the Company’s books and records.

B. Company Distributions, Accounts, and Correspondence. The Company hereby acknowledges that (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including, without limitation, upon the termination, liquidation, and dissolution of the Company, shall be paid and remitted to the Pledgee upon demand, (ii) all funds in deposit accounts held for the account of, or otherwise payable to, the Interest Owner shall be held for the benefit of Pledgee, and (iii) all future correspondence, accountings of distributions, and tax returns of the Company shall be provided to the Pledgee. The Company acknowledges and accepts such direction and hereby agrees that it shall, upon the written demand by the Pledgee, pay directly to the Pledgee to its offices as shall be specified by the Pledgee any and all distributions, income, and cash flow arising from the Company Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the organizational documents of the Company. The Pledgee may from time to time notify the Company of any change of address to which such amounts are to be paid.

Remainder of Page Intentionally Blank.

Signature Page to Follow.

Exhibit F-3 – Annex C

EXECUTED as of the date first stated in this Acknowledgment of Pledge.

[PARTNERSHIP/LIMITED LIABILITY COMPANY]

By:	,
as [General Partner] [Manager]

By:
Name:
Title:

Exhibit F-3 – Annex C

EXHIBIT G

FORM OF AMENDED AND RESTATED MASTER CONSENT TO ASSIGNMENT

March 28, 2013

Each of the undersigned (each, a “Martin Counterparty”) acknowledges that each Debtor (as such term is herein defined), for the purpose of securing obligations of Debtors incurred pursuant to the Credit Agreement hereinafter referenced, has collaterally assigned or may in the future collaterally assign to Royal Bank of Canada, as collateral agent (together with its successors and assigns in such capacity, the “Collateral Agent”), all of such Debtor’s right, title, interest, claim and demand in, under and to the Assigned Agreements (as such term is herein defined), and all accounts and general intangibles consisting of, relating to or otherwise arising out of such Debtor’s right, title, interest, claim, and demand in and to all of such Debtor’s rights to payment of every kind under and by virtue of the Assigned Agreements. Each Martin Counterparty further acknowledges that the rights and interests of Debtors to receive proceeds under the Assigned Agreement to which each of the undersigned is party, as applicable, together with any security interests securing the payment thereof, have been pledged to the Collateral Agent as collateral for the Obligations of Debtors to the Collateral Agent, for the benefit of the Lenders and the Lender Swap Parties.

As a condition to the Lenders extending credit as contemplated by the Credit Agreement, the Collateral Agent and the Lenders have required the execution and delivery of this Amended and Restated Master Consent to Assignment (this “Consent”). Accordingly, each of the undersigned agrees as follows:

1.	Definitions.

(a)	The following capitalized terms shall have the meanings set forth below:

“Affiliate Agreements” has the meaning set forth in Section 2(c) herein.

“Assigned Agreements” means each of the agreements described on Exhibit A attached hereto, as the same may be amended or replaced from time to time.

“Credit Agreement” means the Third Amended and Restated Credit Agreement dated as of March 28, 2013, among Martin Operating Partnership L.P. (the “Borrower”), Martin Midstream Partners L.P. (the “MLP”), Royal Bank of Canada, as Administrative Agent and as Collateral Agent, and the lenders from time to time parties thereto, as the same may from time to time be amended, restated, extended, supplemented or otherwise modified in writing.

“Debtor” means each of the MLP, the Borrower, and each of their respective Subsidiaries.

Exhibit G – Page 1

(b) All capitalized terms used but not defined herein shall have the meaning set forth in the Credit Agreement.

2. Consent to Assignment.

(a) Each Martin Counterparty (i) agrees and consents to the collateral assignment by each Debtor to the Collateral Agent of such Debtor’s rights under the Assigned Agreement to which it is party, (ii) subject to the terms of the Assigned Agreements, agrees to perform its respective obligations under each Assigned Agreement to which it is a party, and (iii) agrees, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement and receipt of notice thereof from the Collateral Agent, to deliver any proceeds which any Debtor is entitled to receive under the applicable Assigned Agreement to which such Martin Counterparty is a party directly to the Collateral Agent.

(b) Martin Resource Management Corporation, a Texas corporation (“Martin Resource”), (i) agrees and consents to the grant of a pledge and security interest by each Debtor party thereto of such Debtor’s rights and claims under the Omnibus Agreement dated as of November 1, 2002, by and among Martin Resource, Martin Midstream GP LLC, Martin Midstream Partners L.P., and Martin Operating Partnership L.P., as amended by such parties pursuant to Amendment No. 1 to the Omnibus Agreement dated as of November 24, 2009 (as amended and as the same may be further amended, the “Omnibus Agreement”), provided, that in no event shall the foregoing agreement and consent be deemed a consent to any assignment through foreclosure or otherwise of the Omnibus Agreement or any other transfer of the Omnibus Agreement, which consent is hereby reserved to Martin Resource in its sole discretion, and (ii) subject to the terms of the Omnibus Agreement, (A) agrees to perform its obligations under the Omnibus Agreement, and (B) agrees, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement and receipt of notice thereof from the Collateral Agent, to deliver any proceeds which any Debtor is entitled to receive under the Omnibus Agreement directly to the Collateral Agent.

(c) Each Martin Counterparty (i) agrees and consents to the grant of a pledge and security interest by each Debtor party thereto of each such Debtor’s rights and claims under agreements hereafter entered into by each such Debtor and a Martin Counterparty (collectively, the “Affiliate Agreements”), provided, that in no event shall the foregoing agreement and consent be deemed a consent to any assignment through foreclosure or otherwise of such Affiliate Agreements or any other transfer thereof, which consent is hereby reserved to each Martin Counterparty, as applicable, in its sole discretion, and (ii) subject to the terms of the Affiliate Agreement, (A) agrees to perform its obligations under the Affiliate Agreement, as applicable, and (B) agrees, upon the occurrence and during the continuance of an Event of Default under the Credit Agreement and receipt of notice thereof from the Collateral Agent, to deliver any proceeds which any Debtor is entitled to receive under such Affiliate Agreement to which it is party directly to the Collateral Agent.

Exhibit G – Page 2

3. Assigned Agreements and Omnibus Agreement.

(a) Each Martin Counterparty (i) represents and warrants as of the date hereof that (A) each Assigned Agreement to which it is a party is presently in full force and effect, (B) there have been no amendments or modifications to each Assigned Agreement to which it is a party, and (C) there are no defaults on the part of such Martin Counterparty under the Assigned Agreement to which it is party, and (ii) confirms that as of the date hereof (A) it is not aware of any sale or assignment or grants of security or other interests in the Assigned Agreement to which it is a party by any Debtor, other than with respect to liens granted in connection with the Credit Agreement, (B) it has no knowledge of any default under any Assigned Agreement to which it is a party on the part of any Debtor party thereto, and (C) it has no knowledge of any event that has occurred that would constitute a default under the Assigned Agreement to which such Martin Counterparty is party upon the giving of notice or the lapse of time or both.

(b) Martin Resource (i) represents and warrants as of the date hereof that (A) the Omnibus Agreement is presently in full force and effect, (B) there have been no amendments or modifications to the Omnibus Agreement, and (C) there are no defaults on the part of Martin Resource under the Omnibus Agreement, and (ii) confirms that as of the date hereof (A) it is not aware of any sale or assignment or grants of security or other interests in the Omnibus Agreement by (1) any Debtor, other than with respect to liens granted in connection with the Credit Agreement, and (2) Martin Resource, except for liens in favor of Regions Bank, as administrative agent under that certain Amended and Restated Credit and Security Agreement dated as of March 27, 2012, among Martin Resource, certain of its Subsidiaries, Regions Bank, as administrative agent, and the financial institutions from time to time party thereto, as the same may be renewed, extended, amended or restated from time to time, (B) it has no knowledge of any default under the Omnibus Agreement on the part of any Debtor party thereto, and (C) it has no knowledge of any event that has occurred that would constitute a default under the Omnibus Agreement upon the giving of notice or the lapse of time or both.

4. Foreclosure. Each Martin Counterparty agrees that in the event that the Collateral Agent exercises its rights to foreclose on all or any part of the interest of a Debtor in and to any Assigned Agreement(s) to which it is a party, or upon a transfer of the Assigned Agreements by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including the Collateral Agent if it is such purchaser or transferee, being herein called “New Owner”), such applicable Assigned Agreement(s) shall continue in full force and effect as a direct agreement between the applicable Martin Counterparty and New Owner; provided, that the Assigned Agreements are otherwise in full force and effect and in all cases subject to the terms, covenants, conditions and agreements set forth in the applicable Assigned Agreement(s); and provided further, that (x) the Collateral Agent or other New Owner shall first cure all outstanding defaults of Debtor under the applicable Assigned Agreement, and (y) the New Owner is approved by the Martin Counterparty who is a party to the applicable Assigned Agreement. Each Martin Counterparty agrees that it shall give such approval if the New Owner has industry experience and its financial condition is acceptable to the Martin Counterparty acting in good faith and in a commercially reasonable manner, and such New Owner assumes the obligations of the applicable Martin Counterparty under the applicable Assigned Agreement(s) pursuant

Exhibit G – Page 3

to an assumption agreement reasonably satisfactory to the Martin Counterparty; provided, however, that in no event shall the New Owner be: (x) liable for any act, omission, default, misrepresentation, or breach of warranty by any Debtor, nor shall New Owner be liable for any Debtor’s obligations accruing prior to New Owner’s assumption of the applicable Assigned Agreement(s), other than the obligations to cure all outstanding defaults of Debtor under the applicable Assigned Agreement as set forth in clause (x) of the second proviso of the preceding sentence; (y) subject to any offset, defense, claim or counterclaim which any Debtor might be entitled to assert against any previous counterparty (including a Martin Counterparty); or (z) bound by any amendment or modification of an Assigned Agreement made in contravention of the terms of the Credit Agreement, unless any such amendment or modification has been consented to or waived by the Collateral Agent.

5. Collateral Access. To the extent that any Debtor’s property constituting Collateral is located at, on or in any property of a Martin Counterparty subject to an Assigned Agreement, such Martin Counterparty agrees that after the occurrence and during the continuance of an Event of Default, such Martin Counterparty party to any such Assigned Agreement shall permit the Collateral Agent to have access to such Collateral during normal business hours to prepare and show the Collateral for sale and/or conduct a sale thereof, or remove the Collateral from such locations; provided, that such sale or removal of the Collateral is completed within a commercially reasonable period of time (not to exceed ninety (90) days); and provided further, that the applicable Martin Counterparty is paid a commercially reasonable rental rate during such period. In addition, such occupancy shall otherwise be subject to and in accordance with the terms of the applicable Assigned Agreement.

6. Subordination. Each Martin Counterparty agrees that to the extent that it has a lien in or on, or a possessory right to, any Collateral located on any property of a Martin Counterparty subject to an Assigned Agreement, whether such lien or other right arises by reason of unpaid transportation or storage charges or otherwise, each Martin Counterparty subordinates such lien in favor of the liens and security interests held by the Collateral Agent to secure the Obligations under the Credit Agreement; provided however, that in no event shall such subordination prevent any Martin Counterparty from (x) exercising any other right or remedy it may have under any Assigned Agreement (other than any rights relating to liens in favor of such Martin Counterparty provided for in the applicable Assigned Agreement, which liens are expressly subordinated in favor of the liens and security interests held by Collateral Agent, as provided herein), including, but not limited to, any right to terminate any such Assigned Agreement, or (y) receiving or enforcing its right to receive payments under the Assigned Agreements (other than through the enforcement of liens in favor of such Martin Counterparty provided for in the applicable Assigned Agreement) or under this Consent, including, but not limited to, any payments to be made under Paragraphs 4 and 5 hereof.

7. Notices. Each Martin Counterparty agrees that it will send to the Administrative Agent a copy of each written notice delivered by such Martin Counterparty to any Debtor which relates to any alleged default under the Assigned Agreement to which the undersigned is party. Such copy shall be delivered to the Administrative Agent at:

Exhibit G – Page 4

Royal Bank of Canada

Agency Services Group

4th Floor

20 King Street West

Toronto, Ontario M5H 1C4

Attention: Manager

Telephone No.: (416) 842-3901

Facsimile No.: (416) 842-4023

8. Right to Cure. Each of the Administrative Agent and the Collateral Agent (each, an “Agent”), at its option, shall have the right to perform any of Debtors’ responsibilities under the Assigned Agreements, the Omnibus Agreement, and the Affiliate Agreements (subject, in each case, to the terms of the applicable agreement), and shall have at least thirty (30) days to cure any default thereunder after notice to the Administrative Agent of such default. Subject to the provisions of Paragraphs 4 and 5 of this Consent, neither Agent shall have any obligation to perform Debtor’s obligations under the Assigned Agreements, the Omnibus Agreement, or the Affiliate Agreements unless such obligations are expressly assumed in writing by an instrument executed by such Agent.

9. Amendments to Credit Agreements and Related Loan Documents. The Administrative Agents, the Collateral Agent and the Lenders may enter into renewals and extensions of, amendments to, and waivers under, the Credit Agreement and other Loan Documents as therein defined without the consent of any Martin Counterparty that is not a party to such Loan Document.

10. Amendments. Any provision of this Consent may be amended or waived if, and only if, such amendment or waiver is in writing and signed by each of the undersigned and the Administrative Agent.

11. Counterparts. This Consent may be signed in any number of counterparts, each of which shall be an original, and all of which taken together shall constitute a single agreement, with the same effect as if the signatories thereto and hereto were upon the same instrument. This Consent shall become effective when executed by each of the parties listed on the signature pages hereof.

12. Binding Effect. This Consent shall be binding upon each of the undersigned and their permitted successors and assigns, and shall inure to the benefit of the Administrative Agent, the Collateral Agent, the Lenders and their respective successors and assigns. This Consent shall be governed by, and construed in accordance with, the laws of the state of New York and applicable United States federal law.

Remainder of Page Intentionally Blank.

Signature Page(s) to Follow.

Exhibit G – Page 5

EXECUTED as of the date first written above.

MARTIN RESOURCE MANAGEMENT
CORPORATION

By:
Name:
Title:

MARTIN TRANSPORT, INC.

By:
Name:
Title:

MARTIN PRODUCT SALES LLC

By:
Name:
Title:

MARTIN UNDERGROUND STORAGE, INC.

By:
Name:
Title:

MARTIN ENERGY SERVICES LLC

By:
Name:
Title:

Exhibit G – Page 6

Acknowledged by:

ROYAL BANK OF CANADA,

as Administrative Agent and as Collateral Agent

By:
Name:
Title:

Exhibit G – Page 8

EXHIBIT A

Assigned Agreements

1.	Marine Fuel Agreement dated November 1, 2002 between Martin Energy Services LLC and the Borrower.

2.	Amended and Restated Terminal Services Agreement dated October 27, 2004, effective July 1, 2004 between the Borrower and Martin Energy Services LLC.

3.	Lubricants & Drilling Fluids Terminal Services Agreement dated December 23, 2003 between Martin Energy Services LLC and the Borrower.

4.	Marine Transportation Agreement dated January 1, 2006 between the Borrower and Martin Resource Management Corporation.

5.	Lease Agreement (Arcadia Iso-Butane Storage Well) dated February 1, 2006 between Martin Underground Storage, Inc. and the Borrower.

6.	Lease Agreement (Arcadia Butane Storage Well dated April 1, 2006 between Martin Underground Storage, Inc. and the Borrower.

7.	Terminalling Services Agreement (GSAC–S. Houston) dated August 18, 2006 between the Borrower and Martin Product Sales LLC.

8.	Terminalling Services Agreement (Prime) dated October 4, 2006 between the Borrower and Martin Product Sales LLC.

9.	Motor Carrier Agreement dated January 1, 2006 between the Borrower and Martin Transport, Inc.

10.	Ground Lease Agreement (Spindletop) dated March 1, 2007 between the Borrower and Martin Transport, Inc.

11.	Amended and Restated Sales Agency Agreement dated August 1, 2008 between the Borrower and Martin Product Sales LLC.

12.	Terminalling Services Agreement (Monarch) dated October 2, 2007 between the Borrower and Martin Product Sales LLC.

13.	Terminalling Services Agreement for hot oil tanks at Stanolind and Neches dated April 1, 2008 between the Borrower and Martin Product Sales LLC.

14.	Amended and Restated Tolling Agreement dated August 1, 2012 between the Borrower and Cross Oil Refining & Marketing, Inc.

Exhibit G – Page 9

15.	Bareboat Charter for M6000 dated December 30, 2009 between the Borrower and Martin Energy Services LLC.

16.	Terminalling Services Agreement dated July 1, 2010 between the Borrower and Martin Product Sales LLC.

17.	Terminalling Services Agreement Deep Draft Throughput at Jackson City, MS and Mobile City, AL) dated April 1, 2009 between the Borrower and Martin Energy Services LLC.

18.	Storage and Services Agreement dated November 1, 2010 between the Borrower and Martin Product Sales LLC.

19.	Fully Found Charter (MV Laforce & M-6000) dated December 22, 2010 between Martin Energy Services LLC & the Borrower.

20.	Terminalling Services Agreement (storage & throughput for petroleum products) dated January 31, 2011 between the Borrower and Martin Energy Services LLC.

21.	Terminalling Services Agreement (#2 diesel fuel) dated January 31, 2011 between the Borrower and Martin Energy Services LLC.

22.	Crude Oil Handling Agreement dated October 1, 2011 between Cross Oil Refining & Marketing, Inc. and the Borrower.

23.	Supply Agreement dated October 2, 2012 between the Borrower and Cross Oil Refining & Marketing, Inc.

24.	Purchase Price Reimbursement Agreement dated October 2, 2012 between Martin Resource Management Corporation for the benefit of the Borrower.

25.	Terminal Services Agreement (#2 Diesel Fuel) dated December 31, 2012 between Talen’s Marine & Fuel LLC and Martin Energy Services LLC.

26.	Terminalling Services Agreement (storage & throughput for petroleum products) dated December 31, 2012 between Talen’s Marine & Fuel LLC and Martin Energy Services LLC.

27.	Marine Transportation Agreement dated December 31, 2012 between Talen’s Marine & Fuel LLC and Martin Energy Services LLC.

Exhibit G – Page 10

EXHIBIT H-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

1. Reference is made to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), Martin Midstream Partners L.P., a Delaware limited partnership (the “MLP”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

2. Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

3.	Date: , 20[ ]

Exhibit H-1 – Page 1

EXHIBIT H-2

4.

5. FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

6. Reference is made to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), Martin Midstream Partners L.P., a Delaware limited partnership (the “MLP”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

7. Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (b) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (c) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (d) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

8.	Date: , 20[ ]

Exhibit H-2 – Page 1

9. EXHIBIT H-3

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

10. Reference is made to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), Martin Midstream Partners L.P., a Delaware limited partnership (the “MLP”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

11. Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the participation in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such participation, (c) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender, and (b) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:

12.	Date: , 20[ ]

Exhibit H-3 – Page 1

13. EXHIBIT H-4

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

14. Reference is made to that certain Third Amended and Restated Credit Agreement dated as of March 28, 2013 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Martin Operating Partnership L.P., a Delaware limited partnership (the “Borrower”), Martin Midstream Partners L.P., a Delaware limited partnership (the “MLP”), Royal Bank of Canada, as Administrative Agent and Collateral Agent, and the Lenders from time to time party thereto.

15. Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (a) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (b) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (c) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (d) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (e) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the Administrative Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (a) an IRS Form W-8BEN or (b) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (a) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent, and (b) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:

Date:             , 20[    ]

Exhibit H-4 – Page 1